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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

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                            HUNTSMAN COMPANY LLC AND

                        THE OTHER BORROWERS NAMED HEREIN

                                  $275,000,000

                           REVOLVING CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2002

                                      WITH

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            AS ADMINISTRATIVE AGENT,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              AS COLLATERAL AGENT,

                          DEUTSCHE BANK SECURITIES INC.

                                AS BOOK MANAGER,

                          FLEET CAPITAL CORPORATION AND

                      GENERAL ELECTRIC CAPITAL CORPORATION

                           AS CO-DOCUMENTATION AGENTS,

                                       AND

                   THE FINANCIAL INSTITUTIONS SIGNATORY HERETO

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                                TABLE OF CONTENTS

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                                                                                                        Page
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
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.................................................................1
     1.1   Definitions.....................................................................................1
     1.2   Accounting Terms; Financial Statements.........................................................42

ARTICLE II AMOUNT AND TERMS OF CREDIT.....................................................................43
     2.1   Revolving Credit Borrowing.....................................................................43
     2.2   Conversion and Continuation Elections for Eurodollar Loans and Base Rate Loans.................46
     2.3   Amount and Terms of Letters of Credit..........................................................47
     2.4   Master Collection Account......................................................................55

ARTICLE III INTEREST AND FEES.............................................................................56
     3.1   Interest.......................................................................................56
     3.2   Fees...........................................................................................56
     3.3   Computation of Interest and Fees...............................................................57
     3.4   Compensation For Funding Losses................................................................57
     3.5   Increased Costs, Illegality, Etc...............................................................57
     3.6   Replacement of Lenders.........................................................................60
     3.7   Change of Lending Office.......................................................................61

ARTICLE IV REPAYMENTS; REDUCTION OF COMMITMENTS; PAYMENTS AND PREPAYMENTS.................................61
     4.1   Repayment......................................................................................61
     4.2   Voluntary Reduction of Commitments.............................................................61
     4.3   Mandatory Reductions of Commitments............................................................62
     4.4   Voluntary Prepayments..........................................................................62
     4.5   Mandatory Prepayments..........................................................................62
     4.6   Payments.......................................................................................64
     4.7   Method and Place of Payment by Borrowers.......................................................65
     4.8   Net Payments...................................................................................66
     4.9   Payments by the Lenders to Administrative Agent................................................69
     4.10  Sharing of Payments; etc.......................................................................71
     4.11  Maintenance of Account.........................................................................71
     4.12  Statement of Account...........................................................................72

ARTICLE V CONDITIONS OF CREDIT............................................................................72
     5.1   Conditions Precedent to the effectiveness of the Agreement.....................................72
     5.2   Conditions Precedent to All Credit Events......................................................79

ARTICLE VI REPRESENTATIONS AND WARRANTIES.................................................................81
     6.1   Corporate Status...............................................................................81
     6.2   Corporate Power and Authority..................................................................81
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
     6.3   No Violation...................................................................................81
     6.4   Governmental and Other Approvals...............................................................81
     6.5   Financial Statements; Financial Condition; Undisclosed Liabilities; etc........................82
     6.6   Litigation.....................................................................................83
     6.7   True and Complete Disclosure...................................................................83
     6.8   Margin Regulations.............................................................................84
     6.9   Tax Returns and Payments.......................................................................84
     6.10  Compliance With ERISA..........................................................................84
     6.11  Ownership of Property..........................................................................85
     6.12  Capitalization of the Company..................................................................85
     6.13  Subsidiaries...................................................................................85
     6.14  Compliance With Law, etc.......................................................................86
     6.15  Investment Company Act.........................................................................86
     6.16  Public Utility Holding Company Act.............................................................86
     6.17  Environmental Matters..........................................................................86
     6.18  Labor Relations................................................................................87
     6.19  Intellectual Property..........................................................................88
     6.20  Certain Fees...................................................................................88
     6.21  Security Documents.............................................................................88
     6.22  Charitable Contributions.......................................................................90
     6.23  Asbestos Matters...............................................................................90
     6.24  Use of Proceeds................................................................................90

ARTICLE VII AFFIRMATIVE COVENANTS.........................................................................90
     7.1   Financial Statements...........................................................................90
     7.2   Certificates; Other Information................................................................91
     7.3   Notices........................................................................................92
     7.4   Maintenance of Existence.......................................................................94
     7.5   Payment of Obligations.........................................................................94
     7.6   Inspection of Property, Books and Records......................................................94
     7.7   ERISA..........................................................................................95
     7.8   Maintenance of Property; Insurance.............................................................96
     7.9   Environmental Laws.............................................................................96
     7.10  Additional Security; Further Assurances........................................................97
     7.11  End of Fiscal Years; Fiscal Quarters..........................................................100
     7.12  Cash Management System........................................................................100
     7.13  Polymers Notes................................................................................100
     7.14  Compensation..................................................................................100
     7.15  Compliance with Laws..........................................................................100
     7.16  Furnishing of Information and Inspection of Records...........................................101
     7.17  Keeping of Records and Books..................................................................101
     7.18  Conduct of Business...........................................................................102
     7.19  Letters of Credit.............................................................................102
     7.20  Inventory.....................................................................................102

ARTICLE VIII NEGATIVE COVENANTS..........................................................................103
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
     8.1   Liens.........................................................................................102
     8.2   Indebtedness..................................................................................104
     8.3   Fundamental Changes...........................................................................106
     8.4   Dividends or Other Distributions..............................................................106
     8.5   Issuance of Stock.............................................................................107
     8.6   Disposition of Assets.........................................................................107
     8.7   Loans and Investments.........................................................................108
     8.8   Transactions with Affiliates..................................................................109
     8.9   Sale-Leasebacks...............................................................................109
     8.10  Lines of Business.............................................................................110
     8.11  Fiscal Year...................................................................................110
     8.12  Amendments to Organizational and Other Documents..............................................110
     8.13  Limitation on Certain Restrictions on Subsidiaries............................................110
     8.14  Accounting Changes............................................................................111
     8.15  Restrictions on Certain Unrestricted Subsidiaries.............................................111
     8.16  Charitable Contributions......................................................................112
     8.17  Collateral Account Agreements.................................................................112
     8.18  Extension or Amendment of Receivables.........................................................112
     8.19  Accounts......................................................................................112
     8.20  Use of Proceeds...............................................................................113
     8.21  No Excess Cash................................................................................113

ARTICLE IX FINANCIAL COVENANTS...........................................................................114
     9.1   Leverage Ratio................................................................................113
     9.2   Interest Coverage Ratio.......................................................................114
     9.3   Fixed Charge Coverage Ratio...................................................................114
     9.4   Capital Expenditures..........................................................................114

ARTICLE X EVENTS OF DEFAULT..............................................................................115
     10.1  Events of Default.............................................................................115
     10.2  Rights Not Exclusive..........................................................................118

ARTICLE XI COLLATERAL ADMINISTRATION.....................................................................119
     11.1  Lock-Box and Master Collection Account Arrangements...........................................118
     11.2  Reports.......................................................................................119
     11.3  Enforcement Rights............................................................................120
     11.4  Responsibilities of Borrowers.................................................................120

ARTICLE XII ADMINISTRATIVE AGENT.........................................................................121
     12.1  Appointment...................................................................................121
     12.2  Nature of Duties..............................................................................121
     12.3  Rights, Exculpation, Etc......................................................................121
     12.4  Reliance......................................................................................122
     12.5  Indemnification...............................................................................122
     12.6  Administrative Agent in its Individual Capacity...............................................122
     12.7  Notice of Defaults............................................................................123
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
     12.8  Holders of Obligations........................................................................123
     12.9  Actions with Respect to Defaults..............................................................123
     12.10 Resignation...................................................................................123

ARTICLE XIII MISCELLANEOUS...............................................................................125
     13.1  No Waiver; Modifications in Writing...........................................................124
     13.2  Further Assurances............................................................................125
     13.3  Notices, Etc..................................................................................125
     13.4  Costs, Expenses and Taxes.....................................................................126
     13.5  Defaulting Lender.............................................................................128
     13.6  Confirmations.................................................................................129
     13.7  Setoff; Recoupment............................................................................129
     13.8  Execution in Counterparts.....................................................................130
     13.9  Binding Effect; Assignment; Addition and Substitution of Lenders..............................130
     13.10 CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL..........................................133
     13.11 GOVERNING LAW.................................................................................134
     13.12 Severability of Provisions....................................................................134
     13.13 Transfers of Notes............................................................................134
     13.14 Registry......................................................................................134
     13.15 Headings......................................................................................135
     13.16 Termination of Agreement......................................................................135
     13.17 Confidentiality...............................................................................135
     13.18 Concerning the Collateral and the Loan Documents..............................................136
     13.19 Joint and Several Liability of Borrowers......................................................138
     13.20 Appointment and Authorization of Funds Administrator..........................................140
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                         INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit 1.1(a)             Credit and Collection Policy
Exhibit 1.1(b)             Lock-Boxes and Lock-Box Banks
Exhibit 1.1(c)             Form of Lock-Box Letter
Exhibit 1.1(d)             Form of Collateral Account Agreement
Exhibit 1.1(e)             Form of Joinder Agreement
Exhibit 1.2(b)             Fourth Quarter 2001 EBITDA
Exhibit 2.1(c)             Form of Revolving Note
Exhibit 2.1(d)             Form of Notice of Borrowing
Exhibit 2.2(b)             Form of Notice of Conversion or Continuation
Exhibit 2.3(b              Form of Letter of Credit Request
Exhibit 4.8(d)             Form of Exhibit 4.8(d)(ii) Certificate
Exhibit 5.1(a)(ii)         Form of Security Agreement
Exhibit 5.1(a)(iii)(A)     Form of Subsidiary Guarantee Agreement
Exhibit 5.1(a)(iii)(B)     Form of HSCC Subsidiary Guarantee Agreement
Exhibit 5.1(a)(v)          Form of Pledge Agreement
Exhibit 5.1(a)(vii)        Form of Perfection Certificates
Exhibit 5.1(b)(i)          Form of GOF Restructuring Agreement
Exhibit 5.1(b)(ii)         Term Sheet
Exhibit 5.1(e)(i)          Form of Officer's Certificate Pursuant to Section 5.1(e)(i)
Exhibit 5.1(e)(ii)-1       Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit 5.1(e)(ii)-2       Form of Opinion of Stoel Rives LLP
Exhibit 5.1(f)             Form of Tax Sharing Agreement
Exhibit 7.2(a)             Form of Auditor's Certificate
Exhibit 7.2(b)-1           Form of Certificate of Responsible Financial Officer Pursuant to Section 7.2(b)
Exhibit 7.2(b)-2           Form of Certificate of Responsible Financial Officer Pursuant to Section 7.2(b)
Exhibit 11.1               Form of Master Collection Account Agreement
Exhibit 11.2(a)            Form of Monthly Report
Exhibit 11.2(b)            Form of Weekly Report
Exhibit 13.9(c)            Form of Assignment and Assumption Agreement

SCHEDULES TO REVOLVING CREDIT AGREEMENT

Schedule 1.1(a)            Commitments
Schedule 1.1(b)            List of Approved Customers
Schedule 1.1(c)            Unrestricted Subsidiaries
Schedule 1.1(d)            Permitted Turnaround Capital Expenditures
Schedule 1.1(e)            Restructuring Activities and Amounts
Schedule 2.3(j)            Existing Letters of Credit
Schedule 6.3               Approvals and Consents
Schedule 6.4               Governmental Approval
Schedule 6.5(a)            Historical Financial Statements
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
Schedule 6.5(d)            Indebtedness and Other Material Liabilities
Schedule 6.5(e)            Pro Forma Balance Sheet
Schedule 6.5(f)            Financial Projections
Schedule 6.12              Capitalization of the Company
Schedule 6.13              Restricted Subsidiaries
Schedule 6.17              Environmental Matters
Schedule 6.21(c)           Real Property
Schedule 6.21(f)           Deposit Accounts
Schedule 7.10(g)           IRIC Account Procedures
Schedule 7.16              Locations
Schedule 8.1(a)            Existing Liens
Schedule 8.7               Investments
Schedule 8.15              Permitted Activities of HSCHC and HSCC
Schedule 8.17(a)           Procedures for International Risk Insurance Company with respect to Insurance Proceeds
Schedule 8.17(b)           Foreign Deposit Accounts
Schedule 10.1(g)           Exceptions

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                           REVOLVING CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT is dated as of September 30, 2002, and is made by and among Huntsman Company LLC, a Utah limited liability company (the "COMPANY"), Huntsman Petrochemical, Huntsman EPS, Polymers, Huntsman Fuels and Huntsman International Trading Corporation (each, along with the Company, referred to herein as a "BORROWER" and collectively as "BORROWERS", with the Company acting in its capacity as Funds Administrator for the Borrowers), the financial institutions party hereto, including Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), in their capacities as lenders hereunder (collectively, the "LENDERS," and each individually, a "LENDER"), and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as administrative agent ("ADMINISTRATIVE AGENT") for the Lenders and as Collateral Agent under the Security Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Company, Administrative Agent, and various financial institutions are entering into that certain Amended and Restated Credit Agreement, dated as of the date hereof, providing for credit facilities up to an aggregate $1.388 billion;

          WHEREAS, the Company, Administrative Agent and the other parties signatory thereto entered into that certain Supplemental Accounts Receivable Credit Agreement, dated as of December 20, 2001 (the "RECEIVABLES CREDIT AGREEMENT"), as a supplement to the then existing credit facilities;

          WHEREAS, this Agreement is a refinancing of the Receivables Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          1.1 DEFINITIONS. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "ACQUISITION" means with respect to any Borrower or any Restricted Subsidiary, any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, the acquisition by such Borrower or Restricted Subsidiary of all or a significant part of the assets of another Person, any Investment in any Person which, after the Closing Date as a result of such Investment, becomes a Subsidiary of a Borrower, or, except as permitted by SECTION 8.3(a), any merger, consolidation or amalgamation with any other Person.

          "ADDITIONAL SECURITY DOCUMENTS" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to SECTION 7.10 with respect to additional Collateral.

          "ADMINISTRATIVE AGENT" has the meaning ascribed to such term in the preamble.

          "AFFILIATE" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls (including but not limited to all directors and officers of such Person) or is controlled by or is under common control with such Person; PROVIDED, that neither DB nor any Affiliate of DB shall be deemed to be an Affiliate of any Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or other entity.

          "AGREEMENT" means this Revolving Credit Agreement, as the same may at any time be amended, supplemented, waived or otherwise modified in accordance with the terms hereof and in effect.

          "AIRSTAR AIRCRAFT FINANCING DOCUMENTS" means Operating Leases and related documents entered into by Airstar Corporation relating to aircraft owned or acquired by it and any agreements or documents entered into by Airstar Corporation.

          "AMENDED AND RESTATED CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Company, DB, as administrative agent thereunder, and the various lenders party thereto, as such agreement may be amended, restated, supplemented or otherwise modified; PROVIDED that no such amendment, restatement, supplement or other modification may (i) increase the principal amount of Indebtedness thereunder,
(ii) decrease the Weighted Average Life to Maturity of Indebtedness thereunder,
(iii) change the affirmative covenants, negative covenants, financial covenants and events of default to be more restrictive than those in effect prior to such change or (iv) otherwise adversely affect the interests of the Lenders in any material respect hereunder unless in each case such modification is approved by the Required Lenders.

          "AMENDED AND RESTATED POLYMERS INDENTURE" means that certain indenture, as amended and restated as of June 14, 2002, by Polymers and HSBC Bank USA, a copy of which is attached as Appendix M to the Disclosure Materials.

          "AMENDED AND RESTATED SENIOR NOTES INDENTURES" means that certain indenture as amended by that certain amendment, dated as of June 14, 2002, by and between the Company, as Issuer, each of the Guarantors named therein and Wilmington Trust Company, as Trustee and that certain indenture as amended by that certain amendment dated as of June 14, 2002, by and

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between the Company, as Issuer, each of the Guarantors named therein and
Wilmington Trust Company, as Trustee, a copy of which is attached as Appendix M to the Disclosure Materials.

          "APPLICABLE BASE RATE MARGIN" means, initially, 2.25%, as the same may be adjusted quarterly based on the Pricing Grid.

          "APPLICABLE EUROCURRENCY MARGIN" means, initially, 3.25%, as the same may be adjusted quarterly based on the Pricing Grid.

          "APPLICABLE MARGIN PERIOD" shall mean each period which shall commence on the first Business Day of the month following the date on which the financial statements and compliance certificate are delivered pursuant to SECTION 7.1(a) or 7.1(b), as applicable, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements and compliance certificate pursuant to SECTION 7.1(a) or 7.1(b), as applicable, and (ii) the latest date on which the next financial statements and compliance certificate are required to be delivered pursuant to SECTION 7.1(a) or 7.1(b), as applicable, PROVIDED that the first Applicable Margin Period shall commence on the first Business Day of the month following the delivery of the financial statements in respect to the twelve month period ending on March 31, 2003.

          "APPROVED JURISDICTION" means the USA, Canada and such additional jurisdictions as may from time to time hereafter be approved by Administrative Agent in writing; PROVIDED, HOWEVER, that Approved Jurisdiction status for any jurisdiction other than the USA and Canada may be revoked by Administrative Agent, for any reason, by notification to the Funds Administrator, and PROVIDED FURTHER, that each Approved Multinational Customer shall be deemed to be located in an Approved Jurisdiction.

          "APPROVED MULTINATIONAL CUSTOMER" means each customer of the Borrowers listed on SCHEDULE 1.1(b) and such additional customers that maintain long-term unsecured debt ratings of at least "A" by S&P and A2 by Moody's as may be approved from time to time in the sole discretion of the Administrative Agent.

          "APPROVED UNINVOICED CUSTOMER" means each customer of the Borrowers listed on SCHEDULE 1.1(b) and such additional customers as may be approved from time to time in the sole discretion of the Administrative Agent.

          "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of all or any part of an interest in shares of Capital Stock of a Restricted Subsidiary of any Borrower (other than directors' qualifying shares and similar arrangements required by applicable law with respect to any Foreign Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition" or any variation thereof) by any Borrower or any of such Borrower's Restricted Subsidiaries PROVIDED, that (i) any disposition by a Borrower or a Subsidiary to a Borrower or a Wholly-Owned Subsidiary which is not an Unrestricted Subsidiary, (ii) the disposition of equipment the proceeds of which are used to purchase other equipment used in any Borrower's or such Borrower's Restricted Subsidiaries' business within 180 days from the date of sale (PROVIDED that pending any such purchase the Net Sale Proceeds thereof are used to repay Revolving Loans

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outstanding on the date of receipt of such proceeds), and (iii) dispositions permitted by SECTION 8.4 or SECTION 8.6(b), (e), (f), (g), (h) or (i) shall not constitute an Asset Disposition for purposes of this definition.

          "ASSIGNEE" has the meaning assigned to that term in SECTION 13.8(c).

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of EXHIBIT 13.9(c) annexed hereto and made a part hereof by any applicable Lender, as assignor, and such Lender's assignee in accordance with SECTION 13.9.

          "ATTORNEY COSTS" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services, including all reasonable disbursements of internal counsel.

          "AUSTRALIAN JOINT VENTURES INTERESTS" means CPH's 50% equity interest in HCPH Holdings Pty Limited, 50% equity interest in Huntsman Chemical Australia Unit Trust and 20% equity interest in Huntsman Surfactants Technology Corporation.

          "AVAILABLE REVOLVING COMMITMENT" means, as to any Revolving Lender at any time an amount equal to the excess, if any, of (a) such Revolving Lender's Revolving Commitment over (b) the sum of (i) the aggregate principal amount then outstanding of Revolving Loans made by or on behalf of such Revolving Lender and
(ii) such Revolving Lender's Revolving Pro Rata Share of the LC Obligations then outstanding.

          "BANKRUPTCY EVENT" shall be deemed to have occurred with respect to any Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of thirty
     (30) days; or any of the actions sought in such petition or proceeding, including the entering of an order for relief in respect of such Person or the appointment of any trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial portion of such Person's property shall be granted or otherwise occur; or

          (b) such Person shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian,

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     sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall take any corporate or partnership action authorizing the taking of any of foregoing actions.

          "BASE RATE" means the greater of (i) the rate most recently announced by DB at its principal office as its "prime rate", which is not necessarily the lowest rate made available by DB or (ii) the Federal Funds Rate plus 1/2 of 1% per annum. The "prime rate" announced by DB is evidenced by the recording thereof after its announcement in such internal publication or publications as DB may designate. Any change in the interest rate resulting from a change in such "prime rate" announced by DB shall become effective without prior notice to the Borrowers as of 12:01 A.M. (New York City time) on the Business Day on which each change in such "prime rate" is announced by DB. DB may make commercial or other loans to others at rates of interest at, above or below its "prime rate".

          "BASE RATE LOAN" means any Loan which bears interest at a rate determined with reference to the Base Rate.

          "BASF NOTE" shall mean that certain Promissory Note, dated March 4, 1997, of HSCC to BASF Corporation in the original principal amount of $75 million, as in effect on the Closing Date.

          "BOARD" means the Board of Governors of the Federal Reserve System.

          "BORROWER" has the meaning assigned to that term in the preamble and shall also include any Wholly-Owned Restricted Subsidiary of the Company acceptable to Administrative Agent and party to a Joinder Agreement substantially in the form of EXHIBIT 1.1(e) hereto.

          "BORROWING" means a group of Loans of a single Type made by the Lenders, as appropriate on a single date and in the case of Loans other than Base Rate Loans, as to which a single Interest Period is in effect.

          "BORROWING BASE" shall mean:

          (a) Subject to clause (b) below, at any time, the amount equal at such time to:

          (i)    eighty-five percent (85%) of the Net Receivables Balance, PLUS

          (ii) sixty-five percent (65%) of the net value of the Eligible Inventory of the Borrowers, MINUS

          (iii) the amount of any reserves established by Administrative Agent pursuant to clause (b) below or in the definition of Permitted Polymers Notes Repurchase Amount.

          (b) Administrative Agent at any time in the exercise of its Permitted Discretion shall be entitled to (i) establish and increase or decrease reserves against Eligible Receivables and Eligible Inventory, (ii) reduce the advance rates to be applied under clauses (a)(i) and (a)(ii) above to a level below the rates stated therein or (following any such reduction)

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restore such advance rates to any level equal to or below the advance rates stated in clauses (a)(i) and (a)(ii) above, (iii) impose additional restrictions (or eliminate any such additional restrictions) to the standards of eligibility set forth in the respective definitions of "Eligible Receivables" and "Eligible Inventory" and (iv) establish and, once established, increase or decrease a reserve in the amount of accrued and unpaid interest payable by any Borrower hereunder, including interest on Loans and drawings under Letters of Credit.

          "BORROWING BASE CASH COLLATERAL AMOUNT" has the meaning assigned to that term in SECTION 4.5(c).

          "BUSINESS DAY" means (i) as it relates to any payment, determination, funding or notice to be made or given in connection with any Loan, or otherwise to be made or given to or from Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; PROVIDED, FURTHER, that when used in connection with any Letter of Credit, the term "Business Day" shall also exclude any day on which commercial banks in the city in which the Facing Bank for such Letter of Credit is domiciled are required by law to close. For purposes of this Agreement (other than for purposes of determining the end of any applicable Interest Period), "Business Day" shall not include Pioneer Day as recognized in the State of Utah in any year.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

          "CAPITALIZED LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

          "CASH" means money, currency or the available credit balance in a Deposit Account.

          "CASH EQUIVALENTS" means any Investment in (i) a marketable obligation, maturing within one year after issuance thereof, issued or guaranteed by the USA or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any Lender, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of

"A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (PROVIDED that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the USA shall not at any time exceed 33-1/3% of all Investments described in this definition), (iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-1 or better by S&P or P-1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the USA or any agency or instrumentality thereof and backed by the full faith and credit of the USA, (v) "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the USA, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency and (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency.

          "CASH INTEREST EXPENSE" means Net Interest Expense but excluding, however, Interest Expense not currently payable in cash.

          "CHANGE OF CONTROL" means (i) prior to an Initial Public Offering, (x) the failure by Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the "HUNTSMAN GROUP"), collectively to own and control at least 51% of the outstanding voting Capital Stock of the Company, Holdco I and Holdco II, (y) any sale, assignment, transfer or other disposition by GOF or the Huntsman Group of any membership interests of Holdco I held by GOF or the Huntsman Group on the Closing Date, other than a Permitted Transfer or (z) the failure of the Company to be a Wholly-Owned Direct Subsidiary of Holdco II or of Holdco II to be a Subsidiary of Holdco I (except in the case of the Company, in respect of (i) the preferred interests held by Huntsman Cancer Foundation on the Closing Date and (ii) the interests held by Huntsman Chemical Corporation or any other Wholly-Owned Subsidiary of the Company on the Closing Date for so long as such interests are held by a Wholly-Owned Subsidiary of Company) or (ii) after an Initial Public Offering, the occurrence of the following: (x) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than GOF or one or more members of the Huntsman Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding voting Capital Stock of the Company or Issuer other than in a transaction having the approval of the board of directors of the Company at least a majority of which members are Continuing Directors; or (y) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Company or Issuer.

          "CLOSING DATE" means September 30, 2002.

          "CODE" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

          "COLLATERAL" means, collectively, "Collateral" as such term is defined in any Security Document or any other collateral pledged by any Credit Party to secure the Obligations.

          "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed substantially in the form attached as EXHIBIT 1.1(d) hereto.

          "COLLATERAL AGENT" means DB acting in the capacity of Collateral Agent as such term is defined in the Security Agreement until a successor is approved pursuant to Article XI of the Security Agreement and thereafter shall mean such successor and all successors thereto.

          "COLLECTION" means, for any Receivable, (a) any cash collections or other cash proceeds of such Receivable, including any Finance Charges paid and
(b) any cash proceeds from the Related Security.

          "COMMITMENT" means, with respect to each Lender, the Revolving Commitment of such Lender and "Commitments" means such commitments of all of the Lenders collectively.

          "COMMITMENT PERIOD" means, the period from and including the Closing Date to but not including the Commitment Termination Date.

          "COMMITMENT TERMINATION DATE" means June 30, 2006, or such earlier date as the Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement.

          "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for the Company and its Restricted Subsidiaries, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all Capitalized Lease Obligations) by the Company and its Restricted Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Company; provided that Consolidated Capital Expenditures shall not include any portion of expenditures to replace destroyed or damaged property, plant or equipment to the extent such capital expenditures are financed with casualty insurance proceeds.

          "CONSOLIDATED DEBT" means, without duplication, the sum of (i) Indebtedness of Borrowers and their Restricted Subsidiaries (other than the Horizon Subordinated Note) to the extent reflected on a consolidated balance sheet of the Company, determined on a consolidated basis in accordance with GAAP (but net of Cash and Cash Equivalents) and (ii) Indebtedness of the Borrowers and their Restricted Subsidiaries of the type referred to in clauses (x) and (xi) of the definition of such term.

          "CONSOLIDATED FIXED CHARGES" means, for any period, for the Company and its Restricted Subsidiaries, the sum of (without duplication) (i) Cash Interest Expense, (ii) all scheduled payments of principal on Indebtedness of the Company and its Restricted Subsidiaries (including, without limitation, principal payments in respect of Capitalized Leases), (iii) net income taxes paid in cash (excluding the effect of cash taxes on extraordinary items to the extent of cash proceeds on such items to the extent that such cash proceeds are excluded in computing EBITDA and net of tax distributions received from HIH), and (iv) Consolidated Capital Expenditures payable in cash, as each of the foregoing is made during such period of determination in accordance with GAAP on a consolidated basis.

          "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Company for such period, determined in accordance with GAAP on a consolidated basis, plus or minus, to the extent not included therein, the net income (loss) of any Restricted Subsidiary attributable to a minority interest in such Restricted Subsidiary, less the amount of cash dividends paid on any preferred Capital Stock of the Company in such period; PROVIDED, that the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded in computing Consolidated Net Income PROVIDED FURTHER, that as used in the definition of Restricted Subsidiary Adjusted Earnings, Consolidated Net Income and Consolidated Net Loss shall be determined without giving effect to non-cash adjustments (whether positive or negative) (the "EQUITY DEFERRAL PLAN NON-CASH ADJUSTMENTS") attributable (without duplication) to changes in employees' accounts due to (i) the matching amount in any "Employer Credit Accounts" (as defined in the Equity Deferral Plan) and matching associated with Expatriate Credits (as defined in the Equity Deferral Plan), (ii) changes in the value of employees' "Deferral Accounts" (as defined in the Equity Deferral Plan) resulting from changes in the value of the Employer Stock (as defined in the Equity Deferral Plan) and (iii) changes in the value of the vested portion of such "Employer Credit Accounts" (as defined in the Equity Deferral Plan) and the vested portion of Expatriate Credits (as defined in the Equity Deferral Plan) resulting from changes in the value of the Employer Stock (as defined in the Equity Deferral Plan), PROVIDED still FURTHER, that any amounts paid or distributed in cash (the "EQUITY DEFERRAL PLAN CASH ADJUSTMENTS") pursuant to the Equity Deferral Plan attributable to such changes in employees' accounts described in clauses (i), (ii) and (iii) above shall, to the extent not otherwise deducted in determining Consolidated Net Income or Consolidated Net Loss, be deemed to be expenses at the time of payment thereof and shall, for such period, be deducted in determining Consolidated Net Income and Consolidated Net Loss as used in the definition of Restricted Subsidiary Adjusted Earnings.

          "CONSOLIDATED TOTAL ASSETS" means, with respect to any Person, the book value, determined on a consolidated basis in accordance with GAAP, of all assets of such Person and its Subsidiaries.

          "CONTAMINANT" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. Section 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. Section 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. Section 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. Section 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

          "CONTINUATION DATE" shall mean, with respect to Eurocurrency Loans, the day, which shall be the last day of an Interest Period with respect thereto, on which a Eurocurrency Loan has been continued pursuant to SECTIONS 2.2(a), or 2.2(c).

          "CONTINUING DIRECTORS" means, as of any date, the collective reference to (i) all members of the board of directors of the Company or Issuer who have held office continuously since a date no later than twelve months prior to the Initial Public Offering, and (ii) all members of the board of directors of Company or Issuer who assumed office after such date and whose appointment or nomination for election by shareholders of the Company or Issuer was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination.

          "CONTRACT" means an agreement between a Credit Party and any Person (including but not limited to, a written contract, an invoice, a purchase order or an open account agreement) pursuant to or under which such Person shall be obligated to make payments in respect of any Receivable or any Related Security to such Credit Party from time to time.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONVERSION DATE" shall mean, with respect to Eurodollar Loans, the day, which shall be the last day of an Interest Period, on which Borrowers have elected to convert their Eurodollar Loans into Base Rate Loans pursuant to
SECTION 2.2(a)(ii).

          "CPH" means Consolidated Press Holdings Limited, an Australian corporation.

          "CREDIT AND COLLECTION POLICY" means, with respect to any Credit Party, such Credit Party's credit and collection policy and practices relating to Contracts and Receivables attached as EXHIBIT 1.1(a).

          "CREDIT EVENT" means the making of any Loan or the issuance of any Letter of Credit; PROVIDED, HOWEVER, that the following shall not be deemed "Credit Events": (i) a conversion or continuation of any Loan pursuant to
SECTION 2.2 or 3.5; or (ii) any Revolving Loan deemed to be made to fund any Letter of Credit reimbursement obligation pursuant to SECTION 2.3(c).

          "CREDIT EXPOSURE" has the meaning assigned to that term in SECTION 13.8(b).

          "CREDIT PARTY" shall mean any Borrower, any Subsidiary Guarantor and the Funds Administrator.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

          "CUSTOMARY PERMITTED LIENS" means:

                 (i) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, PROVIDED that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;

                 (ii) mechanics', processor's, materialmen's, carriers', warehousemen's, landlord's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, PROVIDED that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

                 (iii) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, PROVIDED that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

                 (iv) (A) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under Operating Leases and (B) Liens securing surety, indemnity, performance, appeal and release bonds, PROVIDED that full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

                 (v) such imperfections of title, covenants, restrictions, easements and other encumbrances on real property (except for such which are specifically insured for in a lender's title policy delivered pursuant to the terms of this Agreement) which in each case do not arise out of the incurrence of any Indebtedness and which as to Mortgaged

     Properties, do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed and, as to all other properties, do not impair the value or marketability of such properties, taken as a whole;

                 (vi) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $15,000,000 or less at any one time, PROVIDED the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

                 (vii) leases or subleases granted to others not interfering in any material respect with the business of any Borrower or any of such Borrower's Subsidiaries and any interest or title of a lessor under any lease permitted by this Agreement; and

                 (viii) Environmental Liens, to the extent that (A) any proceedings commenced for the enforcement of such Liens shall have been suspended or are being contested in good faith, (B) provision for all liability and damages that are the subject of said Environmental Liens has been made on the books of such Person to the extent required by GAAP and
     (C) such Liens do not relate to obligations exceeding $5,000,000 in the aggregate at any one time.

          "DB" means Deutsche Bank Trust Company Americas, a New York banking corporation, and its successors.

          "DEFAULT RATE" means a variable rate per annum which shall be the Default Rate Margin plus (x) the then applicable interest rate hereunder, or (y) if there is no such applicable interest rate, the Base Rate plus the Applicable Base Rate Margin, in respect of the amount on which the Default Rate is being assessed, but in no event in excess of that permitted by applicable law.

          "DEFAULT RATE MARGIN" means two percent (2%) per annum.

          "DEFAULTING LENDER" shall have the meaning assigned such term in
SECTION 13.5(b)

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DILUTION RATIO" shall mean, as of the last day of each month, the weighted average dilution ratio for such month and the immediately preceding eleven months as calculated in accordance with the method used in connection with the preparation of reports on the Credit Parties' accounts receivables or such other method reasonably acceptable to Administrative Agent.

          "DILUTION RESERVE" shall mean on any day an amount equal to the greater of (i) the product of (x) the then applicable Dilution Ratio MINUS six percent (6%) times (y) the Net Receivables Balance (without reduction for the Dilution Reserve) on such day and (ii) an amount determined from time to time by Administrative Agent in its reasonable discretion; PROVIDED, that the Dilution Reserve shall in no event be less than zero.

          "DISCLOSURE MATERIALS" means that certain Plan of Reorganization, the Disclosure Statement to accompany the Plan of Reorganization and the Appendices thereto, each dated July 15, 2002, and each amendment or supplement thereafter to the extent posted on Intralinks at least five (5) Business Days prior to the Closing Date.

          "DOLLAR" and "$" means lawful money of the USA.

          "DOMESTIC SUBSIDIARY" means each Subsidiary of any Borrower other than a Foreign Subsidiary.

          "EBITDA" means, for any applicable period, Restricted Subsidiary Adjusted Earnings plus, to the extent deducted in determining the foregoing amount (i) Net Interest Expense for such period of the Company and its Restricted Subsidiaries, (ii) provision for taxes for such period for the Company and its Restricted Subsidiaries, (iii) depreciation and amortization expense for such period for the Company and its Restricted Subsidiaries, (iv) the Huntsman Polymers Non-Cash Charge and (v) Restructuring Charges.

          "ELIGIBLE ASSIGNEE" means a commercial bank, investment company, financial institution, financial company, fund (whether a corporation, partnership, trust or other entity) or insurance company in each case, together with its Affiliates or Related Funds, which extends credit or buys loans in the ordinary course of its business or any other Person approved by the Administrative Agent and the Funds Administrator, such approval not to be unreasonably withheld.

          "ELIGIBLE INVENTORY" means Inventory of the Borrowers at the time in existence and not consumed, valued at the lower of cost or market on a basis consistent with such Borrowers' current and historical accounting practice. In determining the amount to be so included, the amount of such Inventory shall exclude any Inventory that Administrative Agent determines to be ineligible pursuant to the definition of the term "Borrowing Base" set forth herein. Eligible Inventory shall exclude:

          (a) any goods returned or rejected by a Borrower's customers (other than commodity products readily saleable to other customers) and goods in transit to third parties as to which title has passed (other than to a Borrower's agents and warehouses that are not excluded below),

          (b)    any Inventory as to which

          (i)    a Borrower has not acquired title,

          (ii) Administrative Agent does not have a first and perfected security interest, or

          (iii) a Borrower has not furnished to Administrative Agent information adequate for purposes of identification at times and in form and substance as may be reasonably requested by Administrative Agent, and

          (c)    any Inventory to the extent that it

          (i) is obsolete or not either currently useable or currently salable in the ordinary course of a Borrower's business,

          (ii) is produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29,
     Section 215(a)(1) of the United States Code,

          (iii) is Inventory held for consumption by a Borrower or an Affiliate and not for sale in the ordinary course of business,

          (iv) constitutes finished goods which remain unsold in excess of ninety (90) days, or in the case of performance and polymers products which are customarily produced in batch form, the amount of such product has an aggregate book value not inconsistent with past practices.

          (v) is on consignment from a third party to a Borrower for sale or is consigned to a third party for sale,

          (vi) is Inventory which consists of goods in transit from locations outside of the USA,

          (vii) is Inventory which is subject to a Lien in favor of any Person other than Administrative Agent (other than statutory or common law non-consensual Liens constituting Permitted Liens and other than Liens permitted by SECTIONS 8.1(i) and 8.1(k),

          (viii) constitutes Inventory for which a Receivable has arisen under the terms hereof,

          (ix) is Inventory which is not in conformity in all material respects with the representations made with respect thereto in this Agreement, the Security Documents or the other Loan Documents,

          (x) any Inventory excluded by the Administrative Agent in its Permitted Discretion,

          (xi) constitutes Inventory which is not located on a Borrower's or an Affiliate's owned premises in the USA listed on Schedule 2.7 to the Security Agreement, PROVIDED, HOWEVER, except to the extent that the Administrative Agent has agreed and has established a reserve for potential lease obligations in an amount satisfactory to the Administrative Agent, Eligible Inventory shall not include Inventory which is located (A) on any leased premises in the USA listed on Schedule 2.7 to the Security Agreement where the landlord thereof has not consented in writing to Administrative Agent's prior Lien in such Inventory and Administrative Agent's right to enter such premises and take possession and remove such Inventory pursuant to a landlord access and lien waiver in form and substance satisfactory to Administrative Agent, (B) in warehouses or with bailees in the USA listed on Schedule 2.7 to the Security Agreement where the warehousemen or bailee has not consented in writing to Administrative Agent's prior Lien in such Inventory and Administrative Agent's right to enter such premises and take possession of and remove such Inventory, pursuant to an access and lien waiver in form and substance satisfactory to Administrative Agent, or (C) on railroad cars not subject to the control of such Borrower, or

          (xii) is deemed by Administrative Agent in its Permitted Discretion to be otherwise ineligible for inclusion in the calculation of the Borrowing Base.

          Any Inventory which is Eligible Inventory at any time, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory until such time as it once again meets all of the foregoing requirements.

          "ELIGIBLE RECEIVABLES" shall mean Receivables and Uninvoiced Receivables of the Borrowers payable in Dollars. In determining the amount to be so included, the face amount of such Receivables shall exclude any such Receivables that Administrative Agent determines to be ineligible pursuant to the definition of the term "Borrowing Base" set forth herein. Eligible Receivables shall exclude any Receivable with respect to which any of the following is true:

          (a) the Receivable arises out of a sale made by a Borrower to an Affiliate of a Borrower; or

          (b) the invoice related to such Receivable (other than Uninvoiced Receivables) provides that payment is due within sixty (60) days from the date of such invoice, and either (i) an amount on such Receivable remains unpaid sixty-one (61) or more days after the original payment due date or (ii) an amount on such Receivable remains unpaid more than thirty (30) days but less than sixty-one (61) days after the original payment due date, PROVIDED that up to $10 million in aggregate Outstanding Balance of Receivables that would be Eligible Receivables but for clause (ii) shall constitute Eligible Receivables; or

          (c) the invoice related to such Receivable (other than Uninvoiced Receivables) provides that payment is due more than sixty (60) days from the date of such invoice, and either (i) an amount on such Receivable remains unpaid more than thirty (30) days after the original payment due date or (ii) such Receivable, when aggregated with the aggregate Outstanding Balance of all such other Eligible Receivables with invoices providing for payment more than sixty
(60) days from the date of the invoice, exceeds $10 million, PROVIDED that any Receivable deemed ineligible pursuant to this clause (ii) shall be ineligible only to the extent by which it causes the result of the calculation in this clause (ii) to exceed $10 million; or

          (d) the Receivable is from a particular Obligor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of all Receivables from the same Obligor (and any Affiliate thereof) are ineligible pursuant to clauses (b) or (c) above; or

          (e) the Receivable, when aggregated with all other Receivables of such Obligor (and any Affiliate thereof), exceeds seven and one-half percent (7.5%) in face value of all Receivables of the Borrowers combined then outstanding, to the extent of such excess, PROVIDED that Receivables supported or secured by an irrevocable letter of credit in form and substance satisfactory to Administrative Agent, issued by a financial institution satisfactory to Administrative Agent, and pledged to Administrative Agent so that Administrative Agent has a first priority perfected security interest in such letter of credit (together with sufficient documentation to permit direct draws by Administrative Agent) shall be excluded to the extent of the face amount of such letter of credit for the purposes of such calculation; or

          (f) (i) the Obligor on such Receivable is also a creditor of a Borrower, (ii) the Obligor on such Receivable has disputed its liability on, or has made any claim with respect to, such Receivable or any other Receivable due from such Obligor to a Borrower, which has not been resolved or (iii) such Receivable is or may reasonably be expected to become subject to any right of setoff by the Obligor; PROVIDED that any Receivable deemed ineligible pursuant to this clause (f) shall be ineligible only to the extent of the amount owed by a Borrower to the Obligor, the amount of such dispute or claim, or the amount of such setoff, as applicable; or

          (g) (i) the Obligor on such Receivable has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction over the Obligor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the Obligor; or (ii) the Obligor has filed a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up, or shall authorize or commence any action or proceeding for dissolution, winding-up or liquidation; or (iii) the Obligor has failed, suspended business, declared itself to be insolvent, is generally not paying its debts as they become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs (any such act or event in clauses (i) through (iii), an "ACT OF BANKRUPTCY"); unless the payment of Receivables from such Obligor is secured by assets of, or guaranteed by, in either case in a manner reasonably satisfactory to Administrative Agent, a Person with respect to which an Act of Bankruptcy has not occurred and that is acceptable to Administrative Agent or, if the Receivable from such Obligor arises subsequent to a decree or order for relief with respect to such Obligor under the federal bankruptcy laws, as now or hereafter in effect, Administrative Agent shall have determined that the timely payment and collection of such Receivable will not be impaired; or

          (h) the Obligor on such Receivable is not located in an Approved Jurisdiction, unless (i) such Obligor has supplied the related Borrower with an irrevocable letter of credit in form and substance reasonably satisfactory to Administrative Agent, issued by a financial institution satisfactory to Administrative Agent and which has been duly transferred to

Administrative Agent (or which names Administrative Agent as a beneficiary) (together with sufficient documentation to permit direct draws by Administrative Agent) or (ii) such Receivable is subject to credit insurance payable to Administrative Agent issued by an insurer and on terms and in an amount reasonably acceptable to Administrative Agent; or

          (i) the Receivable arises out of a sale to an Obligor which is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (j) Administrative Agent determines in its Permitted Discretion that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Obligor's financial inability to pay; or

          (k) the Obligor on such Receivable is the USA, any State or any political subdivision, department, agency or instrumentality thereof, unless the related Borrower duly assigns its rights to payment of such Receivable to Administrative Agent pursuant to the Assignment of Claims Act of 1940 (31 U.S.C.
Section 3727 et seq.) or complies with any similar State or local law as Administrative Agent shall require; or

          (l) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Obligor or the services giving rise to such Receivable have not been performed by the related Borrower and accepted by the Obligor or the Receivable otherwise does not represent a final sale; or

          (m) any documentation relating to such Receivable does not comply with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

          (n) Administrative Agent does not have a valid and perfected first priority security interest in such Receivable or such Receivable does not otherwise conform to the representations and warranties contained in this Agreement or any Security Document; or

          (o) the Receivable is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable Obligor; or

          (p) the Receivable is evidenced by or arises under any instrument or chattel paper unless such instrument or chattel paper has been pledged to Administrative Agent containing such endorsement as Administrative Agent shall require; or

          (q) the Obligor on such Receivable has a presence in a State requiring the filing of Notice of Business Activities Report or similar report in order to permit the related Borrower to seek judicial enforcement in such State of payment of such Receivable unless such Borrower has qualified to do business in such State or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; or

          (r) the Receivable consists of progress billings (such that the obligation of the Obligor with respect to such Receivable is conditioned upon a Borrower's satisfactory completion of any further performance under the agreement giving rise thereto); or

          (s) the Receivable is not stated to be due and payable in full within ninety (90) days of the invoice date thereof (except with respect to Uninvoiced Receivables); or

          (t) the Receivable is deemed by Administrative Agent in its Permitted Discretion to be otherwise ineligible for inclusion in the calculation of the Borrowing Base.

          Any Receivable which is an Eligible Receivable at any time, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Receivable until such time as it once again meets all of the foregoing requirements.

          "ENVIRONMENTAL CLAIM" means any notice of violation, claim, suit, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from or based upon (a) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Contaminant in, into or onto the environment at, in, by, from or related to any real estate owned, leased or operated at any time by any Borrower or any of such Borrower's Subsidiaries (the "PREMISES"), (b) the use, handling, generation, transportation, storage, treatment or disposal of Contaminants in connection with the operation of any Premises, or (c) the violation, or alleged violation, of any statutes, ordinances, codes, orders, rules, regulations, permits, or licenses or authorizations of or from any Governmental Authority or court relating to environmental matters connected with Borrowers' operations or any Premises.

          "END DATE" shall mean, for any Applicable Margin Period, the last day of such Applicable Margin Period.

          "ENVIRONMENTAL LAWS" means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives or Environmental Permits and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and amended, and as amended hereafter: the Federal Water Pollution Control Act, as codified in 33 U.S.C.Section 1251 et seq., the Clean Air Act, as codified in 42 U.S.C.Section 7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C. Section 2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C.Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. Section 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C.Section 11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C. Section 300f et seq. and any related regulations, as well as all state and local equivalents

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under foreign, federal, state or local environmental laws, regulations or orders of any Government Authority or court, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL PERMITS" means all permits, licenses, certificates, registrations and approvals of Governmental Authorities required by Environmental Laws or necessary for the business of any Borrower or any Subsidiary of any Borrower.

          "EQUITY DEFERRAL PLAN" means the Company's July 1, 1999 Equity Deferral Plan, as amended from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

          "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in SECTION 414(c) of the Code, is a member of a controlled group, as defined in SECTION 414(b) of the Code, or is a member of an affiliated service group as defined in SECTION 414(m) of the Code which includes such Person. Unless otherwise qualified, all references to an "ERISA Affiliate" in this Agreement shall refer to an ERISA Affiliate of Borrower or any Subsidiary.

          "EUROCURRENCY LOAN" means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

          "EUROCURRENCY RATE" means the offered quotation, if any, to first class banks in the New York interbank market by DB for U.S. Dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan to be made or continued by DB for which the Eurocurrency Rate is being determined with maturities comparable to the Interest Period for which such Eurocurrency Rate will apply as of approximately 10:00 A.M. (New York City time) on the applicable Interest Rate Determination Date. The determination of the Eurocurrency Rate by Administrative Agent shall be conclusive and binding on Borrowers absent manifest error.

          "EUROCURRENCY RESERVE RATE" means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/100th of 1%):

                 Eurocurrency Rate
          -----------------------------------------------
                 1.00 - Eurocurrency Reserve Requirements

          "EUROCURRENCY RESERVE REQUIREMENTS" means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board).

          "EURODOLLAR LOAN" means any Eurocurrency Loan in Dollars.

          "EVENT OF DEFAULT" has the meaning assigned to that term in SECTION 10.1.

          "EXCLUDED SERVICE CONTRACT" means any Contract, agreement or invoice between a Credit Party and an Obligor providing solely for the rendering of (i) waste water treatment services, (ii) electrical or other utility services or
(iii) plant operating (excluding tolling, processing or other similar arrangements or services), marketing and administrative services, in each case, by such Credit Party to such obligor.

          "EXISTING OBLIGATIONS" shall have the meaning assigned to that term in
SECTION 6.5(d).

          "FACILITY" means any of the credit facilities established under this Agreement.

          "FACING BANK" means DB or any other Lender satisfactory to DB and the Funds Administrator.

          "FEDERAL BANKRUPTCY CODE" means the federal bankruptcy code of the USA codified in Title 11 of the United States Code.

          "FEDERAL FUNDS RATE" means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by DB from three federal funds brokers of recognized standing selected by DB.

          "FINANCE CHARGES" means, for any Receivable, any finance, interest, late or other charges owing by an Obligor with respect to such Receivable.

          "FINANCE SUBSIDIARY" means any Restricted Subsidiary existing on the date of this Agreement or subsequently formed in accordance with the terms of this Agreement, (i) which is a special purpose entity which does not engage in any business other than borrowing funds from Borrower and lending funds to Restricted Subsidiaries pursuant to Pledged Intercompany Notes pursuant to documentation satisfactory to Administrative Agent with all rights of the Finance Subsidiary under such documentation pledged to the Collateral Agent in a manner satisfactory to Administrative Agent, (ii) which has provisions in its articles of incorporation satisfactory to

Administrative Agent and (iii) all of the Capital Stock of which is pledged by the applicable Credit Party to the Collateral Agent on behalf of the Lenders, pursuant to the Security Documents.

          "FIRST MORTGAGE NOTES" means all of the outstanding 11% First Mortgage Notes due 2004 of Huntsman Petrochemical, issued pursuant to that certain Indenture between the Company and the United States Trust Company of New York, a New York corporation, as trustee, dated as of April 15, 1994, as amended, supplemented, restated or otherwise modified.

          "FISCAL QUARTER" has the meaning assigned to such term in SECTION
7.11.

          "FISCAL YEAR" has the meaning assigned to such term in SECTION 7.11.

          "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of a Borrower that (A) is incorporated under the laws of a jurisdiction other than any State of the USA, the District of Columbia or any territory or possession of the USA and (B) maintains a majority of its assets outside the USA; PROVIDED, HOWEVER, that Huntsman International Sales Corporation shall be a Foreign Subsidiary for so long as it is treated as a foreign subsidiary under Section 956 of the Code.

          "FUNDS ADMINISTRATOR" means Huntsman Company LLC in its capacity as borrowing agent and funds administrator for the Borrowers hereunder and under each of the other Loan Documents.

          "GAAP" means generally accepted accounting principles in the USA as in effect from time to time.

          "GOF" means Matlin Patterson Global Opportunities Partners L.P. (f/k/a CSFB Global Opportunities Partners L.P.) by its investment advisor Matlin Patterson Global Advisers LLC (f/k/a CSFB Global Advisers LLC)

          "GOF BONDS" means Senior Subordinated Notes and Polymers Senior Notes held from time to time by gof immediately prior to the Closing Date. For purpose of this Agreement, all Senior Subordinated Notes and Polymers Senior Notes held from time to time by CPH or its Affiliate shall be deemed to be GOF Bonds.

          "GOF RESTRUCTURING AGREEMENT" has the meaning assigned to that term in
SECTION 5.1(p).

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "GUARANTEE OBLIGATIONS" means, as to any Person, without duplication, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, dividend, Capitalized Lease or Operating Lease, any other lease or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof PROVIDED, HOWEVER, that the term Guarantee Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "HEADQUARTERS MORTGAGE LOAN DOCUMENTS" means a mortgage or deed of trust, assignment of rents and leases and other customary mortgage loan documents entered into by Huntsman Headquarters Corporation, a Utah corporation, in connection with the mortgaging of the building located at 500 Huntsman Way, Salt Lake City, Utah and any agreements or documents entered into by Huntsman Headquarters Corporation evidencing the renewal, replacement or refinancing of the Indebtedness governed thereby to the extent such Indebtedness is permitted by SECTION 8.2(e).

          "HEDGING AGREEMENT" means any Interest Rate Agreement, Currency Agreement, commodity purchase or option agreement or commodity price hedging agreement or other hedging arrangement.

          "HIH" means Huntsman International Holdings, LLC, a Delaware limited liability company.

          "HIH UNIT TRANSFER" shall mean (a) the dividend of one common unit of HIH (the "Transferred Unit") by HSCC to HSCHC, the dividend of the Transferred Unit from HSCHC to the Company, and the dividend of the Transferred Unit from the Company to Holdco II or (b) the transfer of the Transferred Unit from HSCC to Holdco II; PROVIDED, however, that (i) such dividends or transfer shall only take place on the Business Day prior to the payment of the Alta Interest Purchase Price (as defined in the ICI Agreement) pursuant to the ICI Agreement,
(ii) the Transferred Unit shall at all times remain subject to the pledge in favor of the Collateral Agent and (iii) the Transferred Unit shall, promptly (a) be contributed from Holdco II to Company, from Company to HSCHC, and from HSCHC to HSCC or (b) transferred from Holdco II to HSCC, in each case pursuant to such documentation as may be satisfactory in form and substance to Administrative Agent.

          "HISTORICAL FINANCIAL STATEMENTS" means each of the financial statements of the Company or its Subsidiaries set forth on SCHEDULE 6.5(a) hereto.

          "HOLDCO AGREEMENT" has the meaning assigned to such term in SECTION 5.1(a)(viii) of this Agreement.

          "HOLDCO I" means Huntsman Holdings, LLC, a Delaware limited liability company.

          "HOLDCO II" means HMP Equity Holdings Corporation, a Delaware corporation.

          "HORIZON SUBORDINATION AGREEMENT" has the meaning given thereto in
SECTION 5.1(a)(ix) of this Agreement.

          "HORIZON SUBORDINATED NOTE" means that certain Amended and Restated Subordinated Promissory Note dated July 2, 2001 made by Borrower and payable to the order of Horizon Ventures, L.C., a Utah limited liability company, as amended or modified in accordance with the terms hereof.

          "HSCC" means Huntsman Specialty Chemicals Corporation, a Delaware corporation.

          "HSCHC" means Huntsman Specialty Chemicals Holdings Corporation, a Utah corporation.

          "HSCC AGREEMENT" means that certain letter agreement dated as of the date hereof by and among the Company, HSCC, the Collateral Agent and the Term Collateral Agent, as amended, modified or supplemented from to time.

          "HSCC SUBSIDIARY GUARANTEE AGREEMENT" has the meaning given thereto in
SECTION 5.1(a)(iii)(b).

          "HUNTSMAN EPS" means Huntsman Expandable Polymers Company, LC, a Utah limited liability company.

          "HUNTSMAN FUELS" means Huntsman Fuels, L.P., a Texas limited partnership.

          "HUNTSMAN GROUP" has the meaning given thereto in the definition of Change of Control in SECTION 1.1.

          "HUNTSMAN INTERNATIONAL TRADING CORPORATION" means Huntsman International Trading Corporation, a Delaware corporation.

          "HUNTSMAN PETROCHEMICAL" means Huntsman Petrochemical Corporation, a Delaware corporation.

          "HUNTSMAN POLYMERS NON-CASH CHARGE" means, for any period of four consecutive Fiscal Quarters that includes the last Fiscal Quarter of 2001, the one time, actual non-cash write down charge incurred in the last Fiscal Quarter of 2001 in connection with Polymers asset write-downs.

          "ICI" means ICI Alta, Inc., a Delaware corporation.

          "ICI AGREEMENT" means the Sale and Purchase Agreement dated as of June 14, 2002, by and among Imperial Chemical Industries PLC, ICI Americas Inc., ICI, ICI Finance PLC, BNAC Inc. and GOF, as the same may be amended in accordance with the terms of this Agreement.

          "INDEBTEDNESS" means, as applied to any Person (without duplication):

                 (i)    all indebtedness of such Person for borrowed money;

                 (ii) the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith) which purchase price is
     (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or a similar instrument;

                 (iii)  all Capitalized Lease Obligations;

                 (iv) all indebtedness secured by any Lien (other than Customary Permitted Liens) on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

                 (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (ii) above);

                 (vi) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar instruments;

                 (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

                 (viii) all obligations of such Person under Hedging Agreements;

                 (ix)   Guarantee Obligations of such Person;

                 (x) the aggregate outstanding amount of Receivables Facility Attributed Indebtedness or the gross proceeds from any similar transaction, regardless of whether such transaction is effected without recourse to such Person or in a manner that would not otherwise be reflected as a liability on a balance sheet of such Person in accordance with GAAP; and

                 (xi) the principal balance outstanding under any synthetic lease, tax retention, operating lease, off balance sheet loan or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

PROVIDED, HOWEVER, notwithstanding the foregoing, "Indebtedness" shall not include deferred taxes or unsecured indebtedness of any Borrower and/or such Borrower's Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the casualty and other insurance premiums to be paid by any Borrower and/or such Borrower's Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

          "INITIAL PUBLIC OFFERING" means the initial public offering of the common equity of the Company or an entity ("ISSUER") of which the Company is a Wholly Owned Subsidiary.

          "INTERCOMPANY INDEBTEDNESS" means, Indebtedness of the Company or any of the Company's Restricted Subsidiaries which, in the case of the Company, is owing to any Subsidiary of the Company and which, in the case of any Subsidiary of the Company, is owing to the Company or any of such its other Subsidiaries.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated the date hereof, by and among the Collateral Agent, the Term Collateral Agent and the Company, in the form of Exhibit 1.3 to the Security Agreement, as amended, modified or supplemented in accordance with the terms thereof.

          "INTEREST COVERAGE RATIO" has the meaning assigned to that term in
SECTION 9.2 of this Agreement.

          "INTEREST EXPENSE" means, for the Company and its Restricted Subsidiaries with respect to any period, the sum of (x) total interest expense for the Company and its Restricted Subsidiaries to the extent reflected on a consolidated financial statement of the Company, determined on a consolidated basis in accordance with GAAP and (y) total cash dividends paid on any preferred Capital Stock of the Company and its Restricted Subsidiaries to a Person other than the Company or any of its Restricted Subsidiaries. As used in this definition, the term "interest" shall include, without limitation, all interest and fees payable with respect to the Obligations under this Agreement (other than fees which may be capitalized as transaction costs in accordance with
GAAP), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease Obligations during such period, all as determined in accordance with GAAP.

          "INTEREST PAYMENT DATE" means (a) as to any Base Rate Loan, the last Business Day of each Fiscal Quarter to occur while such Loan is outstanding and on the date all of the Loans hereunder are paid in full, (b) as to any Eurocurrency Loan, the last day of the Interest

Period applicable thereto and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, at the end of each three month anniversary of the first day of the Interest Period applicable thereto; PROVIDED, HOWEVER, that, in addition to the foregoing, each of (x) the date upon which the Revolving Commitment has been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

          "INTEREST PERIOD" means with respect to any Eurocurrency Loan, the period commencing on the Business Day such Loan is disbursed or continued (or on the date on which any Base Rate Loan is converted to a Eurodollar Loan) and ending on the date which is one (or such shorter period as may be agreeable to the Administrative Agent), two, three or six months thereafter, as selected by the Funds Administrator in an appropriate Notice of Borrowing or Notice of Conversion or Continuation;

PROVIDED that:

                 (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (ii) any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months after the calendar month in which such Interest Period began; and

                 (iii) no Interest Period for any Loan shall extend beyond the Commitment Termination Date.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which a Borrower or any Restricted Subsidiary is a party, designed to protect such Borrower or Restricted Subsidiary against fluctuations in interest rates.

          "INTEREST RATE DETERMINATION DATE" means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be the second Business Day prior to the first day of the related Interest Period for such Loan.

          "IRIC" means International Risk Insurance Company, a Vermont corporation.

          "INVENTORY" of a Person means, inclusively, all inventory as defined in the Uniform Commercial Code and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in business.

          "INVESTMENT" means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person, (ii) any direct or indirect loan or advance to any other Person (other than prepaid expenses or accounts receivable created or acquired in the ordinary course of business), including all Indebtedness to such Person arising from a sale of property by such person other than in the ordinary course of its business or (iii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person (including by way of merger, consolidation or amalgamation). The amount of any Investment by any Person on any date of determination shall be the acquisition price of the gross assets acquired (including any liability assumed by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus all additional capital contributions or purchase price paid in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than the Company or another Subsidiary of the Company) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

          "IRS" means the United States Internal Revenue Service, or any successor or analogous organization.

          "LC COMMISSION" has the meaning assigned to that term in SECTION 2.3(f)(ii).

          "LC OBLIGATIONS" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to SECTION 2.3(c). The LC Obligation of any Revolving Lender at any time shall mean its Revolving Pro Rata Share of the aggregate LC Obligations outstanding at such time.

          "LENDER" and "LENDERS" have the respective meanings assigned to those terms in the preamble to this Agreement and shall include any other Person which becomes a Lender pursuant to SECTION 13.9.

          "LENDING OFFICE" means, with respect to each Lender, the office specified under such Lender's name on the signature page hereto, or on the signature page to any Assignment and Assumption Agreement, with respect to each Letter of Credit or Type of Loan, as the case may be, or such other office as such Lender may designate in writing from time to time to the Funds Administrator and Administrative Agent with respect thereto.

          "LETTER OF CREDIT AMENDMENT" has the meaning assigned to that term in
SECTION 2.3(b).

          "LETTER OF CREDIT PAYMENT" means, as applicable (a) all payments made by Facing Bank pursuant to either a draft or demand for payment under a Letter of Credit or (b) all payments made by Lenders having Revolving Commitments to Facing Bank in respect thereof (whether or not in accordance with their Revolving Pro Rata Share).

          "LETTER OF CREDIT REQUEST" has the meaning assigned to that term in
SECTION 2.3(b).

          "LETTERS OF CREDIT" means all Standby Letters of Credit issued pursuant to this Agreement, and "Letter of Credit" means any one of such Letters of Credit.

          "LEVERAGE RATIO" has the meaning as defined in SECTION 9.1 of this Agreement.

          "LIEN" means (i) any judgment lien or execution, attachment, levy, distraint or similar legal process and (ii) any mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien, charge or deposit arrangement (other than a deposit to a Deposit Account in the ordinary course of business and not intended as security) of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, any filing or agreement or authorization to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than (x) filings for which an agreement to release such statement has been obtained and delivered to Administrative Agent, (y) filings improperly made against a Borrower or any of its Subsidiaries without their consent or (z) filings to reflect ownership by a third party of property leased or consigned to a Borrower or any of its Subsidiaries under a lease or consignment agreement which is not in the nature of a conditional sale or title retention agreement, or any sale of receivables with recourse against the seller or any Affiliate of the seller).

          "LOAN" means an extension of credit by a Lender pursuant to Article II, and "LOANS" means all of such Loans by all Lenders collectively.

          "LOAN DOCUMENTS" means, collectively, this Agreement, the Subsidiary Guarantee Agreements, the Notes, each Security Document, each Letter of Credit, the Holdco Agreement, the HSCC Agreement and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

          "LOCK-BOX" means each post office box or bank box listed on EXHIBIT 1.1(b), as adjusted pursuant to SECTION 11.1.

          "LOCK-BOX ACCOUNT" means each account pledged to the Collateral Agent at a Lock-Box Bank for the purpose of receiving, collecting or concentrating Collections.

          "LOCK-BOX BANK" means each of the banks set forth in EXHIBIT 1.1(b), as adjusted pursuant to SECTION 11.1.

          "LOCK-BOX LETTER" means a letter with respect to the Lock-Boxes and/or Lock-Box Accounts in substantially the form of EXHIBIT 1.1(c) (with such changes therein as are acceptable to Administrative Agent) between the applicable Borrower and the applicable Lock-Box Bank at which such Lock-Box and/or Lock-Box Account are maintained, together with an acknowledgment thereto executed by such Lock-Box Bank and the Collateral Agent.

          "MANAGEMENT FEES" means for any period, all management fees or similar compensation, excluding amounts representing reimbursement of out-of-pocket expenses incurred in the ordinary course of business in connection with the performance of management services.

          "MASTER COLLECTION ACCOUNT" means an account established pursuant to
SECTION 11.1 which is maintained by the Collateral Agent, for the benefit of the Secured Parties, and to which all Collections received in any Lock-Box or Lock-Box Account are to be remitted. The initial Master Collection Account shall be account no. 00-416-540 at Deutsche Bank Trust Company Americas.

          "MASTER COLLECTION ACCOUNT AGREEMENT" has the meaning assigned to that term in SECTION 11.1.

          "MASTER COLLECTION ACCOUNT BALANCE" shall mean the amount of funds on deposit in the Master Collection Account as of 5:00 P.M. (New York City time) on any Business Day.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform its respective obligations under any Loan Document to which it is a party or (c) the validity or enforceability of this Agreement or any of the Security Documents or the rights or remedies of Administrative Agent and the Lenders hereunder or thereunder.

          "MATERIAL AGREEMENT" means (i) any Contractual Obligation, the breach of which or the failure to maintain would be reasonably likely to result in a Material Adverse Effect and (ii) any material Contractual Obligation entered into in connection with an Acquisition.

          "MATERIAL SUBSIDIARY" means any Restricted Subsidiary of the Company, the Consolidated Total Assets of which were more than 2% of the Company's Consolidated Total Assets as of the end of the most recently completed Fiscal Year of the Company for which audited financial statements are available; PROVIDED that, in the event the aggregate of the Consolidated Total Assets of all Restricted Subsidiaries that do not constitute Material Subsidiaries exceeds 5% of the Company's Consolidated Total Assets as of such date, the Funds Administrator (or Administrative Agent, in the event the Funds Administrator has failed to do so within 10 days of request therefor by Administrative Agent) shall, to the extent necessary, designate sufficient Restricted Subsidiaries to be deemed to be "Material Subsidiaries" to eliminate such excess, and such designated Restricted Subsidiaries shall thereafter constitute Material Subsidiaries. Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of the Company included in such audited financial statements.

          "MINIMUM SENIOR DEBT PREPAYMENT" shall mean one or more prepayments of the principal amount of outstanding Term Loans under the Amended and Restated Credit Agreement which individually or in the aggregate equal at least $350,000,000 made with the net proceeds of equity or Permitted Junior Debt.

          "MIOA" means the Membership Interest Option Agreement, by and among Imperial Chemical Industries PLC, ICI and HSCC, dated as of November 2, 2001, as amended and restated as of December 20, 2001, as the same may be amended in accordance with the terms of this Agreement.

          "MONTHLY REPORT" has the meaning assigned to that term in SECTION
11.2.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "MORTGAGED PROPERTY" means, collectively, all of the properties of the Borrowers and the Subsidiaries of the Borrowers defined as "Mortgaged Property" in each of the respective Mortgages including, without limitation, the properties listed on SCHEDULE 6.21(c) identified as Mortgaged Property and any other property which becomes Mortgaged Property pursuant to SECTION 7.10.

          "MORTGAGE POLICIES" has the meaning assigned to such term in SECTION 5.1(b)(vi).

          "MORTGAGES" means, collectively, (i) the mortgage and leasehold mortgages in form and substance satisfactory to Administrative Agent each dated as of the Closing Date or a date prior thereto and executed by a Credit Party, as mortgagor, in favor of Collateral Agent (or its designee) for the benefit of the Lenders, as mortgagee, relating to the Mortgaged Property, and (ii) any other mortgage, deed of trust or similar agreement executed by a Credit Party pursuant to which such Person shall have granted a mortgage to Collateral Agent (or its designee) for the benefit of the Lenders, as each such agreement may at any time be amended, supplemented, restated or otherwise modified in accordance with the terms thereof and in effect.

          "MULTIEMPLOYER PLAN" means any plan described in Section 4001(a)(3) of ERISA to which contributions are or have within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by any Borrower or any of such Borrower's ERISA Affiliates or any Subsidiary of such Borrower or ERISA Affiliates to any such Subsidiary.

          "NET INTEREST EXPENSE" means, for the Company and its Restricted Subsidiaries with respect to any period, Interest Expense net of interest income on Cash and Cash Equivalents, net of amounts received under Interest Rate Agreements, to the extent permitted hereunder.

          "NET RECEIVABLES BALANCE" shall mean, as determined by Administrative Agent in good faith, the result of (a) the Outstanding Balance of all Eligible Receivables (without duplication for Uninvoiced Receivables that have become the subject of an invoice) MINUS (b) the sum of (i) sales, excise or similar taxes included in the amount thereof and (ii) returns, discounts, claims, credits, charges and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto MINUS (c) the Dilution Reserve.

          "NET SALE PROCEEDS" means, with respect to any Asset Disposition the aggregate cash payments received by any Borrower, HSCC, HSCHC or any Restricted Subsidiary from such Asset Disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) minus the direct costs and expenses incurred in connection therewith (including in the case of any Asset Disposition, the payment of the outstanding principal amount of, premium, if any, and interest on any Indebtedness (other than hereunder) required to be repaid as a result of such Asset Disposition), and any provision for taxes in respect thereof made in accordance with GAAP PROVIDED that such expenses shall only include taxes to the extent that taxes are payable in cash in the current year or the following year as a result of such Asset Disposition. Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Sale Proceeds, be in an amount equal to the dollar equivalent as of the date of receipt thereof by any Borrower or any Restricted Subsidiary of such Borrower.

          "NOTE" means any of the Revolving Notes, and "Notes" means all of such Notes collectively.

          "NOTICE OF BORROWING" means a notice given by the Funds Administrator to Administrative Agent pursuant to SECTION 2.1(d), substantially in the form of
EXHIBIT 2.1(d) attached hereto.

          "NOTICE OF CONVERSION OR CONTINUATION" has the meaning assigned to that term in SECTION 2.2(b).

          "OBLIGATIONS" means all liabilities and obligations of each Borrower and any Subsidiary of a Borrower now or hereafter arising under this Agreement and all of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

          "OBLIGOR" means, for any Receivable, the Person obligated to make payments on such Receivable or any guarantor of such obligation.

          "OPERATING LEASE" of any Person, means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease.

          "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person, such Person's articles or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

          "ORIGINAL CREDIT AGREEMENT" has the meaning assigned such term in the Amended and Restated Credit Agreement.

          "OUTSTANDING BALANCE" means, for any Receivable, the outstanding principal balance of such Receivable, including, in the case of Receivables originated by Huntsman Petrochemical only, demurrage, detention and other freight charges, and excluding, in all cases, any Finance Charges.

          "PARTICIPANTS" has the meaning assigned to that term in SECTION
13.8(b).

          "PAYMENT OFFICE" means (a) with respect to Administrative Agent, 233 South Wacker Drive, Suite 8400, Chicago, Illinois 60606, or such other address as Administrative Agent may from time to time specify in accordance with SECTION 13.3.

          "PBGC" means the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA.

          "PERMITTED DISCRETION" shall mean Administrative Agent's judgment exercised in good faith based upon its consideration of any factor which Administrative Agent believes in good faith: (a) will or could reasonably be expected to adversely affect the value of any Collateral, the enforceability or priority of the Collateral Agent's Liens thereon or the amount which Administrative Agent, the Lenders or any Facing Bank would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) suggests that any collateral report or financial information delivered to Administrative Agent by any Person on behalf of any Borrower is incomplete, inaccurate or misleading in any material respect;
(c) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Credit Party or any of the Collateral; or
(d) creates or reasonably could be expected to create an Event of Default or Unmatured Event of Default. In exercising such judgment, Administrative Agent may consider such factors already included in or tested by the definition of Eligible Receivable and Eligible Inventory, as well as any of the following: (i) the changes in collection history and dilution with respect to the Receivables;
(ii) changes in any concentration of risk with respect to the Receivables or Inventory; (iii) changes in demand for, pricing of, or product mix of Inventory; and (iv) any other factors that change the credit risk of lending to the Borrowers on the security of the Credit Parties' Receivables and Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrowers.

          "PERMITTED INVESTMENTS" shall mean any of the following (a) investments in money market funds rated in the highest investment category by Moody's and S&P and (b) any other over-night investment permitted by the Administrative Agent.

          "PERMITTED JUNIOR DEBT" means Indebtedness which is structured so as to be junior to the obligations under the Senior Secured Credit Facilities (including the Obligations) in that it is either (i) unsecured and subordinated to the Obligations, (ii) unsecured or (iii) secured with liens that are expressly subordinated to the liens securing the Obligations hereunder, in each case on terms and conditions and in form and substance satisfactory to Administrative Agent; PROVIDED, that (a) such terms and conditions shall not be more restrictive to the Borrowers than those set forth herein and shall be at or below a market interest rate for comparable instruments and (b) in no event shall any scheduled principal payments be required to be made prior to March 31, 2007.

          "PERMITTED LIENS" has the meaning assigned to that term in SECTION
8.1.

          "PERMITTED POLYMERS NOTES REPURCHASE AMOUNT" means proceeds of Permitted Junior Debt which are permitted under Section 4.2(e) of the Amended and Restated Credit Agreement to be used to purchase or retire Polymers Senior Notes; provided that the Administrative Agent shall create a reserve against the Borrowing Base equal to such amount pending the purchase or retirement of such Polymers Senior Notes or the prepayment of Indebtedness under the Amended and Restated Credit Agreement as required by Section 4.2(e) thereof.

          "PERMITTED TRANSFER" means from and after the date that the Term B Loan (as defined in the Amended and Restated Credit Agreement) has been pre-paid in full, the sale or transfer by GOF or the Huntsman Group of up to 5% of the Capital Stock of Holdings I held by such party as of the Closing Date and thereafter, upon the pledge by HSCC of an additional 30% of HIH pursuant to
SECTION 7.10(f) hereof, the sale or transfer by GOF or the Huntsman Group of up to 15% in the aggregate of the Capital Stock of Holdings I held by each such party as of the Closing Date.

          "PERMITTED TURNAROUND CAPITAL EXPENDITURES" means capital expenditures incurred on or prior to December 31, 2003 not exceeding the amount specified on
SCHEDULE 1.1(d) for the specific turnaround project identified on such Schedule.

          "PERSON" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "PLAN" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by any Borrower or any of its ERISA Affiliates or any Subsidiary of such Borrower or any ERISA Affiliates of such Subsidiary, but not including any Multiemployer Plan.

          "PLAN ADMINISTRATOR" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

          "PLAN OF REORGANIZATION" means that certain Debtors' Joint Prepackaged Plan of Reorganization dated as of July 15, 2002, as modified, supplemented or amended.

          "PLAN SPONSOR" has the meaning assigned to the term "plan sponsor" in
Section 3(16)(B) of ERISA.

          "PLEDGE AGREEMENT" means, once executed and delivered, the pledge agreement delivered pursuant to Section 5.1(b)(v).

          "PLEDGED INTERCOMPANY NOTES" means, collectively, the "Pledged Intercompany Notes" as defined in the Security Agreement.

          "PLEDGED SECURITIES" means, collectively, "Pledged Securities" as defined in the Security Agreement or any other pledged securities under any Security Document.

          "POLYMERS" means Huntsman Polymers Corporation, a Delaware corporation, formerly known as Rexene Corporation.

          "POLYMERS SENIOR NOTES" means those certain 11-3/4% Senior Notes due 2004 of Polymers issued pursuant to the Amended and Restated Polymers Indenture.

          "PREFERRED STOCK" means preferred Capital Stock of the Company which
(i) is not convertible or exchangeable into Indebtedness, (ii) may not, upon the occurrence of any event or circumstance or otherwise by its terms, be required to be redeemed by the Company or be redeemable at the option of the holder thereof, in each case, at any time prior to March 31, 2007 and (iii) does not contain other terms (other than customary market terms for preferred stock of similar companies) which could reasonably be expected to adversely affect the interests of the Lenders.

          "PRICING GRID" shall mean, at any time with respect to any Eurocurrency Loan or Base Rate Loan, as the case may be, the chart set forth below. From and after any Start Date to and including corresponding End Date, the Applicable Base Rate Margin and Applicable Eurocurrency Margin shall be a percentage per annum equal to the applicable percentage per annum set forth below if, as of the Test Date for such Start Date, the Company shall have the Leverage Ratio specified:

                               Level 1                       Level 2                Level 3                 Level 4
                          --------------------         --------------------     -------------------     -------------------
     Leverage Ratio       GREATER THAN OR              GREATER THAN OR          GREATER THAN OR         LESS THAN 3.50:1.00
                           EQUAL TO 7.50:1.00           EQUAL TO 5.60:1.00       EQUAL TO 3.50:1.00
                                                       but                      but
                                                       LESS THAN 7.50:1.00      LESS THAN 5.60:1.00

     Applicable
     Eurocurrency
     Margin                              3.50%                        3.25%                    3.00%                   2.75%


     Applicable
     Base Rate
     Margin                              2.50%                        2.25%                    2.00%                   1.75%

PROVIDED, that, notwithstanding the foregoing, if the Borrowers shall fail to deliver the financial statements that are required to be delivered pursuant to
SECTION 7.1(a) or 7.1(b), from the date which is three Business Days after the date on which such financial statements were so required to be delivered until the date of actual delivery thereof, the Applicable Base Rate Margin and Applicable Eurocurrency Margin shall be a percentage per annum equal to the applicable percentage amount set forth above with respect to Level 1. If a Default or an Event of Default shall exist at the time any reduction in the Applicable Base Rate Margin and Applicable Eurocurrency Margin is to be implemented, that reduction shall be deferred until the date on which such Default or Event of Default is cured or waived and at all times during the existence of such Default or Event of Default, the Applicable Base Rate Margin and Applicable Eurocurrency Margin shall be a percentage per annum equal to the applicable percentage amounts set forth above with respect to Level 1.

          "PRO FORMA BALANCE SHEET" shall have the meaning given such term in
SECTION 6.5(e).

          "PROJECTIONS" has the meaning assigned to that term in SECTION 6.5(f).

          "RECEIVABLE" means any indebtedness and other obligations now existing and hereafter arising owed to, or any right to payment of, a Credit Party from, or on behalf of, an Obligor (including, but not limited to Uninvoiced Receivables), whether constituting an account, chattel paper, investment property, instrument or general intangible, arising in connection with the sale or lease of inventory, goods or merchandise or the rendering of services (other than the rendering of management services and overhead sharing arrangements in the ordinary course between a Credit Party and any Subsidiary of the Company) by such Credit Party, including, Finance Charges, and freight, detention and demurrage charges with respect thereto; PROVIDED, HOWEVER, that the term "Receivable" shall not include any such amounts arising under any Excluded Service Contract. Indebtedness and other obligations of any Person arising from any one transaction, or represented by an individual invoice or agreement, shall constitute a separate Receivable from any Receivable arising from any other transaction.

          "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" at any time shall mean the aggregate net outstanding amount theretofore paid in respect of the accounts receivable sold or transferred as part of a bulk sale or financing of accounts receivable by it.

          "RECORDS" means, for any Receivable, all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, software and related property and rights) relating to such Receivable or the related Obligor.

          "RECOVERY EVENT" means the receipt by a Borrower (or any of its Restricted Subsidiaries) of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of any Borrower or any Restricted Subsidiary which are included in the computation of the Borrowing Base, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of any Borrower or any Restricted Subsidiary which are included in the computation of the Borrowing Base and (iii) under any policy of insurance required to be maintained under SECTION 7.8 covering properties or assets of a Borrower or any Restricted Subsidiary which are included in the computation of the Borrowing Base; PROVIDED, HOWEVER, that in no event shall payments made under business interruption insurance constitute a Recovery Event.

          "REGULATION D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "RELATED ACCOUNTS" means, for any Receivable, all deposit accounts and investment accounts into which any Collections or other proceeds of such Receivable are deposited (including, but not limited to, all Lock-Box Accounts and the Master Collection Account) and all monies and other funds, certificates, securities, other instruments, general intangibles and other items credited thereto or constituting investments thereof from time to time.

          "RELATED FUND" means, with respect to any Lender which is a fund, any other fund that invests in bank loans and is administered or managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

          "RELATED SECURITY" means, for any Receivable, all of the applicable Credit Party's right, title and interest in (a) the inventory, goods and merchandise (including any returned or repossessed inventory, goods and/or merchandise) the sale or lease of which by a Credit Party gave rise to such Receivable, and all insurance contracts with respect thereto, (b) all other security interests or liens and property subject thereto purporting to secure payment of such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, (c) all guaranties, letters of credit, indemnities, warranties, insurance policies and proceeds and premium refunds thereof, and other agreements or arrangements supporting or securing payment of such Receivable, (d) all service contracts and other contracts and agreements related to such Receivable, (e) all Records related to such Receivable, (f) the Related Accounts, and (g) all proceeds of any of the foregoing.

          "RELEASE" means release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching, or migration into the indoor or outdoor environment or into or out of any property of any Borrower or such Borrower's Subsidiaries, or at any other location to which any Borrower or any Subsidiary has transported or arranged for the transportation of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of any Borrower or such Borrower's Subsidiaries or at any other location, including any location to which any Borrower or any Subsidiary has transported or arranged for the transportation of any Contaminant.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent or minimize the Release or substantial threat of a material Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial or post-remedial studies and investigations and post-remedial monitoring and care.

          "REPORT DATE" means the fifteenth (15th) day of each month (or, if such day is not a Business Day, the next Business Day); PROVIDED, HOWEVER, that the first Report Date shall be deemed to be the date of this Agreement.

          "REPORTABLE EVENT" means a "reportable event" described in Section 4043(b) of ERISA or in the regulations thereunder with respect to a Plan other than a reportable event for which the 30-day notice requirement to the PBGC has been waived, any event requiring disclosure under Section 4063(a) or 4062(e) of ERISA, receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA or receipt of a notice of reorganization or insolvency with respect to a Multiemployer Plan pursuant to
Section 4242 or 4245 of ERISA.

          "REQUIRED LENDERS" means, as of the date of determination thereof, the Lenders having more than 50% of the Commitments of the Lenders at such time; PROVIDED that if the Commitments shall have been terminated in full, "Required Lenders" means Lenders holding more than 50% of the then aggregate unpaid principal amount of the sum of the value of (i) the Loans PLUS (ii) the LC Obligations.

          "REQUIREMENT OF LAW" means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE FINANCIAL OFFICER" means the Chief Financial Officer, principal accounting officer, a financial vice president, Controller, Treasurer or Assistant Treasurer of the Company.

          "RESPONSIBLE OFFICER" means any of the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President, the Controller, Chief Financial Officer, Chief Restructuring Officer, any Vice President, the Treasurer, or the Secretary or any other similar officer or position.

          "RESTRICTED DOMESTIC SUBSIDIARY" means any Restricted Subsidiary which is also a Domestic Subsidiary.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "RESTRICTED SUBSIDIARY ADJUSTED EARNINGS" means, for any applicable period, Consolidated Net Income or Consolidated Net Loss of the Company and its Restricted Subsidiaries plus, to the extent not included therein, and to the extent paid out of retained or current earnings (and not constituting a return of capital), the amount of cash dividends or distributions paid to the Company or a Restricted Subsidiary from any Unrestricted Subsidiary or from any Person which is not a Subsidiary during such period; PROVIDED that in computing Consolidated Net Income or Consolidated Net Loss for purposes of this definition extraordinary gains or losses shall be excluded.

          "RESTRUCTURING CHARGES" means (a) non-recurring non-cash restructuring charges pertaining to the Transactions incurred on or prior to the Closing Date,
(b) non-recurring cash restructuring charges pertaining to the Transactions incurred on or prior to the Closing Date in an aggregate amount not to exceed $20,000,000, and (c) non-recurring restructuring charges incurred after the Closing Date pertaining to the contemplated restructurings described in SCHEDULE 1.1(e) in an aggregate amount not to exceed the amounts set forth on SCHEDULE 1.1(e) for such restructuring.

          "REVOLVING COMMITMENT" means, with respect to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans pursuant to SECTIONS 2.2(a), and 2.2(b) and to participate in Letters of Credit pursuant to
SECTION 2.5(d), as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such Revolving Lender's name on SCHEDULE 1.1(a) hereto under the caption "AMOUNT OF REVOLVING COMMITMENT" and "REVOLVING COMMITMENTS" means such commitments collectively, which commitments as of the date hereof equal the amount of $275,000,000.

          "REVOLVING LENDERS" means those Lenders providing Revolving Commitments hereunder and shall include any Person which becomes a Revolving Lender as contemplated by SECTION 13.8.

          "REVOLVING LOAN" has the meaning assigned to such term in
SECTION 2.2(a).

          "REVOLVING NOTE" has the meaning assigned to that term in
SECTION 2.2(d).

          "REVOLVING PRO RATA SHARE" means, when used with reference to any Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Revolving Lender's Revolving Commitment and the denominator of which shall be the aggregate Revolving Commitments outstanding for all Revolving Lenders or, if no Revolving Commitments are then outstanding, such Revolving Lender's aggregate Revolving Loans to the total Revolving Loans outstanding hereunder and when used with reference to any Revolving Lender's percent interest, such fraction.

          "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

          "SALE AND LEASEBACK TRANSACTION" means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property; PROVIDED, HOWEVER, that a sale and leaseback by a Borrower or any Restricted Subsidiary of railcars acquired after the date hereof shall not constitute a "Sale and Leaseback Transaction" for purposes of this Agreement.

          "SEC" means the Securities and Exchange Commission or any successor thereto.

          "SECURED PARTY" has the meaning assigned to that term in the Security Agreement.

          "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITY AGREEMENT" has the meaning assigned to that term in SECTION 5.1(b)(ii) of this Agreement.

          "SECURITY DOCUMENTS" means, collectively the Pledged Intercompany Notes, the Security Agreement, the Subsidiary Guarantee Agreements, the Mortgages and all other agreements, assignments, security agreements, instruments and documents executed in connection therewith, including, without limitation, all pledge agreements, charges and other instruments and documents executed in connection with the granting of a security interest to the Collateral Agent in the Capital Stock of any Foreign Subsidiary, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect. For purposes of this Agreement, "Security Documents" shall also include all guaranties, security agreements, mortgages, pledge agreements, collateral assignments, subordination agreements and other collateral documents in the nature of any thereof entered into by the Company or any Subsidiary of the Company after the date of this Agreement in favor of the Collateral Agent for the benefit of the Lenders in satisfaction of the requirements of this Agreement.

          "SENIOR SECURED CREDIT FACILITIES" means the facilities evidenced by the Amended and Restated Credit Agreement and the Agreement.

          "SENIOR SUBORDINATED NOTES" means those certain (i) 9-1/2% Senior Subordinated Notes of the Company due 2007 and Senior Subordinated Floating Rate Notes of the Company due 2007, each issued pursuant to the applicable Amended and Restated Senior Notes Indenture, and (ii) 9-1/2% Senior Subordinated Notes of the Company due 2007 issued pursuant to the Amended and Restated Senior Notes Indentures, in each case, as outstanding after giving effect to the Transactions.

          "SHAREHOLDER LOANS" has the meaning assigned to that term in SECTION 8.4.

          "STANDBY LETTERS OF CREDIT" means any of the irrevocable standby letters of credit issued for the joint and several account of Borrowers pursuant to this Agreement, in form acceptable to the Facing Bank, together with any increases or decreases in the Stated Amount thereof and any renewals, amendments and/or extensions thereof.

          "START DATE" shall mean, with respect to any Applicable Margin Period, the first day of such Applicable Margin Period.

          "STATED AMOUNT" or "STATED AMOUNTS" means with respect to any Letter of Credit, the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

          "SUBSIDIARY" of any Person means any corporation, partnership (limited or general), limited liability company, trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent controlling interest shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of any Borrower.

          "SUBSIDIARY GUARANTEE AGREEMENT" has the meaning assigned to that term in SECTION 5.1(a)(iii).

          "SUBSIDIARY GUARANTOR" means a Subsidiary of any Borrower that becomes a party to the Subsidiary Guarantee Agreement.

          "TAX SHARING AGREEMENT" means that certain tax sharing agreement dated as of the date hereof by and between the Company and Holdco II, initially substantially in the form of EXHIBIT 5.1(g), as amended or otherwise modified from time to time.

          "TAXES" has the meaning assigned to that term in SECTION 4.8(a).

          "TERM COLLATERAL AGENT" means the Collateral Agent as such term is defined in the Amended and Restated Credit Agreement

          "TERM LOAN OBLIGATIONS" means the Obligations as such term is defined in the Amended and Restated Credit Agreement.

          "TEST DATE" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

          "TOTAL AVAILABLE REVOLVING COMMITMENT" means, at the time any determination thereof is made, the sum of the respective Available Revolving Commitments of the Revolving Lenders at such time.

          "TRANCHE" means a group of Loans of a single Type as in effect on the Closing Date or thereafter converted or continued by the Lenders on a single date and in the case of Loans other than Base Rate Loans, as to which a single Interest Period is in effect.

          "TRANSACTION" shall mean and include the transactions contemplated hereby.

          "TRANSACTION DOCUMENTS" means the Loan Documents and any other documents relating to the restructuring of Borrowers' outstanding debt.

          "TRANSFEREE" has the meaning assigned to that term in SECTION 13.8(d).

          "TYPE" means as to any Loan its nature as a Base Rate Loan or a Eurodollar Loan.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "UNINSURED MORTGAGED PROPERTIES" has the meaning assigned to such term in SECTION 5.1(b)(vi).

          "UNINVOICED RECEIVABLE" means an amount owed by an Approved Uninvoiced Customer to a Credit Party for any products delivered to such Approved Uninvoiced Customer pursuant to a Contract by barge, rail or metered pipeline and for which an invoice has not yet been issued, but for which an invoice is issued within 5 Business Days after the end of the month in which such products were delivered.

          "UNMATURED EVENT OF DEFAULT" means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary listed on SCHEDULE 1.1(c) of this Agreement and any Subsidiary thereof, any Subsidiary of HIH, or any Subsidiary of a Borrower that at the time of formation shall be designated an Unrestricted Subsidiary in an officer's certificate signed by two Responsible Financial Officers of the Company and into which, within ten (10) Business Days after such formation, an existing Unrestricted Subsidiary is merged or combined; PROVIDED, HOWEVER, that, for purposes of this Agreement, HCPH Holdings Pty Limited and Huntsman Chemical Australia Unit Trust shall be deemed to be Unrestricted Subsidiaries of the Company.

          "USA" means the United States of America (including all states and political subdivisions thereof).

          "WEEKLY REPORT" has the meaning assigned to that term in SECTION 11.3(b).

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "WHOLLY-OWNED DIRECT SUBSIDIARY" means with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than qualifying shares required to be owned by directors, or similar de minimis issuances of Capital Stock to comply with Requirements of
Law) are at the time owned directly by such Person.

          "WHOLLY-OWNED DOMESTIC SUBSIDIARY" means any Wholly-Owned Subsidiary which is also a Domestic Subsidiary.

          "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than qualifying shares required to be owned by directors, or similar de minimis issuances of Capital Stock to comply with Requirements of
Law) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person; PROVIDED, HOWEVER, that for purposes of this Agreement, Nitroil Vegyipari Termelo-Fejlesztro Resvenytatsag and its Wholly-Owned Subsidiaries shall be deemed to be "Wholly-Owned Subsidiaries" of the Company.

          "WRITTEN" or "IN WRITING" means any form of written communication or a communication by means of telecopier device, or authenticated telex, telegraph or cable.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles", "Sections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

          1.2    ACCOUNTING TERMS; FINANCIAL STATEMENTS.

          (a) All accounting terms used herein but not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP as applied in effect on the date hereof in the USA. Except as otherwise expressly provided herein (including without limitation, any modification to the terms hereof pursuant to SECTION 8.14), all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the USA on the date hereof and on a basis consistent with the presentation of the financial statements delivered pursuant to, or otherwise referred to in,
SECTION 6.5. Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to SECTION 7.1 shall be prepared in accordance with GAAP in the USA as in effect on the respective dates of their preparation. For purposes of the financial terms set forth herein, whenever reference is made to a determination which is required to be made on a consolidated basis (whether in accordance with GAAP or otherwise) for Borrowers and their Restricted Subsidiaries or for the Company and its Restricted Subsidiaries, such determination shall be made as if each Unrestricted Subsidiary were wholly-owned by a Person not an Affiliate of any Borrower.

          (b) For purposes of computing the ratios in the Pricing Grid and in the financial covenants in SECTIONS 9.2 and 9.3 for any portion of any period prior to the Closing Date, (i) Cash Interest Expense shall be calculated on a pro forma basis giving effect to the Transactions occurring on the Closing Date as if such events occurred on the first day of the applicable four fiscal quarter period with interest rates in effect as of the Closing Date and (ii) fourth quarter 2001 EBITDA shall be the respective amounts set forth on EXHIBIT 1.2(b).

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

          2.1    REVOLVING CREDIT BORROWING.

          (a) REVOLVING COMMITMENTS. Each Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to the Borrowers on a revolving basis from time to time during the Commitment Period, in an amount not to exceed its Available Revolving Commitment after giving effect to the use of proceeds thereof and of any other Loan made prior thereto or simultaneously therewith on the applicable borrowing date (each such loan by any Lender, a "REVOLVING LOAN" and collectively, the "REVOLVING LOANS"); PROVIDED, that all Revolving Loans comprising the same Borrowing hereunder shall be made by the Revolving Lenders simultaneously and proportionately to their respective Revolving Commitments; PROVIDED, FURTHER, that after giving effect to any Borrowing of Revolving Loans, the outstanding principal balance of all Revolving Loans and the Stated Amount of all outstanding LC Obligations may not exceed the Borrowing Base. Prior to the Commitment Termination Date, Revolving Loans may be repaid and reborrowed by the Borrowers in accordance with the provisions hereof.

          (b)    REVOLVING LOANS. The Revolving Loans may from time to time be
(i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Funds Administrator and notified to Administrative Agent in accordance with SECTION 2.1(d); PROVIDED, HOWEVER, that at no time shall there be outstanding more than ten (10) Borrowings of Eurocurrency Loans which are part of the Revolving Loans; PROVIDED, FURTHER, HOWEVER, that no Revolving Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Commitment Termination Date. All Revolving Loans shall be made in Dollars.

          (c) REVOLVING NOTES. The Revolving Loans made by each Revolving Lender shall, if requested by such Revolving Lender, be evidenced by a promissory note substantially in the form of EXHIBIT 2.1(c), with appropriate insertions as to payee, date and principal amount (a "REVOLVING NOTE"), payable to the order of such Lender. Each Revolving Lender is hereby authorized to record the date, Type and amount of each Revolving Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Note (or otherwise on the records of such Lender), and any such recordation shall (in the absence of manifest error) constitute prima facie evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure of a Lender to make any such recordation (or any error in such recordation) on its records or on its Revolving Note shall not affect the obligations of the Borrowers thereunder or under this Agreement. Each Revolving Note shall (x) be dated the Closing Date,
(y) be stated to mature on the Commitment Termination Date and (z) provide for the payment of interest in accordance with SECTION 3.1.

          (d) PROCEDURE FOR REVOLVING CREDIT BORROWING. Borrowings shall be made on notice from the Funds Administrator to the Administrative Agent (x) prior to 12:00 Noon (New York City time), three Business Days prior to the requested borrowing date, if all or any part of the requested Revolving Loans are to be Eurodollar Loans and (y) prior to 2:00 P.M. (New York City time), on the Business Day of the requested borrowing date, with respect to Borrowings of Base Rate Loans, specifying (i) the amount to be borrowed, (ii) the requested borrowing date, (iii) whether the Borrowing is to be of Eurodollar Loans, Base Rate Loans, or a combination thereof and (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each Borrowing under the Revolving Commitments shall be in an amount equal to or in excess of (x) in the case of Base Rate Loans, One Million Dollars ($1,000,000) (or, if less, the then Total Available Revolving Commitment) and (y) in the case of Eurodollar Loans, One Million Dollars ($1,000,000); PROVIDED, HOWEVER, that any Borrowing of Revolving Loans to be used solely to pay the aggregate amount of the drawing on any Letter of Credit pursuant to SECTION 2.3 (c) may be in the amount of such drawing. Such Borrowing will then be made available to Borrowers by 4:00 P.M. (New York City time) by Administrative Agent's crediting the account or accounts of Borrowers designated by the Funds Administrator on the books of such office with the aggregate of the Loans.

                 (i) Each Notice of Borrowing shall be given by, alternatively, telephone, facsimile or electronic E-mail transmission, and, if by telephone or electronic E-mail transmission, confirmed in writing on the same Business Day to the extent requested by Administrative Agent, substantially in the form of EXHIBIT 2.1(d) (the "NOTICE OF BORROWING"). Each Notice of Borrowing shall be irrevocable by and binding on the Funds Administrator and the Borrowers.

                 (ii) The Funds Administrator shall notify the Administrative Agent in writing of the names of the officers of the Funds Administrator authorized to request Loans on behalf of the Borrowers and specifying which of those officers are also, or, if none are, the other officers that are, authorized to direct the disbursement of Loans in a manner contrary to standing disbursement instructions, and shall provide the Administrative Agent with a specimen signature of each such officer. In the absence of a specification of those officers who are authorized to vary standing disbursement instructions, the Administrative Agent may assume that each officer authorized to request Loans also has such authority. The Administrative Agent shall be entitled to rely conclusively on the authority of such officers of the Funds Administrator to request Loans on behalf of the Borrowers, or to vary standing disbursement instructions, until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered pursuant to this SECTION 2.1(d) and, with respect to an oral or electronic E-mail request for Loans, the Administrative Agent shall have no duty to verify the identity of any individual representing himself as one of the officers of the Funds Administrator authorized to make such request on behalf of the Borrowers. Neither the Administrative Agent nor any of the Lenders shall incur any liability to the Funds Administrator or any of the Borrowers as a result of (A) acting upon any telephonic or electronic E-mail notice referred to in this SECTION 2.1(d) if the Administrative Agent believes in good faith such notice to have been given by a duly authorized officer of the Funds Administrator or other individual authorized to request Loans on behalf of the Borrowers or to direct the disbursement thereof in a manner contrary to standing disbursement instructions, or (B) otherwise acting in good faith under this SECTION 2.1(d) and an advance made and disbursed pursuant to any such telephonic or electronic E-mail notice shall be deemed to be a Loan for all purposes of this Agreement.

          (e) In addition to being evidenced by the Borrowers' Accounts, each Lender's Loans and the Borrowers' joint and several obligations to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Lender and such Lender's Note. The records of each Lender shall be prima facie evidence of such Lender's Loans and accrued interest thereon and of all payments made in respect thereof.

          (f) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with ARTICLE III, on outstanding Loans which it has funded to the Administrative Agent; PROVIDED that in the case of interest accrued but unpaid at the time of a Bankruptcy Event and interest accruing thereafter and during a Bankruptcy Event, such Lender shall be entitled to receive only its Revolving Pro Rata Share of amounts actually received by the Administrative Agent in respect of such interest; FURTHER PROVIDED that if any amount received by the Administrative Agent in respect of such interest and distributed by it is thereafter recovered from the Administrative Agent, such Lender shall, upon request, repay to the Administrative Agent its Revolving Pro Rata Share of the amount so recovered to the extent received by it, but without interest (unless the Administrative Agent is required to pay interest on the amount recovered, in which case such Lender shall be required to pay interest at a like rate).

          (g) Notwithstanding the obligation of the Funds Administrator to send written confirmation of a Notice of Borrowing made by telephone or electronic E-mail transmission if and when requested by the Administrative Agent, in the event that the Administrative Agent agrees to accept a Notice of Borrowing made by telephone or electronic E-mail transmission, such Notice of Borrowing shall be binding on the Funds Administrator and each Borrower whether or not written confirmation is sent by the Funds Administrator or requested by the Administrative Agent. The Administrative Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic or electronic E-mail notice believed by the Administrative Agent in good faith to be from the Funds Administrator or its agents. The Administrative Agent's records of the terms of any telephonic or electronic E-mail transmission Notices of Borrowing shall be conclusive on the Funds Administrator, each Borrower and the Lenders in the absence of gross negligence or willful misconduct on the part of the Administrative Agent in connection therewith.

          2.2 CONVERSION AND CONTINUATION ELECTIONS FOR EURODOLLAR LOANS AND BASE RATE LOANS.

          (a) The Funds Administrator may upon notice to Administrative Agent in accordance with SECTION 2.2(b):

                 (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an aggregate amount not less than One Million Dollars ($1,000,000)), into Eurodollar Loans; or

                 (ii) elect to convert on a Conversion Date any Eurodollar Loans (or any part thereof in an aggregate amount not less than One Million Dollars ($1,000,000)) into Base Rate Loans; or

                 (iii) elect to continue on a Continuation Date any Eurodollar Loans (or any part thereof in an aggregate amount not less than One Million Dollars ($1,000,000));

     PROVIDED, that if the aggregate amount of all Eurodollar Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to an amount less than One Million Dollars ($1,000,000), the Eurodollar Loans shall automatically convert into Base Rate Loans, on the last day of such Interest Period.

          (b) If the Funds Administrator desires to convert or continue any Eurodollar Loan or Base Rate Loan pursuant to SECTION 2.2(a), it shall irrevocably request a conversion or continuation (if by telephone, to be confirmed promptly in writing) in a Notice of Conversion or Continuation in the form of EXHIBIT 2.2(b) (a "NOTICE OF CONVERSION OR CONTINUATION") to be received by Administrative Agent not later than 12:00 Noon (New York City time) at least
(i) three Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans; and (ii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying:

                 (A)    the proposed Conversion Date or Continuation Date;

                 (B) the aggregate amount of Eurodollar Loans or Base Rate Loans to be converted or continued;

                 (C)    the nature of the proposed conversion or continuation;
     and

                 (D) the duration of the requested Interest Period, if the Loans are to be converted into or continued as Eurodollar Loans.

          (c) If prior to the time set forth in SECTION 2.2(b), (i) the Funds Administrator has failed to give a timely Notice of Conversion or Continuation with respect to a Eurodollar Loan, or (ii) the Funds Administrator has failed to select a new Interest Period to be applicable to a Eurodollar Loan, the Funds Administrator shall be deemed to have elected to continue such loan as a Base Rate Loan.

          (d) Upon receipt of a Notice of Conversion or Continuation, Administrative Agent will promptly notify each applicable Lender thereof, or, if no timely notice is provided, Administrative Agent will promptly notify each applicable Lender of the details of any automatic conversion or continuation. All conversions and continuations pursuant to this SECTION 2.2 shall be made pro rata according to the respective outstanding principal amounts of the Loans being converted or continued held by each Lender.

          (e) Notwithstanding the foregoing, the Funds Administrator shall not be entitled to specify or elect in any Notice of Borrowing or Notice of Conversion or Continuation that any Loans shall be or become Eurodollar Loans if an Event of Default shall have occurred and be continuing unless the Required Lenders shall have notified Administrative Agent that additional Eurodollar Loans shall be made available while such Event of Default is continuing. If an Event of Default shall occur and be continuing then, unless Administrative Agent shall receive such notice from the Required Lenders or all Events of Default have been cured or waived, each outstanding Eurodollar Loan shall be converted to a Base Rate Loan on the last day of its Interest Period and any additional Revolving Loans shall be made as Base Rate Loans. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

          2.3    AMOUNT AND TERMS OF LETTERS OF CREDIT.

          (a)    LETTER OF CREDIT COMMITMENTS, TERMS OF LETTERS OF CREDIT.

                 (i) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on or after the Closing Date and to but not including a date which is thirty (30) days prior to the Commitment Termination Date, the Facing Bank agrees to issue each in its own name, but for the ratable benefit of all Revolving Lenders having a Revolving Commitment (including the applicable Facing Bank), one or more Letters of Credit, each having a Stated Amount in Dollars and payable on a sight basis, for the joint and several account of the Borrowers in a Stated Amount which together with the aggregate Stated Amount of other Letters of Credit then outstanding does not exceed $40,000,000 PROVIDED, HOWEVER, that a Facing Bank shall not issue or extend the expiration of any Letter of Credit if, immediately after giving effect to such issuance or extension,
     (A) the aggregate LC Obligations at such time would exceed $40,000,000 or
     (B) the Total Available Revolving Commitment would be less than zero or (C) if after such issuance the sum of the principal balances of all outstanding Revolving Loans and the sum of all LC Obligations would exceed the Borrowing Base. Each Revolving Lender having a Revolving Commitment severally, but not jointly, agrees to participate in each such Letter of Credit issued by the applicable Facing Bank in an amount equal to its Revolving Pro Rata Share and to make available to the applicable Facing Bank such Revolving Lender's Revolving Pro Rata Share of any payment made to the beneficiary of such Letter of Credit to the extent not reimbursed by the Borrowers; PROVIDED, HOWEVER, that no Revolving Lender shall be required to participate in any Letter of Credit to the extent that such participation therein would exceed such Revolving Lender's Available Revolving Commitment then in effect. No Revolving Lender's obligation to participate in any Letter of Credit or to make available to the applicable Facing Bank such Revolving Lender's Revolving Pro Rata Share of any Letter of Credit Payment made by the applicable Facing Bank shall be affected by any other Revolving Lender's failure to participate in the same or any other Letter of Credit or by any other Revolving Lender's failure to make available to the applicable Facing Bank such other Revolving Lender's Revolving Pro Rata Share of any Letter of Credit Payment.

                 (ii) Each Letter of Credit issued or to be issued hereunder shall have an expiration date not later than thirty (30) days before the Commitment Termination Date; PROVIDED, HOWEVER, that each Standby Letter of Credit may provide by its terms that it will be automatically extended for additional successive periods not in excess of one (1) year unless the applicable Facing Bank shall have given notice to the applicable beneficiary (with a copy to the Funds Administrator) of the election by the applicable Facing Bank (such election to be in the sole and absolute discretion of the applicable Facing Bank) not to extend such Letter of Credit, such notice to be given not less than thirty (30) days prior to the then current expiration date of such Letter of Credit; PROVIDED, FURTHER, that no Standby Letter of Credit or extension thereof shall be stated to expire later than the Commitment Termination Date.

          (b) PROCEDURE FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT. Whenever the Funds Administrator desires the issuance of a Letter of Credit hereunder, it shall give Administrative Agent and the applicable Facing Bank at least three (3) Business Days' prior written notice (or such shorter period as may be agreed to by the Funds Administrator, Administrative Agent and the applicable Facing Bank) specifying the day of issuance thereof (which day shall be a Business Day), such notice to be given prior to 12:00 Noon (New York City time) on the date specified for the giving of such notice. Each such notice (each, a "LETTER OF CREDIT REQUEST") shall be in the form of EXHIBIT 2.3(b) hereto and shall specify (A) the proposed issuance date and expiration date, (B) the name(s) of each obligor with respect to such Letter of Credit, (C) the Borrowers as the account party, (D) the name and address of the beneficiary and
(E) the Stated Amount of such proposed Letter of Credit and such other information as Facing Bank may reasonably request. In addition, each Letter of Credit Request shall contain a description of the terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be acceptable in form to the applicable Facing Bank). Promptly after issuance or extension of any Letter of Credit, the applicable Facing Bank shall notify Administrative Agent of such issuance or extension and such notice shall be accompanied by a copy of the issued Letter of Credit. Unless otherwise specified, all Letters of

Credit will be governed by the Uniform Customs and Practices for Documentary Credits as in effect on the date of issuance of such Letter of Credit. On the Business Day specified by the Funds Administrator and upon confirmation from Administrative Agent that the applicable conditions set forth in ARTICLE V have been fulfilled or waived, the applicable Facing Bank will issue the requested Letter of Credit to the applicable beneficiary. Promptly after the issuance or amendment of a Letter of Credit, the Facing Bank shall notify the Administrative Agent and the Funds Administrator, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify the Revolving Lenders, in writing, of such issuance or amendment and if requested by a Revolving Lender, the Administrative Agent shall provide such Revolving Lender with copies of such issuance or amendment. From time to time while a Letter of Credit is outstanding and prior to the Commitment Termination Date, the applicable Facing Bank will, upon the written request of the Funds Administrator received by the Facing Bank (with a copy sent by the Funds Administrator to Administrative Agent) at least three days (or such shorter time as the Facing Bank and Administrative Agent may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it (a "LETTER OF CREDIT AMENDMENT"). Each such request for a Letter of Credit Amendment shall be made by facsimile, confirmed immediately in an original writing (each a "LETTER OF CREDIT AMENDMENT REQUEST") and shall specify in form and detail satisfactory to the Facing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Facing Bank may require. The Facing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Facing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement, or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

          (c) DRAWS UPON LETTERS OF CREDIT; REIMBURSEMENT OBLIGATION. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the applicable Facing Bank shall give telephonic notice to the Funds Administrator and Administrative Agent (x) confirming such drawing and (y) of the date on or before such Facing Bank intends to honor such drawing, and the Borrowers shall reimburse the applicable Facing Bank on the day on which such drawing is honored in an amount in same day funds and like currency equal to the amount and currency of such drawing; PROVIDED, HOWEVER, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Funds Adminstrator shall have notified Administrative Agent and the applicable Facing Bank prior to 10:00 A.M. (New York City time) on the Business Day the applicable Facing Bank intends to honor such drawing that the Borrowers intend to reimburse the applicable Facing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Funds Administrator shall be deemed to have timely given a Notice of Borrowing to Administrative Agent requesting each Revolving Lender having a Revolving Commitment to make Revolving Loans which are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and Administrative Agent shall, if such Notice of Borrowing is deemed given, promptly notify the Revolving Lenders thereof and
(ii) unless any of the events described in SECTIONS 10.1(e) or 10.1(f) shall have occurred (in which event the procedures of SECTION 2.3(d) shall apply), each such Lender shall, on the date of such drawing, make Revolving Loans which are Base Rate Loans in the amount of its Revolving Pro Rata Share of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse the applicable Facing Bank for the amount of such drawing; and PROVIDED, FURTHER, that, if for any reason, proceeds of Revolving Loans are not received by the applicable Facing Bank on such date in an amount equal to the amount of such drawing, the Borrowers shall reimburse the applicable Facing Bank, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in SECTION 3.1(a).

          (d) LENDERS' PARTICIPATION IN LETTERS OF CREDIT. In the event that the Borrowers shall fail to reimburse the applicable Facing Bank as provided in
SECTION 2.3(c) in an amount equal to the amount of any drawing honored by the applicable Facing Bank under a Letter of Credit issued by it in accordance with the terms hereof, the applicable Facing Bank shall promptly notify Administrative Agent and Administrative Agent shall promptly notify each Revolving Lender having a Revolving Commitment of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each such Lender shall purchase a participation interest in such LC Obligation and shall make available to the applicable Facing Bank an amount equal to its Revolving Pro Rata Share of such drawing in same day funds, at the office of the applicable Facing Bank specified in such notice, not later than 1:00 P.M. (New York City time) on the Business Day after the date such Revolving Lender is notified by Administrative Agent. In the event that any such Lender fails to make available to the applicable Facing Bank the amount of such Revolving Lender's participation in such Letter of Credit as provided in this SECTION 2.3(d), the applicable Facing Bank shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Federal Funds Rate for two Business Days and thereafter at the Base Rate. Nothing in this
SECTION 2.3(d) shall be deemed to prejudice the right of any Revolving Lender to recover from the applicable Facing Bank any amounts made available by such Revolving Lender to the applicable Facing Bank pursuant to this SECTION 2.3(d) in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the applicable Facing Bank in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of the applicable Facing Bank. The applicable Facing Bank shall distribute to each other Revolving Lender which has paid all amounts payable by it under this SECTION 2.3(d) with respect to any Letter of Credit issued by the applicable Facing Bank such other Revolving Lender's Revolving Pro Rata Share of all payments received by the applicable Facing Bank from Borrower in reimbursement of drawings honored by the applicable Facing Bank under such Letter of Credit when such payments are received. Each Revolving Lender's obligation to make Revolving Loans pursuant to SECTION 2.3(c) or to purchase participations pursuant to SECTION 2.3(d) as a result of a drawing under a Letter of Credit shall be absolute and unconditional and without recourse to the Facing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Facing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (e)    FEES FOR LETTERS OF CREDIT.

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

                 (i) FACING BANK FEES. The Company agrees to pay the following amount to the applicable Facing Bank (or with respect to clause
     (A) below, to Administrative Agent for distribution to each participating Revolving Lender) with respect to Letters of Credit issued by it for the account of the Borrowers:

                 (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the dollar equivalent of the amount paid by the applicable Facing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to SECTION 2.3(c)) at a rate which is at all times equal to the Applicable Eurocurrency Rate Margin per annum in excess of the Base Rate;

                 (B) with respect to the issuance or amendment of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the applicable Facing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                 (C) such other fees to be paid as separately agreed to in a fee letter between the Borrowers and the Facing Bank.

                 (ii) PARTICIPATING LENDER FEES. The Borrowers agree to pay to Administrative Agent for distribution to each participating Revolving Lender in respect of all Letters of Credit outstanding such Revolving Lender's Revolving Pro Rata Share of a commission equal to the Applicable Eurocurrency Margin per annum with respect to the maximum Stated Amount under such outstanding Letters of Credit (the "LC COMMISSION"), payable in arrears on the last Business Day of March, June, September and December, on the Commitment Termination Date and thereafter, on demand. The LC Commission shall be computed from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

          Promptly upon receipt by a Facing Bank or Administrative Agent of any amount described in clause (i)(A) or (ii) of this SECTION 2.5(e), the applicable Facing Bank or Administrative Agent shall distribute to each Revolving Lender, its Revolving Pro Rata Share of such amount as long as, in the case of amounts described in clause (i)(A), such Revolving Lender has reimbursed the applicable Facing Bank in accordance with SECTION 2.5(d). Amounts payable under clause
(i)(B) and (C) of this SECTION 2.5(e) shall be paid directly to the applicable Facing Bank.

          (f) LC OBLIGATIONS UNCONDITIONAL. The obligation of the Borrowers to reimburse a Facing Bank (or any Revolving Lender that has purchased a participation from or made a Loan to enable the Borrowers to reimburse the applicable Facing Bank) for drawings made under any Letter of Credit issued by it and the obligations of each Revolving Lender under SECTION 2.5(d) with respect thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of such Letter of Credit;

                 (ii) the existence of any claim, setoff, defense or other right which any Borrower or any of such Borrower's Affiliates may have at any time against a beneficiary or any transferee of such Letter of Credit (or any persons or entities for which any such beneficiary or transferee may be acting), the applicable Facing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of such Borrower's Subsidiaries and the beneficiary of such Letter of Credit);

                 (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) payment by the applicable Facing Bank under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                 (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                 (vi) the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, no Borrower nor the Revolving Lenders (other than the applicable Facing Bank in its capacity as such) shall be liable for any obligation resulting from the gross negligence or willful misconduct of the applicable Facing Bank with respect to any Letter of Credit.

          (g) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this Agreement, the Borrowers hereby agree to protect, indemnify, pay and save the applicable Facing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including Attorney Costs) (other than for Taxes, which shall be covered by SECTION 4.8) which the applicable Facing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the applicable Facing Bank or (ii) the failure of the applicable Facing Bank to honor a drawing under any Letter of Credit as a result of any act or omissions, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENT ACTS") other than as a result of the gross negligence or willful misconduct of the applicable Facing Bank. As between the Borrowers on the one hand, and the applicable Facing Bank and the Lenders, on the other hand, the Borrowers jointly and severally assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the applicable Facing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the applicable Facing Bank nor any of the Lenders shall be responsible, in the absence of gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the applicable Facing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the applicable Facing Bank's or any Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the applicable Facing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the applicable Facing Bank under any resulting liability to the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall have no obligation to indemnify or hold harmless the applicable Facing Bank in respect of any claims, demands, liabilities, damages, losses, costs, charges or expenses (including Attorney Costs) incurred by the applicable Facing Bank arising solely out of the gross negligence or willful misconduct of the applicable Facing Bank. The right of indemnification in the first paragraph of this SECTION 2.3(g) shall not prejudice any rights that the Borrowers may otherwise have against the applicable Facing Bank with respect to a Letter of Credit issued hereunder.

          (h) STATED AMOUNT. The Stated Amount of each Letter of Credit shall not be less than Five Hundred Thousand Dollars ($500,000) or such lesser amount to which the applicable Facing Bank has agreed. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

                 (i) any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date the applicable Facing Bank actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit, whether or not the applicable Facing Bank receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, except that if the Funds Administrator has requested that the increase in Stated Amount be given effect as of an earlier date and the applicable Facing Bank issues an amendment to that effect, then such increase in Stated Amount shall be deemed effective under this Agreement as of such earlier date requested by the Funds Administrator; PROVIDED that any increase in the Stated Amount shall be subject to the satisfaction or waiver of the conditions set forth in SECTION 5.2 and the applicable Facing Bank shall promptly notify the other Lenders of any such increase; and

                 (ii) any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date the applicable Facing Bank actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date the applicable Facing Bank receives the written consent (including by telex or facsimile transmission) of the Letter of Credit beneficiary or beneficiaries to such reduction, which written consent must be dated on or after the date of the amendment issued by the applicable Facing Bank purporting to effect such reduction.

          (i) INCREASED COSTS. If at any time after the date hereof any Facing Bank or any Lender determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the applicable Facing Bank or such Lender with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the applicable Facing Bank or participated in by any Lender, or (ii) impose on the applicable Facing Bank or any Lender any other conditions relating, directly or indirectly, to the provisions of this Agreement relating to Letters of Credit or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the applicable Facing Bank or any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the applicable Facing Bank or any Lender hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrowers by the applicable Facing Bank or any Lender (a copy of which demand shall be sent by the applicable Facing Bank or such Lender to Administrative Agent), the Borrowers shall pay to the applicable Facing Bank or such Lender, as the case may be, such additional amount or amounts as will compensate the applicable Facing Bank or such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. In determining such additional amounts pursuant to the preceding sentence, the applicable Facing Bank or such Lender will act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable or reductions in rates of return relate to Facing Bank's or such Lender's letters of credit in general and are not specifically attributable to the Letters of Credit hereunder, use averaging and attribution methods which are reasonable and which cover all letters of credit similar to the Letters of Credit issued by or participated in by the applicable Facing Bank or such Lender whether or not the documentation for such other Letters of Credit permit the applicable Facing Bank or such Lender to receive amounts of the type described in this SECTION 2.3(i). The applicable Facing Bank or any Lender, upon determining that any additional amounts will be payable pursuant to this SECTION 2.3(i), will give prompt written notice thereof to the Funds Administrator, which notice shall include a certificate submitted to Borrower by the applicable Facing Bank or such Lender (a copy of which certificate shall be sent by the applicable Facing Bank or such Lender to Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the applicable Facing Bank or such Lender, although failure to give any such notice shall not release or diminish Borrowers' obligations to pay additional amounts pursuant to this SECTION 2.3(i); PROVIDED, HOWEVER, if the applicable Facing Bank or such Lender, as applicable, has intentionally withheld or delayed such notice, the applicable Facing Bank or such Lender, as the case may be, shall not be entitled to receive additional amounts pursuant to this
SECTION 2.3(i) for periods occurring prior to the 180th day before the giving of such notice. The certificate required to be delivered pursuant to this SECTION 2.3(i) shall, absent manifest error, be final, conclusive and binding on the Funds Administrator and each of the Borrowers.

          (j) EXISTING LETTERS OF CREDIT. SCHEDULE 2.3(j) sets forth all letters of credit of the Borrowers issued by Facing Bank each of which shall be deemed Letters of Credit under this Agreement and shall count against the $40,000,000 limit on Letters of Credit as set forth in SECTION 2.3(a)(i). Each Lender shall be deemed, without further action of any party hereto, to have purchased from the Facing Bank a participation interest equal to its Revolving Pro Rata Share of such Letters of Credit.

          2.4    MASTER COLLECTION ACCOUNT.

          (a) On the Closing Date, the Collateral Agent shall establish in its own name, for the benefit of the Secured Parties under the Security Agreement, the Master Collection Account into which all Collections received in any Lock-Box Account or otherwise received by any Credit Party are to be remitted. The Master Collection Account shall be established and maintained at DB or such other bank approved by Administrative Agent (such a bank, an "ELIGIBLE INSTITUTION") or as a segregated trust account in the corporate trust department of any federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b). The Master Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent. If the Master Collection Account is at any time maintained with an Eligible Institution (other than as a segregated trust account in such institution's corporate trust department as described above) and such institution shall cease to be an Eligible Institution for purposes hereof, Collateral Agent shall direct the Borrowers to, and the Borrowers shall, within ten (10) calendar days thereafter, move such accounts to a different Eligible Institution or to a segregated trust account maintained in the corporate trust department of an institution meeting the qualifications set forth above. Subject to the restrictions set forth in this SECTION 2.4(b), Collateral Agent shall have the right at any time to move, or to designate any other account as, Master Collection Account, and the Borrowers hereby agree to take any and all action reasonably requested by Collateral Agent to facilitate any such move or designation.

          (b) The Borrowers hereby agree that they shall have no right of setoff against, and no right otherwise to deduct from, any funds held in the Master Collection Account for any amount owed to them by the Collateral Agent, Administrative Agent, any of the Lenders, or any of the Credit Parties.

          (c) So long as no Event of Default or Unmatured Event of Default has occurred and is continuing and no Loan is outstanding, the Collateral Agent, at the direction of the Funds Administrator, may invest the amounts from time to time on deposit in the Master

Collection Account in an interest-bearing deposit account or, subject to the approval of Administrative Agent and the Collateral Agent, in other overnight investments constituting Permitted Investments. In no event shall the Collateral Agent, Administrative Agent or any of the Lenders be liable for any losses incurred on such investments, including as a result of any early termination of such investments as aforesaid.

                                   ARTICLE III

                                INTEREST AND FEES

          3.1    INTEREST.

          (a) REVOLVING LOANS. Subject to SECTIONS 3.1(d) and (e), each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due or is prepaid in full at a rate per annum equal to (i) in the case of Base Rate Loans, the Base Rate PLUS the Applicable Base Rate Margin or (ii) in the case of Eurodollar Loans, the Eurocurrency Rate PLUS the Applicable Eurocurrency Margin.

          (b) PAYMENT OF INTEREST. Interest on each Loan shall be payable in arrears on each Interest Payment Date; PROVIDED, HOWEVER, that interest accruing hereunder including, but not limited to, that payable pursuant to SECTION 3.1(d) shall be payable from time to time on demand of Administrative Agent or the Required Lenders.

          (c) NOTIFICATION OF RATE. Administrative Agent, upon determining the interest rate for any Tranche of Eurocurrency Loans for any Interest Period, shall promptly notify the Funds Administrator and the applicable Lenders thereof. Such determination shall, absent manifest error and subject to SECTION 3.5, be final, conclusive and binding upon all parties hereto.

          (d) DEFAULT INTEREST. Notwithstanding the rates of interest specified herein, effective on the date 30 days after the occurrence and continuance during such 30 day period of any Event of Default (other than the failure to pay Obligations when due) and for so long thereafter as any such Event of Default shall be continuing, and effective immediately upon any failure to pay any Obligations or any other amounts due under any of the Loan Documents when due, whether by acceleration or otherwise, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due or other amounts then due and payable, shall bear interest payable on demand, after as well as before judgment, at a rate per annum equal to the Default Rate.

          (e) MAXIMUM INTEREST. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrowers shall be obligated to pay the maximum amount then permitted by applicable law and the Borrowers shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

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

          3.2    FEES.

          (a) COMMITMENT FEE. The Borrowers shall pay in Dollars to Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee on the sum of the Total Available Revolving Commitment of the Lenders in effect for each day, at a rate per annum equal to 0.75%; PROVIDED that if the Total Available Revolving Commitment of the Lenders on a given day is less than 50% of the Total Revolving Commitments, then the rate per annum applicable to such day shall be 0.50%. Such commitment fee shall accrue from the Closing Date to the Commitment Termination Date and shall be payable quarterly, in arrears, on the last Business Day of each Fiscal Quarter (or if such day is not a Business Day, on the immediately preceding Business Day), and on the Commitment Termination Date.

          (b) AGENCY FEES. The Company shall pay to Administrative Agent for its own account, agency and other Loan fees in the amount and at the times set forth in the letter agreements between the Company and Administrative Agent.

          3.3 COMPUTATION OF INTEREST AND FEES. Interest on all Eurocurrency Loans and all fees hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days. Interest on all Base Rate Loans, shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. Administrative Agent shall, at any time and from time to time upon request of the Borrowers or any Lender, deliver to the Funds Administrator or any Lender a statement showing the quotations used by Administrative Agent in determining any interest rate applicable to Loans pursuant to this Agreement.

          3.4 COMPENSATION FOR FUNDING LOSSES. Borrowers shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts, showing the calculation thereof in reasonable detail), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Loans to the extent not recovered by the Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Person to which the Lender has participated all or a portion of such Loan) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Loan remained outstanding until the last day of the Interest Period applicable to such Loans) which the Lender may sustain as a result of: (i) for any reason (other than a default by such Lender or Administrative Agent) a Borrowing of, continuation of, or conversion from or into, Eurocurrency Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn); (ii) any payment, prepayment or conversion or continuation of any of its Eurocurrency Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurocurrency Loans not being made on the date specified in a notice of payment given by the Funds Administrator; or (iv) (A) any other failure by the Borrowers to

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

repay their Eurocurrency Loans when required by the terms of this Agreement or
(B) an election made by Borrowers pursuant to SECTION 3.6. Each Lender shall submit its written request as to additional amounts owed such Lender under this
SECTION 3.4 to the Funds Administrator and Administrative Agent within ten Business Days of the event giving rise to such request, which request shall, absent manifest error, be final, conclusive and binding for all purposes.

          3.5    INCREASED COSTS, ILLEGALITY, ETC.

          (a) GENERALLY. Except as otherwise provided in SECTION 4.8, in the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by Administrative Agent):

                 (i) on any Interest Rate Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurocurrency Rate applicable to such Loan for the applicable Interest Period, then, the obligation of the Lenders to make, convert, continue or maintain Eurocurrency Loans, as the case may be, hereunder shall be suspended until Administrative Agent revokes such notice thereof in writing;

                 (ii) at any time that any Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurocurrency Loan because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to any Lender of the Principal of or interest on the Notes or any other amounts payable hereunder (except for (a) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located and (b) USA withholding taxes, which shall be governed by the provisions of Section 4.5) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market (excluding, however, differences in a Lender's cost of funds from those of Administrative Agent which are solely the result of credit differences between such Lender and Administrative Agent); or

                 (iii) at any time that the making or continuance of any Eurocurrency Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurocurrency market;

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

then, and in any such event, such Lender (or Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone, telefax or telecopier confirmed in writing) to the Funds Administrator and, except in the case of clause (i) above, to Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (A) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as Administrative Agent notifies the Funds Administrator and the Lenders that the circumstances giving rise to such notice by Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Funds Administrator with respect to Eurodollar Loans (other than with respect to conversions to Base Rate Loans) which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Funds Administrator, (B) in the case of clause (ii) above, Borrowers shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto; however the failure to give any such notice shall not release or diminish Borrowers' obligations to pay additional amounts pursuant to this
SECTION 3.5(a); PROVIDED, HOWEVER, if the respective Lender has intentionally withheld or delayed such notice, the respective Lender shall not be entitled to receive additional amounts pursuant to this SECTION 3.5(a) for periods occurring prior to the 180th day before the giving of such written demand) and (C) in the case of clause (iii) above, the Funds Administrator shall take one of the actions specified in SECTION 3.5(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (B) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this SECTION 3.5(a).

          (b) EUROCURRENCY LOANS. At any time that any Eurocurrency Loan is affected by the circumstances described in SECTION 3.5(a)(ii) OR (iii), the Funds Administrator may (and in the case of a Eurocurrency Loan affected by the circumstances described in SECTION 3.5(a)(iii) shall) either (i) if the affected Loan is then being made initially or if the Loan is being converted or continued pursuant to a Notice of Conversion or Continuation, by giving Administrative Agent telephonic notice (confirmed in writing) on the same date that the Funds Administrator was notified by the affected Lender or Administrative Agent pursuant to SECTION 3.5(a)(ii) OR (iii), cancel the respective Borrowing, or
(ii) if any affected Loan is a Eurodollar Loan then outstanding, upon at least three Business Days' written notice to Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this SECTION 3.5(b).

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

          (c) CAPITAL REQUIREMENTS. If at any time after the date hereof, any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Loans or its Revolving Commitment, if any, hereunder or its obligations hereunder, then Borrowers shall pay to such Lender, upon its delivery of the written notice hereafter referred to, therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the Revolving Commitments, if any, and obligations hereunder, cover all commitments and obligations similar to the Revolving Commitments and obligations of such Lender hereunder whether or not the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this SECTION 3.5(c), and such Lender's determination of compensation owing under this SECTION 3.5(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this SECTION 3.5(c), will give prompt written notice thereof to the Funds Administrator, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this SECTION 3.5(c); PROVIDED, HOWEVER, if the respective Lender has intentionally withheld or delayed such notice, the respective Lender shall not be entitled to receive additional amounts pursuant to this SECTION 3.5(c) for periods occurring prior to the 180th day before the giving of such notice.

          (d) EFFECT OF RESERVE REQUIREMENTS. In the event that any Governmental Authority shall impose any Eurocurrency Reserve Requirements which increase the cost to any Lender of making or maintaining Eurocurrency Loans, then the Borrowers shall thereafter pay in respect of the Eurocurrency Loans which are Revolving Loans of such Lender a rate of interest based upon the Eurocurrency Reserve Rate (rather than upon the Eurocurrency Rate). From and after the delivery by a Lender to the Funds Administrator of a notice indicating that the cost to any Lender has increased as a result of such Eurocurrency Reserve Requirement, all references contained in this Agreement to the Eurocurrency Rate (other than that in the definition of Eurocurrency Reserve
Rate), shall be deemed to be references to the Eurocurrency Reserve Rate with respect to each such affected Lender.

          3.6    REPLACEMENT OF LENDERS.

          If any Lender is owed increased costs under SECTION 3.5(a)(ii) or
(iii) or SECTION 3.5(c) or the Borrowers are required to make any payments under
SECTION 4.8(c) to any Lender materially in excess of those of the other Lenders, the Borrowers shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "REPLACED LENDER") with one

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or more other Eligible Assignee or Assignees (collectively, the "REPLACEMENT
LENDER") acceptable to Administrative Agent; PROVIDED that (i) at the time of any replacement pursuant to this SECTION 3.6, the Replaced Lender and Replacement Lender shall enter into one or more assignment agreements, in form and substance satisfactory to such parties and Administrative Agent, pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the outstanding Loans of the Replaced Lender and (ii) all obligations of the Borrowers owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to be a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. The Replaced Lender shall be required to deliver for cancellation its Notes to be cancelled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Funds Administrator may reasonably request.

          3.7 CHANGE OF LENDING OFFICE. Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under SECTIONS 3.5(a)(ii) and (iii), SECTION 3.5(c), SECTION 2.8(i) or SECTION 4.8(c) with respect to such Lender, it will, if requested by the Funds Administrator, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this SECTION 3.7 shall affect or postpone any of the Obligations of the Borrowers or the rights of any Lender provided in this Agreement.

                                   ARTICLE IV

               REPAYMENTS; REDUCTION OF COMMITMENTS; PAYMENTS AND
                                   PREPAYMENTS

          4.1 REPAYMENT. The Borrowers shall repay the aggregate outstanding principal amount of the Revolving Loans on the Commitment Termination Date.

          4.2 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least one Business Days' prior written notice (or telephonic notice confirmed in writing) to Administrative Agent at the Payment Office (which notice Administrative Agent shall promptly transmit to each Revolving Lender), Borrowers shall have the right, without premium or penalty, to terminate the unutilized portion of the Revolving Commitments, in part or in whole; PROVIDED that (x) any such voluntary termination of the Revolving Commitments shall apply to proportionately and permanently

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reduce the Revolving Commitment of each Revolving Lender, (y) any partial voluntary reduction pursuant to this SECTION 4.2 shall be in the amount of at least $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and (z) any such voluntary termination of the Revolving Commitments shall occur simultaneously with a voluntary prepayment, if necessary, pursuant to SECTION
4.4 such that the total of the Revolving Commitments shall not be so reduced below the aggregate principal amount of outstanding Revolving Loans plus the aggregate LC Obligations.

          4.3    MANDATORY REDUCTIONS OF COMMITMENTS.

          (a) REDUCTION OF REVOLVING COMMITMENT. The Revolving Commitments shall be reduced at the times and in the amounts as required pursuant to SECTION 4.5(b) and SECTION 4.5(h).

          (b) PROPORTIONATE REDUCTIONS. Each reduction or adjustment to the Revolving Commitments pursuant to this SECTION 4.3 shall apply proportionately to the Revolving Commitment of each Lender.

          4.4 VOLUNTARY PREPAYMENTS. The Borrowers shall have the right to prepay any Borrowing in whole or in part from time to time on the following terms and conditions: (i) the Funds Administrator shall give an irrevocable written notice (or telephonic notice promptly confirmed in writing) to Administrative Agent, which such notice shall state Borrowers' intent to prepay such Loans, the amount of such prepayment and the Loans to which such prepayment is to be applied, which notice shall be given by the Funds Administrator to Administrative Agent by 12:00 Noon (New York City time) at least three Business Days prior to the date of such prepayment if a prepayment of Eurodollar Loans or one Business Day for any other Loans and which notice shall promptly be transmitted by Administrative Agent to each of the applicable Lenders; (ii) each partial prepayment of any Borrowing (other than daily prepayments from the Master Collection Account) shall be in an aggregate principal amount of at least $1,000,000; (iii) Eurocurrency Loans may only be prepaid pursuant to this
SECTION 4.4 on the last day of an Interest Period applicable thereto, or on any other day subject to SECTION 3.4; and (iv) a partial prepayment of Eurocurrency Loans shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than the minimum principal amount that would be required in respect of a Borrowing of similar Eurocurrency Loans. Each prepayment in respect of any Borrowing shall be applied pro rata among the Loans comprising such Borrowing. The notice provisions, the provisions with respect to the minimum amount of any prepayment and the provisions requiring prepayments in integral multiples above such minimum amount are for the benefit of Administrative Agent and may be waived unilaterally by Administrative Agent.

          4.5    MANDATORY PREPAYMENTS.

          (a) PREPAYMENT OF REVOLVING LOANS UPON OVERADVANCE. The Borrowers shall prepay the outstanding principal amount of the Revolving Loans on any date on which the aggregate outstanding principal amount of such Loans together with the LC Obligations (after

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giving effect to any other repayments or prepayments on such day) exceeds the aggregate Revolving Commitments.

          (b) MANDATORY PREPAYMENT UPON A CHANGE OF CONTROL. Simultaneously with any Change of Control, the Revolving Commitments shall be reduced to zero and the Borrowers shall prepay, in full, the outstanding principal amount of any outstanding Revolving Loans (and cash collateralize any outstanding LC Obligations in an amount equal to 105% of the LC Obligations), together with all accrued interest, fees, and other expenses incurred by Administrative Agent, the Facing Bank or the Lenders as a result of such Change in Control and prepayment.

          (c) MANDATORY PREPAYMENT UPON EXCEEDING BORROWING BASE. At any time that the aggregate principal amount of Loans and LC Obligations outstanding exceeds the lesser of (i) the Borrowing Base or (ii) the Borrowing Base as computed on the Pro Forma Borrowing Base Certificate delivered to Administrative Agent pursuant to SECTION 4.5(e) or (g), the Borrowers shall on such Business Day (x) repay the Revolving Loans in an amount equal to such excess, and (y) thereafter, to the extent of any remaining excess, provide cash collateral in an amount equal to 105% of the LC Obligations to cash collateralize LC Obligations. Any cash required to cash collateralize Obligations pursuant to this SECTION 4.5(c) (the "BORROWING BASE CASH COLLATERAL AMOUNT") shall be deposited or retained in the Master Collection Account and shall constitute cash collateral subject to release or application to the Obligations as provided herein or in the Security Documents.

          (d) MANDATORY PREPAYMENT OF REVOLVING LOANS AFTER EVENT OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default, at 5:00 P.M. (New York City time) on any Business Day on which Revolving Loans are outstanding and funds are on deposit in the Master Collection Account, Collateral Agent shall transfer from the Master Collection Account an amount equal to the Master Collection Account Balance FIRST, to prepay outstanding Revolving Loans and SECOND to cash collateralize outstanding Letters of Credit in an amount equal to 105% of the LC Obligations, and THIRD, at Funds Administrator's request to any accounts established or maintained in compliance with the provisions of SECTION 8.17.

          (e) MANDATORY PREPAYMENT AFTER ASSET DISPOSITION. On the Business Day on which any Asset Disposition occurs, the Funds Administrator shall deliver to Administrative Agent a Borrowing Base certificate prepared on a pro forma basis (a "PRO FORMA BORROWING BASE CERTIFICATE") giving effect to such Asset Disposition and setting forth the value of the Inventory and Receivables previously included in the Borrowing Base and disposed of in such Asset Disposition. On such Business Day, Borrowers shall prepay the Loans in an amount equal to the change in the Borrowing Base as reflected in such Pro Forma Borrowing Base Certificate.

          (f) DAILY MANDATORY PREPAYMENT OF REVOLVING LOANS. On any Business Day on which Revolving Loans are outstanding and funds are on deposit in the Master Collection Account, Collateral Agent shall transfer from the Master Collection Account an amount equal to the Master Collection Account Balance to prepay outstanding Revolving Loans. If funds remain in the Master Collection Account after giving effect to the provisions of the preceding sentence, such remaining balance shall be retained in the Master Collection Account; PROVIDED, that,

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subject to SECTION 4.5(d), if no Loans are outstanding, such funds may be transferred at the Funds Administrator's request to any accounts established or maintained in compliance with the provisions of SECTION 8.17.

          (g) MANDATORY PREPAYMENT UPON RECOVERY EVENT. Promptly following the occurrence of any event of a type specified in the definition of Recovery Event, the Funds Administrator shall deliver to Administrative Agent a Pro Forma Borrowing Base Certificate setting forth the change in the Borrowing Base as a result of such Recovery Event. The Borrowers shall prepay the Loans in an amount equal to the change in the Borrowing Base as reflected in such Pro Forma Borrowing Base Certificate.

          (h) MANDATORY PREPAYMENT ON DECEMBER 30, 2005. If, as of the close of business on December 29, 2005, the outstanding principal amount of Term B Loans (as defined in the Amended and Restated Credit Agreement) shall exceed $100 million, Borrowers shall on the following Business Day prepay, in full, the outstanding principal amount of any outstanding Revolving Loans (and cash collateralize any outstanding LC Obligations in an amount equal to 105% of the LC Obligations), together with all accrued interest, fees and other expenses due and owing to Administrative Agent and the Lenders, and the Revolving Commitments shall be reduced to zero. The Company shall keep Administrative Agent informed of its plans with respect to the prepayment of the Term B Loans as contemplated by this SECTION 4.5(h).

          4.6    PAYMENTS.

          (a) MASTER COLLECTION ACCOUNT. To the extent, pursuant to this Agreement and after giving effect to the prepayments required by SECTION 4.5(c), the aggregate Revolving Commitments would be reduced below the amount of LC Obligations or the Borrowing Base is less than the LC Obligations, Borrowers shall cash collateralize such LC Obligations in an amount equal to 105% of the aggregate stated amount of LC Obligations by depositing and/or maintaining the Borrowing Base Cash Collateral Amount with Administrative Agent in the Master Collection Account. In the event that cash collateral is held in the Master Collection Account pursuant to SECTION 4.5(c), and thereafter an Event of Default occurs, such cash shall immediately be applied in the manner specified in SECTION 4.5(d).

          (b) PREPAYMENTS. Except as expressly provided in this Agreement, all amounts received by the Administrative Agent pursuant to SECTION 4.5 shall be distributed in the following order and if to the Lenders, according to each Lender's Revolving Pro Rata Share with respect to each category set forth below:

          FIRST, to the payment of any fees, costs or expenses due and payable to Administrative Agent under any of the Loan Documents, including amounts advanced by Administrative Agent on behalf of the Lenders pursuant to SECTION 4.9(b);

          SECOND, during an Event of Default relating to a Bankruptcy Event, to the payment of the unpaid principal amounts of the drawings under Letters of Credit payable to the Facing Bank, together with accrued but unpaid interest thereon;

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

          THIRD, to the ratable payment of any fees, costs and expenses due and payable to the Lenders under any of the Loan Documents, other than to a Lender in its capacity as a Facing Bank and other than those Obligations specifically referred to in this SECTION 4.6(b);

          FOURTH, to the ratable payment of interest due on the Loans;

          FIFTH, to the ratable payment of principal due on the Base Rate Loans;

          SIXTH, to the payment of the outstanding balance of the other Revolving Loans (or, if no Revolving Loans are outstanding, to the cash collateralization of LC Obligations in an amount equal to 105% of the aggregate stated amount of LC Obligations as required by the terms of this Agreement) and with respect to Eurodollar Loans in such order as the Funds Administrator shall request (and in the absence of such request, as Administrative Agent shall determine);

          SEVENTH, to the ratable payment of other Obligations not specifically referred to in this SECTION 4.6(b) due and payable to the Lenders (in their capacities as such, and not in their capacity as a Facing Bank) under the Loan Documents; and

          EIGHTH, to the ratable payment of other Obligations not specifically referred to in this SECTION 4.6(b) due and payable to any Facing Banks under any Letters of Credit.

If any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than One Million Dollars ($1,000,000), such Borrowing shall immediately be converted into Base Rate Loans. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall be subject to the requirements of SECTION 3.4.

          4.7    METHOD AND PLACE OF PAYMENT BY BORROWERS.

          (a) Except as otherwise specifically provided herein, all payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided herein, be made to Administrative Agent for the ratable account of the applicable Lenders in Dollars and in immediately available funds, no later than 2:00 P.M. (New York city time) on the date specified herein. Any such payment shall be made to such account of Administrative Agent as Administrative Agent shall specify by notice to the Funds Administrator, provided that unless and until otherwise specified, all such payments payable in Dollars shall be made to Administrative Agent at its office at 233 South Wacker Drive, Suite 8400, Chicago, Illinois 60606. Administrative Agent will promptly distribute to each Lender its applicable Revolving Pro Rata Share (or other applicable share as expressly provided herein), as the case may be, of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by Administrative Agent later than 2:00 P.M. (local time in the place

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of payment) shall be deemed to have been received on the immediately succeeding
Business Day and any applicable interest or fee shall continue to accrue until such payment is deemed to have been received.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, subject to the provisions set forth in the definition of "Interest Period" herein.

          (c) Unless Administrative Agent shall have received notice from the Funds Administrator prior to the date on which any payment is due to the Lenders hereunder that Borrowers will not make such payment in full, Administrative Agent may assume that Borrowers have made such payment in full to Administrative Agent as required hereunder on such date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers shall not have made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount was distributed to such Lender until the date such Lender repays such amount to Administrative Agent, at the Federal Funds Rate as in effect for each such day.

          4.8    NET PAYMENTS.

          (a) All payments made by the Borrowers hereunder or under any Loan Document will be made without setoff, counterclaim or other defense. Except as provided in SECTION 4.8(d), all payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by the Borrowers free and clear of and without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Governmental Authority, but excluding therefrom:

                 (i) a tax imposed on or measured by the overall net income (including a franchise tax based on net income) of the Lender or its lending offices by the USA or jurisdictions or political subdivision or taxing authority thereof in which such Lender's principal office or lending offices are located or are resident or in which such Lender is incorporated;

                 (ii) in the case of any Lender organized under the laws of any jurisdiction other than the USA or any state thereof (including the District of Columbia), any taxes imposed by the USA by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loan or portion thereof affected by such change;

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                 (iii)  any taxes to which the Lender (to the extent of the tax rate then in effect) would be subject to (as of the Closing Date) if a payment hereunder had been received by the Lender and, with respect to any Lender that becomes a party hereto after the date hereof, any taxes to which such Lender (to the extent of the tax rate then in effect) would be subject as of the date it becomes a party hereto if a payment had been received by the Lender (other than taxes which each other Lender is entitled to reimbursement pursuant to this Agreement)

                 (iv) taxes to which the Lender becomes subject subsequent to the date referred to in clause (iii) above as a result of a change in the residence, place of incorporation, or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or other similar circumstances unless such change or similar circumstance shall have been made at the request of the Funds Administrator, and

                 (v) taxes as a result of the recognition by the Lender of gain on the sale, assignment or participation by the Lender of the participating interests in its creditor positions hereunder (such tax or taxes, other than excluded tax or taxes, being herein referred to as "TAX" or "TAXES"). If any Borrower is required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Loan Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. A certificate as to any additional amounts payable to a Lender under this SECTION 4.8 submitted to the Funds Administrator by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          (b) If any Borrower makes any payment hereunder or under any of the Loan Documents in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lenders within 30 days after it has made such payment to the applicable authority a receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

          (c) Without prejudice to the other provisions of this SECTION 4.8, if any Lender, or Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any of the Loan Documents by such Lender, or Administrative Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Lender or Administrative Agent on its behalf, Borrowers will promptly, following receipt of the certificate described in the immediately following sentence, indemnify such person against such Tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any tax of any

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Lender arising by virtue of payments under this SECTION 4.8(c), computed in a manner consistent with this SECTION 4.8(c). A certificate prepared in good faith as to the amount of such payment by such Lender, or Administrative Agent on its behalf, showing calculations thereof in reasonable detail, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

          (d) Each Lender that is not a USA person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Funds Administrator and Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an Assignee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment), on the date of such assignment to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI or W-8IMY (or successor or other applicable forms prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from or reduced rate of USA withholding tax on interest payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver the applicable form pursuant to clause (i) above, (x) a certificate substantially in the form of EXHIBIT 4.8(d) (any such certificate, a "SECTION 4.8(d)(ii) CERTIFICATE") and (y) two accurate and complete original signed copies of IRS Form W-8 BEN or W-8ECI (or successor form) certifying to such Lender's entitlement to a complete exemption from USA withholding tax on payments of interest to be made under this Agreement and under any Note; PROVIDED, HOWEVER, that no Lender shall be required to deliver a an IRS Form W-8BEN, W-8ECI, W-8IMY, or Section 4.8(d)(ii) Certificate under this
SECTION 4.8(d) to the extent that the delivery of such form is not authorized by law; PROVIDED FURTHER, however, that in the event that a Lender provides the Funds Administrator or the Administrative Agent with an IRS Form W-8IMY (or substitute form) indicating that it is a "flow through" entity, as defined in Treasury Regulations promulgated under Section 1441 of the Code, or otherwise, not a beneficial owner of interest payments under this Agreement and under any Note, such Lender agrees, on or prior to the Closing Date, or the date of assignment to such Lender, as applicable, to take any actions necessary, and to deliver to the Funds Administrator and Administrative Agent all forms necessary, to establish such Lender's entitlement to a complete exemption from, or a reduction in, USA withholding tax on payments of interest to be made under this Agreement and under any Note, including causing its partners, members, beneficiaries, beneficial owners, and their beneficial owners, if any, to take any actions and deliver any forms necessary to establish such exemption. Notwithstanding the foregoing, (i) a fiscally transparent entity may provide an IRS Form W-8BEN to claim a treaty exemption or rate reduction to the extent that such entity is receiving interest and is not treated as fiscally transparent by its own jurisdiction, provided the satisfaction of such conditions entitles the Lender to an exemption or reduction from withholding at the time such Lender becomes a party to this Agreement and (ii) a withholding foreign partnership, withholding foreign trust, and qualified intermediary shall only provide such information as is required by Treasury Regulations promulgated under Code
Section 1441. For purposes of this Agreement, the term "Forms" shall include any attachments for to IRS Forms W-8IMY required to be filed by the Lender. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Funds Administrator and Administrative Agent two new accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI,

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or W-8IMY and a Section 4.8(d)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender (or its partners, members, beneficiaries, or beneficial owners) to a continued exemption from or reduction in USA withholding Tax on interest payments under this Agreement and any Note, or it shall immediately notify the Funds Administrator and Administrative Agent of its inability to deliver any such form or certificate; PROVIDED, HOWEVER, that no Lender shall be required to deliver an IRS Form W8-BEN, W-8ECI, or W-8IMY under this SECTION 4.8(d) to the extent that the delivery of such form is not authorized by law; PROVIDED, FURTHER, HOWEVER, that any Lender which does not deliver the applicable form pursuant to SECTION 4.8(d) shall be entitled to additional payment pursuant to
SECTION 4.8(a) or indemnification under SECTION 4.8(c) only if and to the extent
(i) such failure results solely from a change in law or (ii) the Tax to which such additional payment or indemnification relates would have been imposed regardless of whether such Lender provided such forms. Notwithstanding anything to the contrary contained in SECTION 4.8, any Lender that has not provided to the Funds Administrator the IRS Forms required to be provided to the Funds Administrator pursuant to this SECTION 4.8(d) shall not be entitled to any payment of additional amounts pursuant to SECTION 4.8(a) or indemnification under SECTION 4.8(c) with respect to any deduction or withholding which would not have been required if such Lender had provided such forms.

          (e) Each Lender that is incorporated or organized under the laws of the USA or a state thereof shall provide two properly completed and duly executed copies of IRS Form W-9, or any successor or other applicable form. Each Lender shall deliver to the Funds Administrator and Administrative Agent (provided that such Lender remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by the Funds Administrator. Each Lender shall promptly notify the Funds Administrator at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Funds Administrator (or any other form or certification adopted by U.S. taxing authorities for such purpose).

          (f) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause any Borrower to make a payment in respect of any Taxes to such Lender pursuant to SECTION 4.8(a) or a payment in indemnification for any Taxes pursuant to SECTION 4.8(c), it will use reasonable efforts to make, fund or maintain the Loan (or portion thereof) of such Lender with respect to which the aforementioned payment is or would be made through another lending office of such Lender or take any other action reasonably requested by such Borrower if as a result thereof the additional amounts which would otherwise be required to be paid by such Borrower in respect of such Loans (or portions thereof) or participation in Letters of Credit pursuant to SECTION 4.8(a) or SECTION 4.8(c) would be materially reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans or participation in Letters of Credit (or portions thereof) through such other lending office or taking of such other action would not otherwise materially adversely affect such Loans or such Lender. The Borrowers agree to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender or taking of such other action pursuant to this SECTION 4.8(f).

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          4.9    PAYMENTS BY THE LENDERS TO ADMINISTRATIVE AGENT.

          (a) Except as provided in SECTION 4.9(b), Administrative Agent shall give to each Lender prompt notice of each Notice of Borrowing by telecopy or facsimile transmission. No later than 3:00 P.M. (New York City time) on the date of receipt of each Notice of Borrowing (unless such Notice of Borrowing specifies the Closing Date as the date of Borrowing, in which case no later than 11:00 A.M. on the Closing Date), each Lender will make available for the account of its Lending Office, to Administrative Agent at the address of Administrative Agent, in immediately available funds, its Revolving Pro Rata Share of such Borrowing requested to be made. Unless Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to Administrative Agent its portion of the Borrowing to be made on such date, Administrative Agent may assume that such Lender will make such amount available to Administrative Agent on the Settlement Date and Administrative Agent, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Borrowing to be provided by such Lender. If and to the extent such Lender shall not have so made available to Administrative Agent its Revolving Pro Rata Share on such date and Administrative Agent shall have so made available to the Borrowers a corresponding amount on behalf of such Lender, Administrative Agent may recover such amount on demand from such Lender in accordance with SECTION 13.5. If such Lender does not pay such corresponding amount promptly upon Administrative Agent's demand therefor, Administrative Agent may promptly notify the Funds Administrator and the Borrowers shall immediately repay such corresponding amount to Administrative Agent together with accrued interest thereon at the applicable rate or rates provided in SECTION 3.1 without making or being responsible for any payment under SECTION 3.4.

          (b) SETTLEMENT OF ADVANCES. Unless the Required Lenders have instructed Administrative Agent to the contrary, Administrative Agent on behalf of Lenders may, but shall not be obligated to, make Base Rate Loans under
SECTION 2.2 without prior notice of the proposed Borrowing to the Lenders. Loans made pursuant to this SECTION 4.9(b) shall be subject to the following settlement arrangements:

                 (i) The amount of each Lender's Revolving Pro Rata Share of such Loans shall be computed weekly (or more frequently in Administrative Agent's discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Loans as of 5:00 P.M. (New York City time) on the last Business Day of the period specified by Administrative Agent (such date, the "SETTLEMENT DATE"). Administrative Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of such outstanding Loans for such period. The Lenders shall transfer to Administrative Agent such amounts as are necessary so that (after giving effect to all such transfers) the amount of Loans made by each Lender shall be equal to such Lender's Revolving Pro Rata Share of the aggregate amount of Loans outstanding as of such Settlement Date. During an Event of Default or Unmatured Event of Default relating to a Bankruptcy Event, amounts required to be transferred by the Lenders to Administrative Agent shall, instead of constituting Loans to the Borrowers, be in the form of participations purchased by the Lenders in the outstanding Loans of DB, acting as Administrative Agent. If the summary statement is received by the Lenders

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     prior to 12:00 Noon (New York City time) on any Business Day, each Lender shall make the transfers described above in immediately available funds no later than 3:00 P.M. (New York City time) on the day such summary statement was received; and if such summary statement is received by the Lenders after 12:00 Noon (New York City time) on such day, each Lender shall make such transfers no later than 3:00 P.M. (New York City time) on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Administrative Agent. Each of Administrative Agent and the Lenders agrees to mark its books and records on the Settlement Date to show at all times the dollar amount of its Revolving Pro Rata Share of the outstanding Loans.

                 (ii) To the extent that the settlement described above shall not yet have occurred, upon repayment of Loans by the Borrowers, Administrative Agent may first apply such amounts repaid directly to the amounts made available by Administrative Agent pursuant to this SECTION 4.9(b).

                 (iii) Because Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Loans prior to the time when the Lenders will actually advance and/or be repaid Loans, interest with respect to Loans shall be allocated by Administrative Agent to each Lender and Administrative Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and Administrative Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by the Borrowers in accordance with SECTION 4.5 or actually settled by the applicable Lender as described in this SECTION 4.9(b).

          (c) The failure of any Lender to make any Loan on any date of Borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan or such advance to be made by such other Lender on the date of any Borrowing.

          4.10   SHARING OF PAYMENTS; ETC.

          (a) If, other than as expressly set forth elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoffs, or otherwise) in excess of its applicable Revolving Pro Rata Share (or other pro rata share as expressly provided herein) of payments on account of Loans made or participated in by all the Lenders under any Facility, such Lender shall forthwith (x) notify Administrative Agent of such fact, and (y) purchase from the other Lenders in such Facility, such participations in the Loans, made by them and then due, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor together with an amount equal to such paying Lender's applicable Pro Rata Share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so

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recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this
SECTION 4.10(a) and will in each case promptly notify the Lenders and Borrower following any such purchases. Any payments received after the Lenders have taken action pursuant to this SECTION 4.10(a) shall be allocated ratably among the Revolving Loans. Any payments received after the Lenders have taken action pursuant to this SECTION 4.10(a) shall be allocated ratably among the Loans.

          (b) Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 4.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoffs, but subject to SECTION 13.6) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          (c) Nothing herein shall require any Lender to exercise any right of setoffs or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

          4.11 MAINTENANCE OF ACCOUNT. Administrative Agent shall maintain a separate account on its books and records in the name of Borrowers ("BORROWERS' ACCOUNT") in which the Borrowers will be charged or credited with (w) the proceeds, if any, of each Loan received by or for the account of Borrowers, (x) payments made to Administrative Agent on account of the Obligations of Borrowers, whether from collection of proceeds of Collateral or otherwise, (y) the aggregate face amount of all outstanding Letters of Credit issued for the benefit of Borrowers, and (z) all other fees, expenses and other Obligations attributable to Borrowers as determined by Administrative Agent. In no event shall prior recourse to any Inventory, Receivables or other Collateral be a prerequisite to Administrative Agent's right to demand payment of any Obligation upon its maturity.

          4.12 STATEMENT OF ACCOUNT. After the end of each month, Administrative Agent shall send the Funds Administrator a statement accounting for the charges, loans, advances and other transactions occurring among and between Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on the Borrowers; PROVIDED that any failure to so record any transaction or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations.

                                    ARTICLE V

                              CONDITIONS OF CREDIT

          5.1 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE AGREEMENT. The obligation of the Lenders to make the Revolving Loans and the obligation of the Facing Bank to issue and the Lenders to participate in Letters of Credit under this Agreement shall be subject to

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the fulfillment, at or prior to the time of the making of such Loans, of each of the following conditions:

          (a)    LOAN DOCUMENTS.

                 (i) CREDIT AGREEMENT AND NOTES. The Borrowers shall have duly executed and delivered to Administrative Agent, with a signed counterpart for each Lender, this Agreement and, to the extent requested by any Lender, the Notes payable to the order of such requesting Lender.

                 (ii) SECURITY DOCUMENTS. The Company, HSCHC and each Restricted Domestic Subsidiary of the Company (other than IRIC) shall have duly authorized, executed and delivered a Security Agreement in substantially the form of EXHIBIT 5.1(a)(ii) (as modified, supplemented or amended from time to time, the "SECURITY AGREEMENT") and shall have delivered to the Collateral Agent, all the Pledged Securities and Pledged Intercompany Notes referred to therein then owned, if any, by any Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of Capital Stock constituting Pledged Securities and the other documents and instruments required to be delivered under the Security Agreements together with:

                 (A) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                 (B) copies of Requests for Information or Copies (Form UCC-1), or equivalent reports, listing all effective financing statements or similar notices that name a Borrower or its Restricted Domestic Subsidiaries (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor and that are filed in the jurisdictions referred to in clause (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which Administrative Agent shall have received satisfactory evidence of release);

                 (C) such amendments, modifications or supplements to the Pledged Intercompany Notes as may be requested by Administrative Agent, each such amendment, modification or supplement to be in a form satisfactory to Administrative Agent; and

                 (D) all other actions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect (or be in a position to perfect by the filing of financing statements) the security interests intended to be created by the Security Agreement.

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                 (iii)  SUBSIDIARY GUARANTEE AGREEMENTS.

                 (A) SUBSIDIARY GUARANTEE AGREEMENT. HSCHC and each Restricted Domestic Subsidiary of the Company (other than IRIC) shall have duly executed and delivered the Subsidiary Guarantee Agreement substantially in the form of EXHIBIT 5.1(a)(iii)(A) (as modified, supplemented or amended from time to time, the "SUBSIDIARY GUARANTEE AGREEMENT").

                 (B) SUBSIDIARY GUARANTEE AGREEMENTS. HSCC shall have duly executed and delivered a Subsidiary Guaranty Agreement substantially in the form of EXHIBIT 5.1(a)(iii)(B) (as modified, supplemented or amended from time to time, the "HSCC SUBSIDIARY GUARANTEE AGREEMENT" and, together with the Subsidiary Guarantee Agreement, the "SUBSIDIARY GUARANTEE AGREEMENTS").

                 (iv) COLLATERAL ACCOUNT AGREEMENTS. Administrative Agent shall have received a fully executed Collateral Account Agreement in substantially the form of EXHIBIT 1.1(d) attached hereto (each together with such modifications thereto as may be agreeable to Administrative Agent, a "COLLATERAL ACCOUNT AGREEMENT") shall have been entered into with respect to each of the Deposit Accounts referenced in SCHEDULE 6.21(f).

                 (v) PLEDGE AGREEMENT. HSCC shall have duly executed and delivered the Pledge Agreement substantially in the form of EXHIBIT 5.1(a)(v) (as modified, supplemented or amended from time to time, the "PLEDGE AGREEMENT") pursuant to which HSCC shall have pledged 30% of the membership units of HIH to the Collateral Agent.

                 (vi) MORTGAGE; TITLE INSURANCE; SURVEYS. Administrative Agent shall have received (A) fully executed counterparts of mortgages or amendments to mortgages (collectively, the "MORTGAGES") in each case in form and substance satisfactory to Administrative Agent, which mortgages shall cover such of the Real Property owned by the Borrowers and their Restricted Subsidiaries as shall be listed as mortgaged property on
     SCHEDULE 6.21(c), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company for recording in all places to the extent necessary or desirable, in the judgment of Administrative Agent, to create a valid and enforceable lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Lenders and the other Secured Parties under the Security Agreement, subject only to Permitted Liens; (B) mortgagee title insurance policies issued by title insurance companies satisfactory to Administrative Agent (the "MORTGAGE POLICIES") with respect to the Mortgaged Properties not already subject to title insurance policies (each, an "UNINSURED MORTGAGED PROPERTY") in amounts satisfactory to Administrative Agent assuring Administrative Agent that the Mortgages with respect to such Mortgaged Properties are valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Liens, and the Mortgage Policies shall be in form and substance satisfactory to Administrative Agent and shall include, as appropriate, any other matter that Administrative Agent in its discretion may request, shall not include an

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     exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as Administrative Agent in its discretion may request; and (C) to the extent requested by Administrative Agent, a survey, in form and substance satisfactory to Administrative Agent, of each Uninsured Mortgaged Property dated a recent date acceptable to Administrative Agent, certified by a licensed professional surveyor satisfactory to Administrative Agent, PROVIDED, HOWEVER, in the event that any survey delivered pursuant to this provision is dated on a date which is more than six (6) months prior to the Closing Date, but less than one (1) year prior to the Closing Date, such survey shall be acceptable so long as such survey otherwise complies with the ALTA/ACSM standards required by Administrative Agent, and the owner and/or lessee of the Mortgaged Property delivers a "no change survey affidavit" in a form which is acceptable to the title insurance company issuing the Mortgage Policy, so that the title insurance company will delete any general survey exception in such Mortgage Policy.

                 (vii) PERFECTION. Each Credit Party shall have delivered to Administrative Agent true and correct copies of Perfection Certificates in the form of EXHIBIT 5.1(a)(vii) (the "PERFECTION CERTIFICATES"), each of which shall be in full force and effect and in form and substance satisfactory to Administrative Agent as of the Closing Date.

                 (viii) HOLDCO AGREEMENT. Holdco I and Holdco II shall have executed and delivered an agreement in form and substance and on terms and conditions satisfactory to the Administrative Agent (the "HOLDCO AGREEMENT").

                 (ix) HORIZON SUBORDINATION AGREEMENT. The Company shall have on or before the Closing Date, entered into an amended and restated subordination agreement with Horizon Ventures, LLC in form and substance and on terms and conditions satisfactory to Administrative Agent (the "HORIZON SUBORDINATION AGREEMENT").

          (b)    RESTRUCTURING DOCUMENTS.

                 (i) RESTRUCTURING AGREEMENT. GOF and the Company shall have entered into an Exchange Agreement (the "GOF RESTRUCTURING Agreement") substantially in the form of EXHIBIT 5.1(b)(i) and such agreement shall remain in full force and effect.

                 (ii) HOLDCO MATTERS. Holdco I shall have been formed in the manner contemplated by the Term Sheet attached hereto as EXHIBIT 5.1(b)(ii), with such changes as are acceptable to the Administrative Agent or, if adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change), acceptable to the Required Lenders, and the Administrative Agent shall be satisfied that such formation shall have occurred in a manner satisfactory to it, including with respect to all matters pertaining to the governance and capitalization of Holdco I and Holdco II. Following such formation, each of the following actions shall have been taken, each on terms and conditions and in form and substance satisfactory to Administrative Agent with structural changes to any of the following which are not adverse to the interests of the Lenders:

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                 (A)    GOF shall have contributed (or caused to be contributed)
     to Holdco I and Holdco I shall have, in turn, contributed to Holdco II the rights and obligations under the ICI Agreement;

                 (B) The GOF Bonds shall have been exchanged for equity of Holdco I pursuant to the GOF Restructuring Agreement;

                 (C) CPH (or its Affiliate) shall have contributed (or caused to be contributed) all of its GOF Bonds to Holdco I;

                 (D) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) 19.9% of the Capital Stock of HSCHC to Holdco I, Holdco I shall have contributed or cause to be contributed such Capital Stock to Holdco II and Holdco II shall have, in turn, contributed such Capital Stock to Company such that, after giving effect to such contributions the Company will own 100% of the equity of HSCHC on the Closing Date;

                 (E) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) all of the Capital Stock of the Company owned or held by it on the Closing Date to Holdco I, Holdco I shall have contributed such Capital Stock to Holdco II;

                 (F) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) 20% of the Capital Stock of JK Holdings to Holdco I, Holdco I shall have contributed such Capital Stock to Holdco II and Holdco II shall have, in turn, contributed or cause to be contributed such equity to the Company;

                 (G) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) $500,000 of preferred equity in Huntsman Petrochemical to Holdco I, Holdco I shall have contributed such preferred stock to Holdco II and Holdco II shall have, in turn, contributed or cause to be contributed such preferred stock to the Company; and

                 (H) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) the contractual rights or an entity solely holding the contractual rights to acquire the Australian Joint Venture Interests to Holdco I, Holdco I shall have contributed such rights to Holdco II and Holdco II shall have, in turn, contributed or cause to be contributed such rights to the Company.

                 (iii) RESTRUCTURING. The legal, organizational and financial structure of the Company and its Subsidiaries (after giving effect to the Restructuring) shall be acceptable to the Administrative Agent. In addition, all financial, legal and tax matters (including any tax legislation pending before Congress or any committee thereof) relating to the Restructuring or the financing contemplated hereby shall be satisfactory to the Administrative Agent.

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          (c)    CREDIT PARTY DOCUMENTS. On or before the Closing Date, the
Borrowers shall deliver or cause to be delivered to Administrative Agent the following with respect to each Credit Party:

                 (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which it is qualified as a foreign corporation to do business, except where, in the judgment of Administrative Agent, the failure to be so qualified in a foreign jurisdiction would not be material and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                 (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                 (iii) Resolutions of its Board of Directors (a) approving and authorizing the execution, delivery and performance of each of the Loan Documents to which it is a party, and (b) approving and authorizing the execution, delivery and performance of the other Loan Documents to which it is a party and all transactions related thereto, in each case certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendments; and

                 (iv) Signature and incumbency certificates of its officers executing each of the Loan Documents to which it is a party.

          (d)    THIRD PARTY LOAN DOCUMENTS.

                 (i) AMENDED AND RESTATED CREDIT AGREEMENT. The Company shall have executed and delivered the Amended and Restated Credit Agreement and all conditions precedent to the effectiveness thereof shall have been satisfied or waived.

                 (ii) AMENDED AND RESTATED SENIOR NOTES INDENTURES. On or before the Closing Date, after giving effect to the Transactions, the Amended and Restated Senior Notes Indentures shall be in full force and effect.

                 (iii) AMENDED AND RESTATED POLYMERS INDENTURE. On or before the Closing Date after giving effect to the Transactions, the Amended and Restated Polymers Indenture shall be in full force and effect.

          (e)    CERTIFICATES AND OPINIONS OF PARTIES' COUNSEL.

                 (i) REPRESENTATIONS AND WARRANTIES; DEFAULT; OFFICER'S CERTIFICATE. The representations and warranties set forth in ARTICLE VI hereof shall be true and correct and no Event of Default or Unmatured Event of Default shall have occurred or be continuing (after giving effect to this Agreement) and Administrative Agent shall have received, with a signed counterpart for each Lender, a certificate executed by a

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     Responsible Officer on behalf of the Borrowers, dated the Closing Date and in the form of EXHIBIT 5.1(e)(i) hereto, stating that the representations and warranties set forth in ARTICLE VI hereof are true and correct as of the date of the certificate, that no Event of Default or Unmatured Event of Default has occurred and is continuing (after giving effect to this Agreement), and that the conditions of SECTION 5.1 hereof have been fully satisfied or waived.

                 (ii) OPINIONS OF CREDIT PARTIES' COUNSEL. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom, LLP counsel for the Credit Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT 5.1(e)(ii)-1 annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request,
     (ii) originally executed copies of one or more favorable written opinions of Stoel Rives LLP, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT 5.1(e)(ii)-2 annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, (iii) originally executed copies of one or more favorable written opinions of such other local counsel to the Credit Parties as Administrative Agent may request in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Closing Date and (iv) evidence satisfactory to Administrative Agent that the Borrowers have requested such counsel to deliver such opinions to Lenders.

          (f) TAX SHARING AGREEMENT. Administrative Agent shall have received a fully executed Tax Sharing Agreement in substantially the form of EXHIBIT 5.1(f) attached hereto (together with such modifications thereto as may be agreeable to Administrative Agent, the "TAX SHARING AGREEMENT").

          (g) APPROVALS. All necessary governmental (domestic and foreign) and third party approvals in connection with the Transactions and the transactions contemplated by the Loan Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of such Transactions or the other transactions contemplated by the Loan Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the Transactions, the transactions contemplated by the Loan Documents.

          (h) ENVIRONMENTAL REPORTS. Administrative Agent shall have received copies of the most recent environmental risk assessment reports in the possession of the Borrowers or their Subsidiaries or performed at the request of the Borrowers or their Subsidiaries for any current and former facilities of the Borrowers and their Subsidiaries.

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          (i)    LITIGATION. No litigation by any entity (private or
governmental) shall be pending or, to the best knowledge of any Borrower, threatened (except for litigation that would be rendered moot by, or would not survive, the consummation of the Plan of Reorganization) with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transactions), or which Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

          (j) FEES. The Borrowers shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to Administrative Agent and the Lenders to the extent then due.

          (k) ADVERSE CHANGE. Since December 31, 2001, nothing shall have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) which Administrative Agent or the Required Lenders shall reasonably determine has, or could have, a Material Adverse Effect.

          (l) INSURANCE. Administrative Agent shall be satisfied with the insurance coverage in effect on the Closing Date pertaining to the assets of the Borrowers and their Restricted Subsidiaries, and shall have received evidence satisfactory to it that Administrative Agent shall have been named as a loss payee, mortgagee and additional insured on all such policies of insurance, as appropriate.

          (m) RATING. The Company shall have received a prospective senior secured debt rating with respect to the Loans from each of S&P and Moody's.

          (n) CORPORATE PROCEEDINGS. All corporate and legal proceedings and all instruments and agreements in connection with the Transaction and the other transactions contemplated by this Agreement shall be satisfactory in form and substance to Administrative Agent and, except as otherwise agreed by Administrative Agent, shall have been consummated without any waiver of any conditions or other provisions set forth therein and Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or the Required Lenders reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by a Responsible Officer or by proper corporate or Governmental Authorities.

          (o) LOCK-BOX ACCOUNTS AND MASTER COLLECTION ACCOUNT. Administrative Agent and Collateral Agent shall have received fully executed copies of (i) Lock-Box Letters with respect to each Lock-Box, Lock-Box Account and Lock-Box Bank and a Master Collection Account Agreement with respect to the Master Collection Account.

          (p) MINIMUM EXCESS AVAILABILITY. After giving effect to all Loans on the Closing Date, there shall be unused availability under this Agreement of at least $135,000,000.

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          (q)    INTERCREDITOR AGREEMENT. Administrative Agent shall have
received a fully executed copy of the Intercreditor Agreement.

          Each Lender hereby agrees that by its execution and delivery of its signature page hereto, such Lender approves of and consents to each of the matters set forth in Section 5.1 which must be approved by, or which must be satisfactory to, the Administrative Agent (in the case of DB), or the Required Lenders or Lenders, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Lenders, Administrative Agent or the Company shall have delivered a copy of such agreement or document to such Lender if so requested on or prior to the Closing Date.

          5.2 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Closing Date) and the obligation of any Facing Bank to issue or any Lender to participate in any Letter of Credit hereunder (except in each case where such Loan or Letter of Credit issuance does not constitute a Credit Event) shall be subject to the fulfillment in each case at or prior to the time of each any such Credit Event of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties shall be true and correct as of such specified date.

          (b) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Credit Event.

          (c)    NOTICE OF BORROWING; LETTER OF CREDIT REQUEST.

                 (i) Prior to the making of each Revolving Loan, Administrative Agent shall have received a Notice of Borrowing meeting the requirements of SECTION 2.2(d).

                 (ii) Prior to the issuance or amendment of each Letter of Credit, Administrative Agent and the respective Facing Bank shall have received a Letter of Credit Request or a Letter of Credit Amendment Request meeting the requirements of SECTION 2.3(b).

          (d) OTHER INFORMATION. Administrative Agent shall have received such other instruments, documents and opinions as it may reasonably request in connection with such Credit Event, and all such instruments and documents shall be reasonably satisfactory in form and substance to Administrative Agent.

          The acceptance of the benefits of each such Credit Event by any Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a), (b) and (c) of this SECTION 5.2.

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          Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loan to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in this SECTION 5.1 which must be approved by, or which must be satisfactory to, Administrative Agent (in the case of DB), or the Required Lenders or Lenders, as the case may be; PROVIDED that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or the Company shall have delivered a copy of such agreement or document to such Lender on or prior to the Closing Date.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Borrower makes the following representations and warranties (both before and after giving effect to the consummation of the Transactions):

          6.1    CORPORATE STATUS. Each Borrower and each of their Subsidiaries
(i) is a duly organized and validly existing corporation, partnership, limited liability company, trust or other entity in good standing under the laws of the jurisdiction of its organization (or the equivalent thereof in the case of Foreign Subsidiaries) except where the failure to be in such good standing would not have a Material Adverse Effect, (ii) has the corporate or partnership or other requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage in and (iii) is duly qualified and is authorized to do business and is in good standing in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except for such failure to be so qualified which, in the aggregate, would not have a Material Adverse Effect.

          6.2 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate or other appropriate power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is party and has taken all necessary corporate or other appropriate action to authorize the execution, delivery and performance by it of each of such Loan Documents. Each Credit Party has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.3 NO VIOLATION. The execution, delivery or performance by any Credit Party of the Loan Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision

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of any Requirement of Law applicable to any Credit Party, (ii) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject, (iii) will violate any provision of any Organizational Document of any Credit Party or (iv) requires any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as have been obtained or as set forth on SCHEDULE 6.3.

          6.4    GOVERNMENTAL AND OTHER APPROVALS. Except as set forth on
SCHEDULE 6.4 hereto and except for the recording of the Mortgages and the filing of UCC financing statements, which shall be recorded and filed, respectively, on, or as soon as practicable after, the date hereof, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any Governmental Authority (except as have been obtained or made on or prior to the Closing Date), is required to authorize, or is required in connection with, the execution, delivery and performance of any Loan Document.

          6.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; ETC.

          (a) FINANCIAL STATEMENTS. The Historical Financial Statements copies of which have been furnished to Administrative Agent prior to the date hereof, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) subject, in the case of interim statements, to normal year end adjustments. Each Historical Financial Statement presents fairly the financial condition of the applicable Credit Party as of the date thereof. The Historical Financial Statements identified on SCHEDULE 6.5(a) as audited financial statements have been examined by Deloitte & Touche, independent certified public accountants, who delivered an opinion in respect thereto, and present fairly the financial condition of the applicable Credit Party at the date of each respective audited balance sheet. Since December 31, 2001, there has been no Material Adverse Effect.

          (b) SOLVENCY. On and as of the Closing Date, after giving effect to the Transactions and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by Borrowers in connection with the transactions contemplated hereby, (i) the sum of the assets, at a fair valuation, of each Borrower and each other Material Subsidiary will exceed its debts; (ii) no Borrower and no Material Subsidiary has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iii) each Borrower and each other Material Subsidiary will have sufficient capital with which to conduct its business. For purposes of this SECTION 6.5(b) "debt" means any liability on a claim, and "claim" means (y) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (z) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or

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not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) NO UNDISCLOSED LIABILITIES. Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to SECTION 6.5(a) and on SCHEDULE 6.5(d) there were, to the best of Borrowers' knowledge, as of the Closing Date (and after giving effect to the Transactions occurring on such date) no liabilities or obligations with respect to any Borrower or any of its Restricted Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Borrowers.

          (d) INDEBTEDNESS. SCHEDULE 6.5(d) sets forth a true and complete list of (i) all Indebtedness of each Borrower, each of their Restricted Subsidiaries, HSCHC and HSCC (other than Loans, Intercompany Indebtedness or Loans hereunder) that is outstanding as of the Closing Date and that remains outstanding after giving effect to the Transactions, to the extent that, in each case, such Indebtedness is in excess of $1,000,000 (the "EXISTING OBLIGATIONS"), in aggregate principal amount thereof as of a date not more than three Business Days prior to the Closing Date (and the aggregate amount of any undrawn commitments with respect thereto as of the date specified therein), and (ii) Interest Rate Agreements, the notional amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Existing Obligation has been incurred in connection with, or in contemplation of, the Transactions or the other transactions contemplated hereby. Borrowers have delivered or caused to be delivered to Administrative Agent a true and complete copy of the form of each instrument evidencing Indebtedness for money borrowed listed on SCHEDULE 6.5(d) and of each instrument pursuant to which such Indebtedness for money borrowed was issued.

          (e) PRO FORMA. The PRO FORMA balance sheet of the Borrowers attached hereto as SCHEDULE 6.5(e) (the "PRO FORMA BALANCE SHEET") presents fairly the financial condition of the Borrowers at the date of such balance sheet and presents a good faith estimate of the PRO FORMA financial condition of the Borrowers (after giving effect to the Transactions, and the other transactions contemplated hereby and thereby) at the date thereof). The Pro Forma Balance Sheet has been prepared using financial statements of the Borrowers and their Subsidiaries which were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) subject to normal year-end adjustments.

          (f) PROJECTIONS. On and as of the Closing Date, the financial projections, attached hereto as SCHEDULE 6.5(f) and previously delivered to Administrative Agent and the Lenders (the "PROJECTIONS") and each of the Projections delivered after the Closing Date pursuant to SECTION 7.2(f) are, at the time made, based on good faith estimates and assumptions made by the management of Borrowers, and there are no statements or conclusions in any of the Projections which, at the time made, are based upon or include information known to Borrowers to be misleading or which fail to take into account material information regarding the matters reported therein. On the Closing Date, Borrowers believe that the Projections are reasonable and

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attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

          6.6 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Borrowers, threatened (except for litigation that would be rendered moot by, or would not survive, the consummation of the Plan of Reorganization) against Borrowers or any of its Subsidiaries (i) with respect to any Loan Document seeking to enjoin any Borrower's or any Subsidiary's performance thereof or (ii) which would reasonably be expected to have a Material Adverse Effect.

          6.7 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Borrowers or any of their Subsidiaries in writing (including electronically) to any Lender (other than the Projections as to which SECTION 6.5(e) applies) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers or any of their Subsidiaries in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Lenders acknowledge that they have not relied on Borrowers' company brochures.

          6.8 MARGIN REGULATIONS. No part of the proceeds of any Loan has been or will be used to purchase or carry any margin stock (as defined in Regulation U of the Board), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board.

          6.9 TAX RETURNS AND PAYMENTS. The Borrowers and their Subsidiaries have filed or caused to be filed all tax returns which are required to be filed, except where failure to file any such returns would not reasonably be expected to have a Material Adverse Effect, and have paid or caused to be paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their respective material properties and all other material taxes, fees or other charges imposed on them or any of their respective properties by any Governmental Authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrowers or their Subsidiaries, as the case may be) except where failure to take any such action would not reasonably be expected to have a Material Adverse Effect; and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided) which would be reasonably expected to have a Material Adverse Effect.

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          6.10   COMPLIANCE WITH ERISA. Each Plan has been operated and
administered in a manner so as not to result in any material liability of any Borrower for failure to comply with the applicable provisions of ERISA and the Code; no Reportable Event which could reasonably be expected to result in the termination of any Plan has occurred with respect to a Plan; to the best knowledge of each Borrower, no Multiemployer Plan is insolvent or in reorganization; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; the Borrowers and their Subsidiaries or any ERISA Affiliates have not incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or
4204 of ERISA or Section 4971 or 4975 of the Code; no proceedings have been instituted to terminate any Plan within the last fiscal year; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, to the best knowledge of Borrowers, the Borrowers and their Subsidiaries and ERISA Affiliates would not have any material liability to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ending prior to the Closing Date; no Lien imposed under the Code or ERISA on the assets of the Borrowers or any of their Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrowers and their Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to either of which could reasonably be expected to have a Material Adverse Effect.

          6.11 OWNERSHIP OF PROPERTY. The Borrowers and their Restricted Subsidiaries have good and marketable title in fee simple to, a valid leasehold interest in, or a valid contractual agreement to use, all its material real property, and good title to, a valid leasehold interest in, or valid contractual rights to use all its other material property, and none of such property is subject to any Lien except for Permitted Liens. As of the Closing Date, the Borrowers and their Restricted Subsidiaries have granted mortgages to secure the Obligations on all parcels of real estate which have an estimated fair market value in excess of $1,000,000.

          6.12 CAPITALIZATION OF THE COMPANY. On the Closing Date, the capitalization of the Company is as set forth on SCHEDULE 6.12 hereto. All shares of Capital Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on SCHEDULE 6.12, no authorized but unissued or treasury shares of Capital Stock of the Company are subject to any option, warrant, right to call or commitment of any kind or character. A complete and correct copy of each of the certificate of incorporation and by-laws of the Company in effect on the date of this Agreement has been delivered to Administrative Agent. Except as set forth on SCHEDULE 6.12, the Company does not have any outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its Capital Stock or any stock or securities convertible into or exchangeable for any of its Capital Stock (other than as set forth in the certificate of incorporation of such Borrower). Neither the Company nor any of its

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Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence except for agreements the performance of which would not violate this Agreement. As of the Closing Date, all of the issued and outstanding shares of Capital Stock of the Company are owned of record by the stockholders as set forth on SCHEDULE 6.12 hereto.

          6.13   SUBSIDIARIES.

          (a) ORGANIZATION. SCHEDULE 6.13 hereto sets forth, as of the date hereof, a true, complete and correct list of each Restricted Subsidiary of the Company and indicates for each such Subsidiary (i) its jurisdiction of incorporation and (ii) its ownership (by holder and percentage interest). As of the date hereof, the Company has no Restricted Subsidiaries except for those Restricted Subsidiaries listed as such on SCHEDULE 6.13 hereto.

          (b) CAPITALIZATION. All shares of Capital Stock of each Restricted Subsidiary of the Company have been duly authorized and validly issued and, to the extent applicable in the case of Foreign Subsidiaries, are fully paid and non-assessable and, to the extent owned by a Borrower, are owned by such Borrower free and clear of all Liens except for Permitted Liens. No authorized but unissued or treasury shares of Capital Stock of any Restricted Subsidiary of the Company are subject to any option, warrant, right to call or commitment of any kind or character.

          (c) RESTRICTIONS ON OR RELATING TO SUBSIDIARIES. There does not exist any consensual encumbrance or restriction on the ability of (i) any Restricted Subsidiary of a Borrower to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by a Borrower or any Restricted Subsidiary of a Borrower, or to pay any Indebtedness owed to a Borrower or a Restricted Subsidiary of a Borrower, (ii) any Restricted Subsidiary of a Borrower to make loans or advances to a Borrower or any Borrower's Subsidiaries or (iii) a Borrower or any of its Restricted Subsidiaries to transfer any of its properties or assets to a Borrower or any of its Subsidiaries, except for such encumbrances or restrictions permitted to exist under SECTION 8.13.

          6.14 COMPLIANCE WITH LAW, ETC. No Borrower and no Subsidiary of any Borrower is in default under or in violation of any Requirement of Law or Contractual Obligation or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.

          6.15 INVESTMENT COMPANY ACT. No Borrower and no Subsidiary of any Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          6.16 PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower and no Subsidiary of any Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an

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"affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.17 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 6.17 hereto: (i) the operations of and the real property owned or operated by each Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) each Borrower and each of its Subsidiaries has obtained and will continue to maintain all Environmental Permits, and all such Environmental Permits are in good standing and each Borrower and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except where failure to so obtain, maintain or comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(iii) no Borrower, Subsidiary of any Borrower and none of their present or past properties or operations (whether owned or leased) is subject to: (A) any Environmental Claim or other written claim, request for information, judgment, order, decree or agreement from or with any Governmental Authority or private party related to any material violation of or material non-compliance with Environmental Laws or Environmental Permits to the extent any of the foregoing could reasonably be expected to have a Material Adverse Effect, (B) any pending or, to the knowledge of any Borrower, threatened judicial or administrative proceeding, action, suit or investigation related to any Environmental Laws or Environmental Permits which, if determined adversely to a Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect,
(C) any Remedial Action which if not taken could reasonably be expected to have a Material Adverse Effect or (D) any liabilities, obligations or costs arising from the Release or substantial threat of a material Release of a Contaminant into the environment regardless of whether the Release or substantial threat of a material Release is occurring on any Borrower's or any Subsidiaries' present or past properties or at any other location, in each case where such Release or substantial threat of a Material Release could reasonably be expected to have a Material Adverse Effect; (iv) there is not now, nor to the knowledge of any Borrower has there ever been, on or from any current or former property of any Borrower or on, in or from the current or former property of any of its Subsidiaries, to the extent any of the following could reasonably be expected to have a Material Adverse Effect: (A) except in compliance with applicable Environmental Laws and Environmental Permits, any generation, handling, treatment, recycling, storage or off-site disposal of any hazardous waste as those terms are defined under Environmental Laws, (B) any on-site disposal of any hazardous waste, substance or material as those terms are defined under applicable Environmental Laws, (C) except in compliance with applicable Environmental Laws and Environmental Permits, any underground storage tanks or underground injection wells, (D) any surface impoundments, pits, ponds, lagoons or landfills, (E) except in compliance with applicable Environmental Laws and Environmental Permits, any friable asbestos-containing material; or (F) except in compliance with applicable Environmental Laws and Environmental Permits, any polychlorinated biphenyls (PCB's) or other Contaminants; (v) no Borrower and no Subsidiary of a Borrower has received any written notice or claim to the effect that a Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or substantial threat of a material Release of a Contaminant into the environment, which notice or claim could reasonably be expected to result in a Material Adverse Effect; and (vi) no Environmental Lien has attached to any property (whether owned or leased) of a Borrower or of any of its Subsidiaries which could reasonably be

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expected to have a Material Adverse Effect, nor are there any facts or circumstances currently known to a Borrower or any of its Subsidiaries that may reasonably be expected to give rise to such an Environmental Lien.

          6.18 LABOR RELATIONS. No Borrower and no Restricted Subsidiary of a Borrower is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against a Borrower or any of its Restricted Subsidiaries or, to the best knowledge of any Borrower, threatened against any of them before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against a Borrower or any of its Restricted Subsidiaries or, to the best knowledge of a Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against a Borrower or any of its Restricted Subsidiaries or, to the best knowledge of a Borrower, threatened against a Borrower or any of its Restricted Subsidiaries and (iii) to the best knowledge of a Borrower, no question concerning union representation exists with respect to the employees of a Borrower or any of its Restricted Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          6.19 INTELLECTUAL PROPERTY. Each Borrower and each Restricted Subsidiary of each Borrower owns or holds licenses or other rights to or under all of the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade secrets, proprietary information, computer programs, databases, and other proprietary rights (collectively, "INTELLECTUAL PROPERTY") necessary for the present conduct of its business, without any known conflict with the rights of others, except such conflicts which could not reasonably be expected to have a Material Adverse Effect. No Borrower and no Restricted Subsidiary of a Borrower has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

          6.20 CERTAIN FEES. Except as otherwise disclosed to Administrative Agent in writing prior to the date hereof, no broker's or finder's fees or commissions or any similar fees or commissions will be payable by any Borrower or any Restricted Subsidiary with respect to the incurrence and maintenance of the Obligations, any other transaction under the Loan Documents or any services rendered in connection with such transactions. Each Borrower covenants that it will indemnify Administrative Agent and each Lender against and hold Administrative Agent and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any of the transactions contemplated hereby.

          6.21   SECURITY DOCUMENTS.

          (a) SECURITY AGREEMENT COLLATERAL. The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, a legal, valid and enforceable security interest in all right,

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title and interest of the applicable Credit Party in the Collateral owned by such Credit Party, and the Security Agreement, together with the filings of Form UCC-1 in all relevant jurisdictions creates a first lien on, and security interest in, all right, title and interest of Borrowers and such Credit Parties in all of the Collateral described therein, subject to no other Liens other than Permitted Liens. Except for titled vehicles, vessels and other collateral which may not be perfected through the filing of financing statements under the Uniform Commercial Code of the appropriate jurisdiction and which have an aggregate fair market value of less than $5,000,000, all such liens have been or, upon the filing of the financing statements delivered on the Closing Date, will be fully perfected liens except for Permitted Liens. The recordation in the United States Patent and Trademark Office and in the United States Copyright Office of assignments for security made pursuant to the Security Agreement will be effective, under Federal law, to perfect the security interest granted to the Collateral Agent in the trademarks, patents and copyrights covered by the Security Agreement. The recordation with the United States Surface Transportation Board of assignments for security made pursuant to the Security Agreement will be effective under Federal law, to create a valid first lien in favor of the Collateral Agent in the railcars covered by the Security Agreement. Each Borrower and each Restricted Subsidiary has good and marketable title to all Collateral, free and clear of all Liens except Permitted Liens.

          (b) PLEDGED SECURITIES. The security interests created in favor of the Collateral Agent, as pledgee for the benefit of the Lenders under the Security Agreement, constitute perfected security interests in the Pledged Securities and Pledged Intercompany Notes, subject to no security interests of any other Person other than Permitted Liens. Except as set forth in the Security Agreement, no filings, registrations or recordings which have not been made or will not have been made (or submitted for recordation) within 10 Business Days after the Closing Date are required in order to perfect the security interests created in the Pledged Securities or Pledged Intercompany Notes under the Security Agreement. Sixty-five percent (65%) of the Capital Stock of all direct Foreign Subsidiaries with a net book value and a fair market value in excess of $250,000 are pledged to the Collateral Agent.

          (c) REAL PROPERTY COLLATERAL. The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Property (including, without limitation, all fixtures and improvements relating to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Collateral Agent (or such other trustee as may be named therein) for the benefit of the Secured Parties under the Security Agreement, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Liens permitted under SECTION 8.1). SCHEDULE 6.21(c) contains a true and complete list as of the Closing Date of (x) each parcel of real property of each Borrower and each Restricted Subsidiary with an estimated fair market value in excess of $1,000,000, (y) the type of interest in such parcel of real property held by such Borrower or such Restricted Subsidiaries and (z) whether or not such parcel of real property is Mortgaged Property. Each Borrower and each Restricted Subsidiary has good and marketable title to all Mortgaged Property free and clear of all Liens except those described in the first sentence of this SECTION 6.21(c).

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          (d)    ELIGIBLE RECEIVABLES AND ELIGIBLE INVENTORY. Each Receivable
included in the Net Receivables Balance is, to the best of each Credit Party's knowledge, an Eligible Receivable, and all Inventory included in the calculation of the Borrowing Base constitutes, to the best of each Credit Party's knowledge, Eligible Inventory.

          (e) LOCK-BOX ARRANGEMENTS. All Lock-Box Banks (names and addresses), Lock-Box numbers and Lock-Box Account numbers are listed on EXHIBIT 1.1(b) or described in a notice provided pursuant to SECTION 11.1. The Funds Administrator has sent a copy of all Lock-Box Letters to the Collateral Agent and Administrative Agent. No Credit Party has granted any interest in any Lock-Box or Lock-Box Account to any Person other than the Collateral Agent (or except as permitted by SECTION 8.1(i) hereof) and, upon delivery to a Lock-Box Bank of the related Lock-Box Letter, the Collateral Agent will have exclusive ownership and control of the Lock-Box Account and/or Lock-Box at such Lock-Box Bank.

          (f) DEPOSIT ACCOUNTS. All domestic Deposit Accounts and disbursement accounts of Borrowers and their Restricted Subsidiaries whose balances exceed $100,000 as of the Closing Date are listed on SCHEDULE 6.21(f). No Borrower and no Subsidiary of a Borrower has granted any interest in any such Deposit Account or disbursement account to any Person other than pursuant to the Security Documents or the "Security Documents" as such term is defined in the Amended and Restated Credit Agreement.

          6.22 CHARITABLE CONTRIBUTIONS. Since October 31, 2001, no Borrower and no Restricted Subsidiary of a Borrower has made any charitable contributions except as would have been permitted pursuant to SECTION 8.17 if it had been in effect at such time.

          6.23   ASBESTOS MATTERS. No Borrower and no Subsidiary of a Borrower
(a) manufactures, produces or sells any product containing asbestos; or (b) has manufactured, produced or sold any product containing asbestos prior to the Effective Date which would reasonably be expected to have a Material Adverse Effect.

          6.24 USE OF PROCEEDS. All proceeds of the Revolving Loans shall be used: (i) to refinance all outstanding obligations under the Receivables Credit Agreement, (ii) to pay expenses incurred in connection with restructuring the Borrowers' and their Subsidiaries' Indebtedness, (iii) to pay other operating expenses incurred in the ordinary course of business, and (iv) for general corporate purposes. Notwithstanding the foregoing, proceeds of the Revolving Loans shall not be used to make voluntary prepayments of the obligations under the Amended and Restated Credit Agreement.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

          The Borrowers hereby agree that, so long as any of the Revolving Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder, the Borrowers shall:

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          7.1    FINANCIAL STATEMENTS. Furnish, or cause to be furnished, to each Lender:

          (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Company, (i) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter setting forth in comparative form the audited balance sheet of the Company and its consolidated Subsidiaries for the prior Fiscal Year, (ii) the related unaudited consolidated statement of income of the Company and its consolidated Subsidiaries as at the end of such quarter and for the portion of the Fiscal Year through the end of such quarter setting forth in comparative form the figures for the related periods in the prior Fiscal Year and (iii) the related unaudited consolidated statements of cash flow of the Company and its consolidated Subsidiaries for the portion of the Fiscal Year through the end of such quarter, and setting forth in comparative form figures for the related period in the prior Fiscal Year, all of which shall be certified by a Responsible Financial Officer of the Company, subject to normal year-end audit adjustments and, if the Company has established any Unrestricted Subsidiaries, such consolidated statements shall be accompanied by a balance sheet as of such date, and a statement of income and cash flows for such period and the prior year comparative period, reflecting on a combined basis, for Restricted Subsidiaries and on a combined basis for Unrestricted Subsidiaries, the consolidating entries for each of such types of Subsidiaries; and

          (b) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within 90 days after the end of each Fiscal Year of the Company, a copy of the consolidating and consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidating and consolidated statements of income and of cash flows for such year, and setting forth in each case in comparative form the figures for the previous year and such consolidated statements shall be accompanied by a balance sheet as of such date, and a statement of income and cash flows for such period, reflecting on a combined basis, for Restricted Subsidiaries and on a combined basis for Unrestricted Subsidiaries, the consolidating entries for each of such types of Subsidiaries; all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods and, in the case of the consolidated financial statements referred to in this SECTION 7.1(b), accompanied by a report thereon of Deloitte & Touche or such other independent certified public accountants of recognized national standing, which report shall contain no qualifications with respect to the continuance of the Company and its Subsidiaries as going concerns and shall state that such financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP.

          (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in any event within thirty (30) days after the end of each month (other than the last month of any Fiscal Quarter) of the Company, unaudited financial statements consisting of a consolidated balance sheet as at the end of such month and consolidated statements of income and cash flows of the Company and its Restricted Subsidiaries, consolidated and business segment statements of operations for such month and for the Fiscal Year through such month, setting forth in each case in comparative form the figures for the comparative month for the previous Fiscal Year, subject

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to normal year-end audit adjustments all in reasonable detail and certified on behalf of the Company by a Responsible Officer of the Company as having been prepared in accordance with GAAP consistently applied.

          7.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Lender (or, if specified below, to Administrative Agent):

          (a) ACCOUNTANT'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTION 7.1(b), to the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a certificate from Deloitte & Touche or other independent certified public accountants of nationally recognized standing substantially in the form of EXHIBIT 7.2(a), stating that, in the course of their annual audit of the books and records of the Company, no Event of Default or Unmatured Event of Default, insofar as they relate to accounting and financial matters, has come to their attention which was continuing at the end of such Fiscal Year or on the date of their certificate, or if such an Event of Default or Unmatured Event of Default has come to their attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default.

          (b) OFFICER'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTION 7.1, a certificate of a Responsible Financial Officer substantially in the form of EXHIBIT 7.2(b)-1 stating that, to the best of such officer's knowledge, such financial statements present fairly, in accordance with GAAP, the financial condition and results of operations of the Company and its Subsidiaries for the period referred to therein (subject to normal year-end audit adjustments) and concurrently with the delivery of the financial statements referred to SECTION 7.1(a) and (b), a Certificate of a Responsible Officer substantially in the form of EXHIBIT 7.2(b)-2, that no Event of Default or Unmatured Event of Default has occurred except as specified in such certificate and, if so specified, the action which the Borrowers propose to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish the Company's compliance with the covenants set forth in ARTICLE IX of this Agreement.

          (c) AUDIT REPORTS AND STATEMENTS. Promptly following any Borrower's receipt thereof, copies of all consolidated financial or other consolidated reports or statements, if any, submitted to such Borrower or any of its Subsidiaries by independent public accountants relating to any annual or interim audit of the books of such Borrower or any of its Subsidiaries.

          (d) PUBLIC FILINGS. Within 10 days after the same become public, copies of all financial statements and reports which the Company may make to, or file with, the SEC.

          (e) OTHER REQUESTED INFORMATION. Such other information respecting the respective properties, business affairs, financial condition and/or operations of Holdco I, Holdco II or the Borrowers or any of their Subsidiaries as Administrative Agent or any Lender (through Administrative Agent) may from time to time reasonably request.

          (f)    PROJECTIONS. As soon as available and in any event within sixty
(60) days following the first day of each Fiscal Year commencing with the Fiscal Year of the Company

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beginning January 1, 2003 projections in form similar to that delivered on the
Closing Date covering the period from the beginning of such Fiscal Year (on a quarterly basis for the first Fiscal Year and an annual basis thereafter) through the end of the third Fiscal Year thereafter, prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such projections are based.

          (g) REPORTS. Deliver to Administrative Agent such reports as may be required pursuant to SECTION 11.2.

          7.3 NOTICES. Promptly (and in any event within three Business Days in the case of (a) below, or thirty days in the case of (b) and (c) below) after a Responsible Officer of the Company or any Subsidiary obtains knowledge thereof, give notice to Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:

          (a) EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. The occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers or such Subsidiary proposes to take with respect thereto.

          (b) LITIGATION AND RELATED MATTERS. The commencement of, or any material development in, any action, suit, proceeding or investigation affecting the Borrowers or any of their Restricted Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, (i) in which the amount of any claim, damage, penalty or fine asserted against a Borrower or its Restricted Subsidiaries that the Borrowers reasonably determine is not covered by insurance is $3,000,000 or more, (ii) with respect to any Loan Document or any material Indebtedness or preferred stock of a Borrower or any of its Restricted Subsidiaries or (iii) which, if determined adversely to a Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

          (c)    ENVIRONMENTAL NOTIFICATION.

                 (i) The occurrence of one or more of the following, to the extent that any of the following, if adversely determined, would have a material adverse effect on the financial condition, business or properties of the Company and its Subsidiaries taken as a whole or, in any event, could reasonably be expected to result in liability to a Borrower or any of its Restricted Subsidiaries in excess of $3,000,000 or a fine or penalty in excess of $1,000,000: (A) written notice, claim or request for information to the effect that a Borrower or any of its Subsidiaries is or may be liable in any material respect to any Person as a result of the presence of or the Release or substantial threat of a material Release of any Contaminant into the environment; (B) written notice that a Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the presence or to the Release or substantial threat of a material Release of any Contaminant into the environment; (C) written notice that any property, whether owned or leased by, or operated on behalf of, a Borrower or its Subsidiaries is subject to a material Environmental Lien; (D) written notice of violation to a Borrower or any of its

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     Subsidiaries of any Environmental Laws or Environmental Permits; or (E)
     commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws or Environmental Permits; PROVIDED, HOWEVER, that the provisions of this clause (i) shall not require a Borrower to violate or breach any confidentiality covenants to which it is bound.

                 (ii) Upon written request by Administrative Agent, any Borrower or any Restricted Subsidiary shall promptly submit to Administrative Agent and the Lenders a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause (i) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could reasonably be expected to have a Material Adverse Effect. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or Remedial Action and the Company's or such Restricted Subsidiary's response thereto.

          (d) NOTICES AND OTHER REPORTS. Notwithstanding the foregoing, to the extent not otherwise required to be delivered hereunder, the Funds Administrator shall promptly provide to Administrative Agent a copy of all material notices required to be delivered by a Borrower or any of its affiliates under the Amended and Restated Credit Agreement, the ICI Agreement, the GOF Restructuring Agreement or the MIOA.

          7.4 MAINTENANCE OF EXISTENCE. Preserve, renew and keep in full force and effect its and each Subsidiary's existence and take all reasonable action to maintain all rights, privileges and franchises material to its and those of each of its Subsidiaries' businesses except to the extent that failure to take any such action would not in the aggregate reasonably be expected to have a Material Adverse Effect, or as otherwise permitted pursuant to SECTIONS
8.3 and 8.7, and comply and cause each of its Subsidiaries to comply with all Requirements of Law except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

          7.5 PAYMENT OF OBLIGATIONS. Pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Restricted Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

                 (i) all material taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and

                 (ii) all lawful claims prior to the time they become a Lien (other than Permitted Liens) upon any of their respective properties or assets;

PROVIDED, HOWEVER, that neither a Borrower nor any of its Subsidiaries shall be required to pay or discharge any such material tax, assessment, charge, levy or claim (A) while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as such

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Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) with respect thereto and title to any material properties or assets is not jeopardized in any material respect or (B) which could not reasonably be expected to have a Material Adverse Effect.

          7.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS. Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with sound accounting principles consistently applied and will permit, and cause each of its Subsidiaries to permit, any Lender or its respective representatives, at any reasonable time, and from time to time at the reasonable request of such Lender made to the Borrowers and upon reasonable notice, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers, directors and with the written consent of such Borrower (which consent shall not be required if any Event of Default has occurred and is continuing) independent public accountants, provided that the Borrowers may attend any such meetings (and by this provision the Borrowers authorize such accountants to discuss with the Lenders and such representatives the affairs, finances and accounts of the Borrowers and their Subsidiaries).

          7.7    ERISA.

          (a) As soon as practicable and in any event within ten (10) days after any Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Reportable Event has occurred with respect to any Plan (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a certificate of a responsible officer of the Company or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event and the action, if any, which the Company or such Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given;

          (b) Upon the request of any Lender made from time to time, deliver, or cause each Subsidiary or ERISA Affiliate to deliver, to each Lender a copy of the most recent actuarial report and annual report completed with respect to any Plan;

          (c) as soon as possible and in any event within ten (10) days after any Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of the following have occurred with respect to any Plan:

                 (i) such Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA,

                 (ii)   the Plan Sponsor intends to terminate such Plan,

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                 (iii)  the PBGC has instituted or will institute proceedings under Section 515 of ERISA to collect a delinquent contribution to such Plan or under Section 4042 of ERISA to terminate such Plan,

                 (iv) that an accumulated funding deficiency has been incurred or that an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or on extension of any amortization period under Section 412 of the Code,

                 (v) that any Borrower or any Subsidiary of a Borrower, or any ERISA Affiliate will be required to make a deficit reduction contribution under Code Section 412(l) to any Plan for any Plan year, or

                 (vi) any Borrower or any Subsidiary of a Borrower has incurred any liability that would result in a Material Adverse Effect under any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plans (as defined in Section 3(2) of ERISA), deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof; and

          (d) as soon as possible and in any event within thirty days after any Borrower or any of its Subsidiaries or ERISA Affiliates knows that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof.

For purposes of this SECTION 7.7, each Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such Borrower is the Plan Sponsor, and each Subsidiary and ERISA Affiliate of such Borrower shall be deemed to have knowledge of all facts known by the Plan administrator of any Plan of which such Subsidiary or ERISA Affiliate, each respectively, is a Plan Sponsor. In addition to its other obligations set forth in this ARTICLE VII, each Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to:

                 (i) at the request of any Lender, deliver to such Lender (and a copy to Administrative Agent) a complete copy of the most recent annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service; and

                 (ii) at the request of any Lender, deliver to such Lender (and a copy to Administrative Agent) copies of the most recent annual reports and notices (as requested by such Lender) received by such Borrower or any Subsidiary or any ERISA Affiliate with respect to any Plan no later than ten (10) days after the date of such request.

          7.8 MAINTENANCE OF PROPERTY; INSURANCE. (i) Keep and cause each of its Restricted Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted, (ii) maintain on behalf of its

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Restricted Subsidiaries and cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance (A) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent for the benefit of the Secured Parties (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate); and (B) shall state that such insurance policy shall not be cancelled or revised without thirty days' prior written notice thereof by the insurer to the Collateral Agent.

          7.9    ENVIRONMENTAL LAWS.

          (a) ENVIRONMENTAL COMPLIANCE. Each Borrower shall, and shall cause each of its Restricted Subsidiaries, in the exercise of its reasonable business judgment, to take prompt and appropriate action to respond to any material non-compliance with applicable Environmental Laws or Environmental Permits or to any material Release or a substantial threat of a material Release of a Contaminant, and upon request from Administrative Agent, shall regularly report to Administrative Agent on such response. Without limiting the generality of the foregoing, whenever Administrative Agent or any Lender has a reasonable basis to believe that a Borrower is not in material compliance with applicable Environmental Laws or Environmental Permits or that any property of a Borrower or its Subsidiaries, or any property to which Contaminants generated by a Borrower or its Subsidiaries have come to be located ("OFFSITE PROPERTY") has or may become contaminated or subject to an order or decree such that any non-compliance, contamination or order or decree could reasonably be anticipated to have a Material Adverse Effect, then, to the extent a Borrower has the legal right to do so, such Borrower agrees to, at Administrative Agent's request and such Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to Administrative Agent to conduct such tests of the site where the alleged or actual non-compliance or contamination has occurred and prepare and deliver to Administrative Agent, the Lenders and such Borrower a report(s) reasonably acceptable to Administrative Agent setting forth the results of such tests, such Borrower's proposed plan and schedule for responding to any environmental problems described therein, and such Borrower's estimate of the costs thereof; and (ii) provide Administrative Agent, the Lenders and such Borrower a supplemental report(s) of such engineer whenever the scope of the environmental problems or such Borrower's response thereto or the estimated costs thereof, shall materially change. Notwithstanding the above, such Borrower shall not be obligated (other than as required by applicable law) to undertake any tests or remediation at any Offsite Property that (a) is not owned or operated by such Borrower or any of its Subsidiaries and (b) where Contaminants generated by persons other than such Borrower or any of its Subsidiaries have also come to be located.

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          (b)    ENVIRONMENTAL INDEMNITY. Each Borrower shall, and shall cause each of its Restricted Subsidiaries, to defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of such Borrower, any of its Subsidiaries or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this SECTION 7.9(b) shall survive repayment of the Notes and all other Obligations.

          7.10   ADDITIONAL SECURITY; FURTHER ASSURANCES.

          (a) AGREEMENT TO GRANT ADDITIONAL SECURITY. Promptly, and in any event within thirty (30) days after the acquisition by a Borrower or any of its Restricted Domestic Subsidiaries of assets or real or personal property of the type that would have constituted Collateral on the date hereof, in each case in which the Collateral Agent does not have a perfected security interest under the Security Documents (other than (v) equipment subject to Liens permitted under SECTION 8.1(b) under agreements which prohibit the creation of additional Liens on such assets, (w) the property subject to the Headquarters Mortgage Loan Documents, (x) Capital Stock of a Subsidiary (which is governed by clause (c) below), (y) any parcel of real estate or leasehold interest acquired after the Closing Date with a fair market value of less than $1,000,000 or (z) any other asset with a fair market value of less than $100,000 individually, PROVIDED that all such other assets collectively have a fair market value of less than $5,000,000) or promptly following request by Administrative Agent or the Collateral Agent with respect to any other collateral deemed material by Administrative Agent or Required Lenders (the "ADDITIONAL COLLATERAL"), the Borrowers will, and will cause each of their Restricted Domestic Subsidiaries to, take all necessary action, including (i) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate and (ii) with respect to real estate, the execution of a mortgage, the obtaining of title insurance policies, title surveys and real estate appraisals satisfying the Requirements of Law, to grant the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement a perfected Lien (subject only to Permitted Liens) in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement.

          (b) ADDITIONAL SUBSIDIARY GUARANTEES AND INTERCOMPANY NOTES. Each Borrower agrees to cause each Restricted Domestic Subsidiary (other than IRIC) to execute and deliver the Subsidiary Guarantee Agreement (or a supplement thereto), the Security Agreement (or a supplement thereto) and to execute and deliver a Pledged Intercompany Note, if applicable.

          (c) PLEDGE OF NEW SUBSIDIARY STOCK. Each Borrower agrees to pledge (or cause its Restricted Domestic Subsidiaries to pledge) all of the Capital Stock of each new

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Restricted Subsidiary established or created to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement; PROVIDED that the pledge of the Capital Stock of any new Restricted Subsidiary which is a Foreign Subsidiary, including "loan stock" or other obligations which are treated as equity under the Code shall, (i) only be required to the extent owned by such Borrower or its Restricted Domestic Subsidiaries, (ii) be limited to 65% of the Capital Stock of any Foreign Subsidiary with a net book value and a fair market value in excess of $250,000 and (iii) any filings or recordations with respect to Foreign Subsidiaries will be made (or submitted for recordation) within 10 Business Days of the acquisition thereof or such longer period as the Administrative Agent may approve. No Foreign Subsidiary may be or become a shareholder of a Domestic Subsidiary.

          (d) GRANT OF SECURITY BY NEW SUBSIDIARIES. Subject to the provisions of SECTIONS 7.10(a) and 7.10(c), Each Borrower will cause each Restricted Domestic Subsidiary established or created in accordance with SECTION
8.7 to grant to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement a first priority Lien (subject to Permitted Liens) on all property (tangible and intangible) of such Subsidiary by executing and delivering an agreement substantially in the form of EXHIBIT A to the Security Agreement, or on other terms satisfactory in form and substance to the Collateral Agent and Administrative Agent. Each Borrower shall cause each of its Restricted Domestic Subsidiaries, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. Each Borrower will cause each of its Restricted Domestic Subsidiaries to take all actions requested by Administrative Agent or the Required Lenders (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

          (e) PLEDGE OF EQUITY IN UNRESTRICTED SUBSIDIARIES. Each Borrower agrees to pledge (or cause its Restricted Domestic Subsidiaries to pledge) all of the Capital Stock owned by such Borrower or its Restricted Subsidiaries of each new Unrestricted Subsidiary established or created after the Closing Date to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement other than a Foreign Subsidiary with Consolidated Total Assets of $1,000,000 or less as long as the Consolidated Total Assets of all Foreign Subsidiaries owned directly by such Borrower or its Restricted Domestic Subsidiaries the Capital Stock of which is not pledged hereunder, does not exceed in the aggregate $10,000,000; PROVIDED that the pledge of the Capital Stock or Loan Stock of any new Unrestricted Subsidiary which is a Foreign Subsidiary shall, (i) only be required to the extent owned by such Borrower or its Restricted Domestic Subsidiaries, (ii) be limited to 65% of the Capital Stock (or Loan Stock) of such Foreign Subsidiary and (iii) any filings or recordations with respect to Foreign Subsidiaries will be made (or submitted for recordation) within 10 Business Days of the acquisition thereof or such longer period as the Administrative Agent may approve. Each Borrower agrees to pledge, or cause its Restricted Subsidiaries to pledge, to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement all instruments evidencing indebtedness owed by any Unrestricted Subsidiary to a Borrower or any Restricted Domestic Subsidiary.

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          (f)    PLEDGE OF ADDITIONAL HUNTSMAN INTERNATIONAL HOLDINGS EQUITY.
Immediately upon the release from pledge by ICI of any equity in HIH, HSCC shall pledge such equity pursuant to the Security Agreement.

          (g) SECURITY INTEREST IN CERTAIN ACCOUNTS. Enter and cause its Restricted Subsidiaries to enter into Collateral Account Agreements with respect to all domestic operating and disbursement accounts whose balances exceed $100,000 (except with respect to one or more such accounts maintained at financial institutions with which no control agreement has been previously entered into with account balances of any such accounts not to at any time exceed $100,000 and the aggregate of all such accounts not to exceed $500,000, except in the case of IRIC, with respect to insurance proceeds which may be held and disbursed in accordance with the procedures set forth on SCHEDULE 7.10(g)) granting Collateral Agent a perfected first priority security interest in such accounts. SCHEDULE 6.21(f) contains a list of such accounts as of the Closing Date.

          (h) DOCUMENTATION FOR ADDITIONAL SECURITY. The security interests required to be granted pursuant to this SECTION 7.10 shall be granted pursuant to the Annexes to the Security Documents or such other security documentation satisfactory in form and substance to Administrative Agent and the Required Lenders and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Administrative Agent for the benefit of the Lenders, required to be granted pursuant to the Additional Security Document and, all taxes, fees and other charges payable in connection therewith shall be paid in full by such Borrower or its Subsidiaries. At the time of the execution and delivery of the Additional Security Documents, such Borrower shall cause to be delivered to Administrative Agent such agreements, opinions of counsel, title surveys, real estate appraisals satisfying any Requirements of Law, and other related documents as may be reasonably requested by Administrative Agent or the Required Lenders to assure themselves that this SECTION 7.10 has been complied with.

          7.11 END OF FISCAL YEARS; FISCAL QUARTERS. Each Borrower shall cause its annual accounting period to end December 31 of each year (each a "FISCAL YEAR", with quarterly accounting periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year (each a "FISCAL QUARTER")).

          7.12 CASH MANAGEMENT SYSTEM. Each Borrower shall at all times cause its cash management system to be maintained at a bank satisfactory to Administrative Agent, it being understood that the cash management system in place on the date hereof at Mellon Bank and at the other banks listed in EXHIBIT 1.1(b) and SCHEDULE 6.21(f) is satisfactory to Administrative Agent.

          7.13 POLYMERS NOTES. On or before the maturity date of the Polymers Senior Notes, the Company shall have refinanced the then outstanding Polymers Senior Notes with

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proceeds of Permitted Junior Debt permitted by SECTION 8.2(i) and/or have redeemed or repurchased such Polymers Senior Notes in accordance with Section 8.7(h).

          7.14 COMPENSATION. The Borrowers and their Restricted Subsidiaries shall comply with the provisions of SECTION 7.14 of the Amended and Restated Credit Agreement so long as such provisions are in effect.

          7.15 COMPLIANCE WITH LAWS. Each Borrower will and will cause each Credit Party to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards imposed by any Governmental Authority to which it or any of its properties may be subject, including those with respect to any Receivable, the collectibility or enforceability thereof, or any Contract related thereto (including any requirements of licensing, registration, authorizations, consents and approvals necessary or desirable to enter into any Contract or create any Receivable and including laws, rules and regulations relating to usury, disclosures, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, trade practices, consumer protection and privacy), except, in each case, where the failure to do so would not cause a Material Adverse Effect. Each Credit Party will pay all taxes payable thereby as and when due.

          7.16 FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. Each Borrower agrees to maintain, and to cause each of its Restricted Subsidiaries to maintain, books and records, including those pertaining to the Collateral, in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect Administrative Agent's and Lenders' respective interests in its Receivables. Each Borrower agrees that Administrative Agent or its agents may enter upon the premises of such Borrower or any Restricted Subsidiary of such Borrower on any two occasions during a given Fiscal Year, during normal business hours and upon reasonable notice under the circumstances, and at any time or occasion at all on and after the occurrence and during the continuation of an Unmatured Event of Default or Event of Default, and which has not otherwise been waived pursuant to SECTION 13.1, for the purposes of (a) conducting field examinations and appraisals and (b) inspecting and/or copying (at the Borrowers' expense) any and all records pertaining to the Collateral. Each Borrower further agrees that at any time Administrative Agent or its agents may during normal business hours and upon reasonable notice under the circumstances enter upon the premises of such Borrower or any Restricted Subsidiary of such Borrower to discuss the business affairs and prospects and financial condition of the Borrowers and each Restricted Subsidiary with any officers, employees and directors of the Borrowers or such Restricted Subsidiary or with auditors. The Company or any Borrower shall give Administrative Agent thirty (30) days (or such shorter period approved by the Administrative Agent) prior written notice of any change in the location of any Collateral or in the location of its chief executive office, state of incorporation or organization or location of any Collateral from the locations specified in SCHEDULE 7.16, and such Borrower shall execute in advance of such change and cause to be filed and/or delivered to Administrative Agent any financing statements, collateral access agreements or other documents required by Administrative Agent, all in form and substance satisfactory to Administrative Agent. Each Borrower agrees to advise Administrative Agent promptly, in sufficient detail, of any substantial changes relating to the type, quantity or quality of the Collateral, or any event which singly or in the aggregate could reasonably be expected to have a

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Material Adverse Effect on the value of the Collateral or on the Liens granted for the benefit of Administrative Agent, the Lenders and any Facing Bank thereon.

          7.17 KEEPING OF RECORDS AND BOOKS. The Borrowers will, in a manner consistent with sound business practice and its customary standards, comply with the following procedures regarding the keeping of books and records:

          (a) Have and maintain (i) administrative and operating procedures (including an ability to recreate records evidencing Receivables and Inventory if the originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all Records, documents, books, records and other information necessary or advisable for collecting the Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of, and adjustments to, each existing Receivable). Each Borrower will give Administrative Agent prompt notice prior to making any material change in such administrative and operating procedures.

          (b) Each Borrower will and will cause each other Credit Party to keep true books of record and account in which full and correct entries in accordance with GAAP will be made of all dealings or transactions in relation to its business and activities.

          7.18 CONDUCT OF BUSINESS. Each Borrower will and will cause each other Credit Party to (at its expense) (i) comply in all material respects with each applicable Credit and Collection Policy and (ii) refrain from any actions which may adversely affect in any material respect the rights of the Collateral Agent in the Collateral.

          7.19 LETTERS OF CREDIT. Promptly following the Collateral Agent's request at any time during an Event of Default, each Borrower will and will cause each other Credit Party to deliver to the Collateral Agent each letter of credit issued in favor of such Borrower or the applicable Credit Party supporting a Receivable, together with evidence (satisfactory to the Collateral Agent) that the issuing bank or confirming bank with respect to such letter of credit shall have (i) been notified of the assignment thereof hereunder to the Collateral Agent, (ii) been requested to make payment thereunder directly to the Master Collection Account and (iii) agreed to such request.

          7.20 INVENTORY. Upon the request of the Collateral Agent from time to time, each Borrower shall provide to the Collateral Agent written statements listing items of Inventory in reasonable detail as requested by the Collateral Agent. Each Borrower shall conduct or cause to be conducted annually a physical count of the Inventory, and a copy of such count shall be promptly supplied to the Collateral Agent accompanied by a report of the value (valued at the first-in-first-out method) of such Inventory. Each Borrower shall conduct such a physical count at such other times and as of such dates as the Collateral Agent shall reasonably request.

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                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          Each Borrower hereby agrees that, so long as any of the Revolving Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder:

          8.1 LIENS. No Borrower shall, nor shall permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its properties or assets (including, without limitation, any securities or debt instruments of any of its Subsidiaries), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation; except for the following Liens (herein referred to as "PERMITTED LIENS"):

          (a) Liens existing on the Closing Date listed on SCHEDULE 8.1(a) hereto and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness is not increased and such Liens do not extend to or cover any other property or assets;

          (b) (i) Liens (including Liens under Capitalized Leases) in respect of property or assets acquired or constructed by a Borrower or a Subsidiary after the date hereof, including, without limitation, liens on rolling stock, which Liens are created at the time of acquisition or completion of construction of such property or asset or within 120 days thereafter, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property or asset, (ii) in the case of any Person that hereafter becomes a Subsidiary or is consolidated with or merged with or into a Borrower or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged (and not incurred in anticipation thereof), (iii) in the case of any property or asset acquired by a Borrower or any Subsidiary after the Closing Date, Liens existing on such property or asset at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Indebtedness secured thereby is assumed by a Borrower or a Subsidiary; PROVIDED, that in any such case:

                 (x) no such Lien shall extend to or cover any other property or assets of a Borrower or of such Subsidiary, as the case may be, and

                 (y) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property or assets shall not exceed 100% of the fair market value of such property or assets at the time of such acquisition or, in the case of a Lien in respect of property or assets existing at the time of such Person becoming a Subsidiary or being so consolidated or merged, the fair market value of the property or assets acquired at such time and the amount of Indebtedness secured on the date of issuance of such Liens shall not be less than 80% of the fair market value unless the Collateral Agent shall have a perfected second lien on such equipment;

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and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness secured thereby is not increased and, such Liens do not extend to or cover any other property or assets, PROVIDED FURTHER, that the aggregate principal amount of Indebtedness secured by Liens permitted by this
SECTION 8.1(b) does not exceed at any one time outstanding $15,000,000;

          (c)    Customary Permitted Liens;

          (d)    Liens granted pursuant to the Security Documents;

          (e) Liens consisting of an agreement to sell, transfer or dispose of any asset (to the extent such sale, transfer or disposition is permitted hereunder);

          (f) Liens on property of Huntsman Headquarters Corporation incurred pursuant to the Headquarters Mortgage Loan Documents and Liens on property of Airstar Corporation incurred pursuant to the Airstar Aircraft Financing Documents;

          (g) Lien on the assets of Nitroil Vegyipari Termelo-Fejleszto Resvenytarsag (Nitroil Chemical Engineering and Production Co., Plc) which secure not more than $2,000,000 of Indebtedness;

          (h) Liens on property of Foreign Subsidiaries securing Indebtedness permitted by SECTION 8.2(j);

          (i) Liens securing Obligations under the Amended and Restated Credit Agreement to the extent such Indebtedness is permitted by SECTION 8.2(b);

          (j) Liens incurred in connection with the sale and leaseback by any Borrower or any of its Subsidiaries of railcars acquired after the date hereof;

          (k)    Liens securing Permitted Junior Debt; and

          (l) Liens (other than Liens securing Indebtedness) with respect to property with a fair market value not exceeding $5,000,000 in the aggregate at any one time outstanding.

          8.2 INDEBTEDNESS. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, incur, create, assume directly or indirectly, or suffer to exist any Indebtedness (including without limitation any Guarantee Obligation in respect of Indebtedness of its Unrestricted Subsidiaries and any Receivables Facility Attributed Indebtedness) except for:

          (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

          (b) Indebtedness of a Borrower or its Subsidiaries which are parties to the Subsidiary Guarantee Agreement pursuant to the Amended and Restated Credit Agreement and

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the Loan Documents (as defined in the Amended and Restated Credit Agreement) and guarantees thereof by any Subsidiary Guarantor;

          (c) Indebtedness with respect to the Senior Subordinated Notes in an aggregate principal amount not to exceed $60,000,000;

          (d) Indebtedness with respect to the Polymers Senior Notes in an aggregate principal amount not to exceed $37,000,000;

          (e) Indebtedness of Huntsman Headquarters Corporation incurred pursuant to the Headquarters Mortgage Loan Documents in a principal amount not in excess of $12,000,000;

          (f) Indebtedness (other than Intercompany Indebtedness) outstanding on the Closing Date listed on SCHEDULE 6.5(d) hereto;

          (g) Indebtedness not to exceed $30,000 under the First Mortgage Notes and guarantees thereof by Subsidiaries of Huntsman Petrochemical Corporation;

          (h) Indebtedness resulting from the extension, renewal or refinancing or successive refinancing (whether in whole or in part) of any Indebtedness, permitted under SECTIONS 8.2(c), (d), (e) and (f); PROVIDED, HOWEVER, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date, (ii) the Weighted Average Life to Maturity of such Indebtedness is not decreased, (iii) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are customary market terms reasonably satisfactory to the Administrative Agent and do not conflict in any material respect with the provisions of this Agreement and (iv) the terms of such refinancing Indebtedness shall be reasonably satisfactory to the Administrative Agent. In the case of any Indebtedness which is subordinated to the Obligations, such refinancing Indebtedness shall be subordinated to the Obligations on the same terms or on such other terms as may be approved by the Administrative Agent.

          (i) Permitted Junior Debt of the Company and guarantees thereof by a Restricted Subsidiary consisting of Permitted Junior Debt of such Restricted Subsidiary;

          (j) Indebtedness of any Foreign Subsidiary (or, to the extent such Indebtedness is incurred with respect to its international activities, Huntsman International Trading Corporation) and guarantees thereof by a Borrower and/or its Subsidiaries pursuant to over-draft lines or similar extensions of credit such that the aggregate amount of such Indebtedness under this clause outstanding at any one time does not exceed $5,000,000 (or the dollar equivalent thereof determined on a quarterly basis);

          (k) Indebtedness of Nitroil Vegyipari Termelo-Fejlesztro Resvenytatsag in a principal amount not in excess of $2,000,000;

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          (l)    Intercompany Indebtedness to the extent permitted by SECTIONS
8.7(c), (e), (f) and (g); PROVIDED, HOWEVER, that in the event of any subsequent issuance or transfer of any Capital Stock which results in the holder of such Indebtedness ceasing to be a Restricted Subsidiary of a Borrower or any subsequent transfer of such Indebtedness (other than to a Borrower or any of its Restricted Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this SECTION 8.2; PROVIDED, FURTHER, HOWEVER, that (x) such Intercompany Indebtedness arising after the Closing Date shall be evidenced by a Pledged Intercompany Note and (y) any loan or advance to any Borrower shall be unsecured;

          (m) Indebtedness secured by Liens permitted by SECTIONS 8.1(b) and 8.1(j) and any extension, renewal or replacement thereof in accordance with the terms of SECTIONS 8.1(b) and 8.1(j);

          (n) Indebtedness with respect to Hedging Agreements entered into in the ordinary course of business in order to manage existing or anticipated interest rate, exchange rate, commodity or other revenue or expense risk, and not for speculative purposes, in any case;

          (o) Indebtedness consisting of Guarantee Obligations of any Subsidiary of a Borrower of the Obligations under any Loan Document or consisting of a guarantee of obligations of a Restricted Subsidiary under any lease or other agreement entered into in the ordinary course of business not constituting Indebtedness and for which the liability with respect thereto is not required to be reflected on a balance sheet prepared in accordance with GAAP; and

          (p) Indebtedness consisting of Guarantee Obligations incurred to satisfy bonding obligations not in excess of $15,000,000 at any one time which arise in the ordinary course of business.

For purposes of this SECTION 8.2, any Indebtedness of an entity outstanding when it becomes a Subsidiary shall be deemed to have been incurred at that time.

          8.3 FUNDAMENTAL CHANGES. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, (i) consummate any Acquisition or (ii) enter into any merger, consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets; PROVIDED, HOWEVER, that so long as prior to or simultaneously with such transactions, such Borrower has complied with, and has caused its Subsidiaries to comply with, the provisions of SECTION 7.10:

          (a) any Subsidiary of the Company may be merged or consolidated with or into the Company so long as the Company is the surviving corporation or with or into any one or more Wholly-Owned Subsidiaries of the Company (other than an Unrestricted Subsidiary, Airstar Corporation, Huntsman Headquarters Corporation, Huntsman Polymers Corporation or IRIC); PROVIDED, HOWEVER, that (i) the Wholly-Owned Subsidiary or Subsidiaries shall be the surviving corporation and (ii) in the case of any merger or consolidation between Subsidiaries at

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least one of which is a Subsidiary Guarantor, the surviving Person shall be or become a party to the Subsidiary Guarantee Agreement);

          (b) any Subsidiary of a Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets to a Borrower or any other Wholly-Owned Subsidiary of a Borrower (other than an Unrestricted Subsidiary);

          (c) any Subsidiary of a Borrower (other than a Finance Subsidiary or Huntsman Polymers Corporation) may voluntarily liquidate, wind-up or dissolve;

          (d) any transaction permitted pursuant to SECTIONS 8.6(d) may be consummated;

          (e)    agreements to conduct the transactions referred to in CLAUSES
(a) through (d) above may be entered into;

          8.4 DIVIDENDS OR OTHER DISTRIBUTIONS. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, either:
(i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or to the direct or indirect holders of its Capital Stock in respect of such Capital Stock (except dividends or distributions payable solely in such Capital Stock or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to any Borrower or a Wholly-Owned Subsidiary of any Borrower), (ii) purchase, redeem or otherwise acquire or retire for value any of its Capital Stock (other than Capital Stock held by any Borrower or a Wholly-Owned Subsidiary of any Borrower), (iii) make a loan (a "SHAREHOLDER LOAN") to any Holdco Party (as defined in the Holdco Agreement), (iv) pay any Management Fees or (v) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, any Polymers Senior Notes, Permitted Junior Debt or any Indebtedness that is subordinate or junior in right of payment to the Obligations (any such non-excepted dividend, distribution, purchase, redemption, repurchase, other acquisition, retirement or Shareholder Loan or payment being hereinafter referred to as a "RESTRICTED PAYMENT"); PROVIDED, HOWEVER, that (w) the Company may, under clause (v) above, use the PERMITTED POLYMERS NOTES REPURCHASE AMOUNT to redeem or repurchase then outstanding Polymers Senior Notes in accordance with SECTION 4.2(e) of the Amended and Restated Credit Agreement, to the extent that such amount is not otherwise required to be applied to prepay loans as required by SECTION 4.2(e) of the Amended and Restated Credit Agreement, (x) the Company may make payments to Holdco II pursuant to the terms of the Tax Sharing Agreement, (y) the Senior Subordinated Notes may be refinanced with Subordinated Indebtedness permitted by
SECTION 8.2(h) and (z) the Company and its applicable Subsidiaries may consummate the HIH Unit Transfer.

          8.5    ISSUANCE OF STOCK.

          (a) No Borrower will, nor will it permit, any of its Restricted Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any Restricted Subsidiary of a Borrower, except (i) to a Borrower, (ii) to another Wholly-Owned Subsidiary of a Borrower which is a Restricted Subsidiary, (iii) to

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qualify directors if required by applicable law or similar de minimis issuances of Capital Stock to comply with Requirements of Law, or (iv) pledges constituting Permitted Liens pursuant to SECTION 8.1(a) or 8.1(d) OR 8.1 (j). Notwithstanding the foregoing, the Borrowers and their Subsidiaries shall be permitted to sell the outstanding stock of a Subsidiary, subject to SECTIONS 8.3 and 8.6.

          (b) The Company shall not issue any Capital Stock, except for (i) issuances of additional units of Membership Interests to Holdco II and (ii) issuances of Capital Stock, where Administrative Agent and the Required Lenders have consented to the terms and conditions of such offering. In the event any Capital Stock of the Company is issued pursuant to this SECTION 8.5(b), the Company shall apply the Net Offering Proceeds received in connection with such disposition in accordance with SECTION 4.2(d) of the Amended and Restated Credit Agreement.

          8.6 DISPOSITION OF ASSETS. No Borrower will, nor will it permit, any of its Restricted Subsidiary to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any of its assets to any Person, except that:

          (a) Any Borrower or any Subsidiary may engage in a transaction permitted by SECTION 8.3. Any Foreign Subsidiary which is a Wholly-Owned Subsidiary may transfer, sell or assign any of its assets to another Foreign Subsidiary which is a Wholly-Owned Subsidiary;

          (b) Any Borrower or any Subsidiary may sell, transfer or otherwise dispose of inventory and Cash Equivalents in the ordinary course of business;

          (c) Any Borrower or any Subsidiary may permit to exist Liens upon its assets which are permitted by SECTION 8.1;

          (d) Any Borrower or any Subsidiary may sell, assign, transfer or otherwise dispose of an Investment permitted under SECTIONS 8.7(c), 8.7(d) and 8.7(g);

          (e) Any Borrower and any Subsidiary may sell, assign, transfer or otherwise dispose of its assets to a Borrower or any Wholly-Owned Domestic Subsidiary which is a Restricted Subsidiary (other than Airstar Corporation, Huntsman Headquarters Corporation or IRIC);

          (f) Any Borrower or any Subsidiary may sell, lease or otherwise dispose of any assets in the ordinary course of business which, in the reasonable judgment of the Company, have become uneconomic, obsolete or worn out and may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables not otherwise permitted under clause (j) below);

          (g) Any Borrower or any Subsidiary may enter into operating leases as lessor in the ordinary course of business which are not substantially equivalent to sales;

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          (h)    Any Borrower or any Subsidiary may enter into assignments and licenses of intellectual property in the ordinary course of business;

          (i) Any Borrower and any Subsidiaries may sell railcars acquired after the Closing Date in connection with sale and leaseback transactions;

          (j) Any Borrower or any Restricted Subsidiary may dispose of any of its assets if the aggregate fair market value (at the time of disposition thereof) of all assets disposed of by the Borrowers and their Restricted Subsidiaries subsequent to the Closing Date pursuant to this clause (j) plus the aggregate fair market value (net, in the case of the real estate owned by Huntsman Headquarters Corporation, of the debt secured by such real estate) of all the assets then proposed to be disposed of does not exceed $50,000,000 per annum and $150,000,000 in the aggregate from and after the Closing Date; and

          (k) The Company and its applicable Subsidiaries may consummate the HIH Unit Transfer.

          8.7 LOANS AND INVESTMENTS. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any or own any Investments except that a Borrower and its Restricted Subsidiaries may:

          (a)    acquire and hold Cash and Cash Equivalents;

          (b) make or maintain advances to their employees in the ordinary course of business for travel, relocation and related expenses;

          (c) hold (i) its existing Investments in Subsidiaries and (ii) the other Investments identified on SCHEDULE 8.7 (in each case, as such Investments may be adjusted due to appreciation, repayment of principal, payment of interest, return of capital and similar circumstances);

          (d) acquire and hold Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and other Persons having obligations in favor of a Borrower or a Subsidiary in settlement of delinquent obligations of, and other disputes with, customers and suppliers and such other Persons arising in the ordinary course of business;

          (e) make additional Investments in any Restricted Domestic Subsidiary; PROVIDED that (i) any such additional equity Investments in Restricted Domestic Subsidiaries after the Closing Date shall not exceed, in the aggregate $10,000,000 outstanding, and (ii) any such Investment constituting a loan or advance to a Restricted Domestic Subsidiary shall be made pursuant to one of the Pledged Intercompany Notes;

          (f) make any Investment by any Borrower or any Restricted Domestic Subsidiary in any Foreign Subsidiary after the Closing Date in an aggregate amount for all such Investments from and after the Closing Date not in excess of $15,000,000 or any Investment by a Foreign Subsidiary in any other Foreign Subsidiary;

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          (g)    make any Investment after the Closing Date in Unrestricted
Subsidiaries in an amount not in excess of $10,000,000 in the aggregate from and after the Closing Date; PROVIDED, that the purpose of any such Investment shall be to fund a current expenditure of such Unrestricted Subsidiary;

          (h) purchase Polymers Senior Notes in an aggregate amount not exceeding the Permitted Polymers Notes Repurchase Amount to the extent such amount is available and not required to be applied to prepay obligations under the Amended and Restated Credit Agreement; and

          (i) make one or more Investments in HSCHC (which may be reinvested by HSCHC in HSCC) when and as interest payments become due and payable on the BASF Note, each in an amount not to exceed the interest payment required to be paid in cash by HSCC on the BASF Note.

          8.8 TRANSACTIONS WITH AFFILIATES. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction with any Affiliate of a Borrower or any of its Subsidiaries (other than any Borrower or any Restricted Subsidiary), except for (i) transactions that are on terms no less favorable to such Borrower or such Subsidiary, as applicable, than could be obtained in a comparable arms-length transaction with a Person not an Affiliate of a Borrower or any of its Subsidiaries and are necessary or desirable for such Borrower or its Subsidiary in the conduct of its business, (ii) the Tax Sharing Agreement and transactions thereunder in accordance with the terms thereof and (iii) the HIH Unit Transfer.

          8.9 SALE-LEASEBACKS. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, lease any property as lessee in connection with Sale and Leaseback Transactions entered into after the Closing Date.

          8.10 LINES OF BUSINESS. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or acquire any line of business which does not consist of the manufacture, distribution, purchase or sale of chemicals, plastics or finished products made therefrom or is not otherwise reasonably related to the business engaged in as of the Closing Date, except to the extent that after any such entry or acquisition, such Borrower and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as are conducted by them as of the Closing Date. Notwithstanding anything to the contrary in this Agreement, IRIC shall not engage in any business other than the business of serving as a captive insurance company for the Company and its Subsidiaries and engaging in such necessary activities related thereto as may be permitted to be engaged in by a Vermont captive insurance company pursuant to applicable Vermont captive insurance company rules and regulations; PROVIDED, that IRIC shall not hold cash or other Investments except in a manner consistent with SCHEDULE 8.18(a).

          8.11   FISCAL YEAR. No Borrower shall change its Fiscal Year.

          8.12 AMENDMENTS TO ORGANIZATIONAL AND OTHER DOCUMENTS. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, amend,

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modify or waive, or permit any amendment, modification or waiver to its
Organizational Documents if such amendment, modification or waiver could reasonably be expected to adversely affect the interests of the Collateral Agent, Administrative Agent or the Lenders. No Borrower shall, nor shall it permit any of its Subsidiaries to waive or release any interest under any Security Document except as expressly permitted hereby or thereby. No Borrower shall, and nor shall it permit any Subsidiary to, amend, modify or waive or cause to be amended, modified or waived any provision of (a) the ICI Agreement unless such amendment, modification or waiver is approved by the Administrative Agent and, if adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change), by the Required Lenders (b) the BASF Note, unless such amendment, modification or waiver is approved by the Administrative Agent, (c) the Tax Sharing Agreement, unless such amendment, modification or waiver is approved by the Administrative Agent and, if adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change), by the Required Lenders and (d) the Horizon Subordinated Note, unless such amendment, modification or waiver is approved by the Administrative Agent and, if adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change), by the Required Lenders. Neither a Borrower nor any of its Restricted Subsidiaries shall enter into any tax sharing agreement with Holdco I or Holdco II except as set forth in the Tax Sharing Agreement.

          8.13 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other Obligations owed to any Borrower or any of its other Subsidiaries, (ii) make any loans or advances to any Borrower or any of its other Subsidiaries, (iii) transfer any of its property or assets to any Borrower or any of its other Subsidiaries or (iv) enter into any Material Agreement unless such agreement expressly provides that it may be collaterally assigned to the Collateral Agent and may be further assigned by the Collateral Agent in any foreclosure, except:

          (a) any encumbrance or restriction pursuant to the Amended and Restated Credit Agreement or the agreement governing Permitted Junior Debt or any extension, replacement or refinancing thereof which is not otherwise prohibited by the terms of this Agreement;

          (b) any such encumbrance or restriction consisting of customary non-assignment provisions in Contractual Obligations which are not Material Agreements and are entered into in the ordinary course of business to the extent such provisions restrict the transfer or assignment of such agreement;

          (c) in the case of clause (iii) above, Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such restrictions restrict the transfer of the assets specifically secured by such security agreement;

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          (d)    any restriction on transfer of an asset pursuant to an
agreement to sell such asset to the extent such sale would be permitted under the terms of this Agreement;

          (e) restrictions on Airstar Corporation in the Airstar Aircraft Financing Documents and restrictions on Huntsman Headquarters Corporation in the Headquarters Mortgage Loan Documents;

          (f) restrictions in Section 4.03 of the Articles of Incorporation of Huntsman Chemical Corporation; and

          (g) restrictions on Foreign Subsidiaries in Foreign Overdraft Facilities.

          8.14 ACCOUNTING CHANGES. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the Closing Date, unless (i) such change is required by GAAP, (ii) such change is disclosed to the Lenders through the Administrative Agent or otherwise and (iii) relevant prior financial statements that are affected by such change are restated (in form and detail satisfactory to Administrative Agent) as may be required by GAAP to show comparative results. If any changes in GAAP or the financial statements referred to in SECTION 6.5(a) hereof occur after the Closing Date and such changes result in, in the sole judgment of Administrative Agent, a meaningful change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations to amend the covenants employing financial calculations herein so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Borrowers and its Subsidiaries shall be the same after such changes as if such changes had not been made.

          8.15 RESTRICTIONS ON CERTAIN UNRESTRICTED SUBSIDIARIES. The Borrowers will not permit either HSCHC or HSCC to, and HSCHC and HSCC hereby agree that they will not, except in each case as described on SCHEDULE 8.15, (i) incur any Indebtedness or other material obligations of any kind; (ii) directly or indirectly, create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of their properties or assets (including, without limitation any securities or intercompany Indebtedness in favor of HSCC or HSCHC), except as may be approved by the Administrative Agent in connection with any settlement entered into between HSCC and ICI and/or its Affiliates with respect to certain claims of ICI with respect to the membership interests in HIH held by ICI; (iii) issue any Capital Stock;
(iv) dispose of or transfer any assets; (v) in the case of HSCHC, engage in any business other than holding securities of its Subsidiaries; or (vi) in the case of HSCC, engage in any business other than holding securities of Huntsman International LLC; provided, that this SECTION 8.15 shall not prohibit any amendment to the BASF Note to the extent not prohibited by SECTION 8.12. Neither HSCHC nor HSCC will create any additional direct Subsidiaries after the Closing Date.

          8.16 CHARITABLE CONTRIBUTIONS. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, make charitable contributions, except for DE MINIMIS civic and community contributions made in the ordinary course of business.

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          8.17   COLLATERAL ACCOUNT AGREEMENTS. No Borrower shall, nor shall it permit any Credit Party to, establish or utilize any domestic Deposit Account, unless a fully executed Collateral Account Agreement shall be in full force and effect with respect thereto, except with respect to one or more Deposit Accounts maintained at financial institutions with which no Collateral Account Agreement shall have previously been entered into with account balances of any such accounts not to at any time exceed $100,000 and the aggregate of all such accounts not at any time to exceed $500,000, except in the case of IRIC, with respect to insurance proceeds which may be disbursed and held in accordance with the procedures set forth on SCHEDULE 8.17(a). Except as set forth on SCHEDULE 8.17(b), at no time shall the Dollar Equivalent of the aggregate balances in all accounts maintained by the Borrowers and their Restricted Subsidiaries outside the USA exceed $500,000.

          8.18 EXTENSION OR AMENDMENT OF RECEIVABLES. No Borrower will, or will permit any other Credit Party or IRIC to, extend or amend any Receivable or any Contract to the extent related thereto; PROVIDED, HOWEVER, that each Borrower and each Credit Party may grant rebates, extensions, or adjustments in the ordinary course of business PROVIDED, HOWEVER, that such extension or adjustment shall not affect the aging of such Receivable (which shall be calculated based on the original terms of such Receivable) nor alter the status of such Receivable as delinquent, defaulted or charged off or limit any rights of Administrative Agent, Collateral Agent or the Lenders under the Agreement or the Security Documents.

          8.19 ACCOUNTS. No Borrower will, or will permit any Restricted Subsidiary party to the Security Agreement to instruct any Obligor to remit any Collections to any Person, account or lock-box other than a Lock-Box Bank, a Lock-Box Account or a Lock-Box; PROVIDED, HOWEVER, that a Borrower that is the Obligor on another Borrower's Receivable may make payments of Collections on such Receivable to a Deposit Account of such other Borrower so long as there has been no incremental borrowing on a net basis as a result of such remittance. No Borrower will, or will permit any such Restricted Subsidiary to permit funds other than Collections of Receivables to be deposited into any Lock-Box, Lock-Box Account or (except as permitted by SECTION 4.5(c)) the Master Collection Account. At any time, if funds other than Collections are deposited into any such Lock-Box, Lock-Box Account or (except as permitted by SECTION 4.5(c)) the Master Collection Account, such Borrower shall promptly identify such funds for segregation therefrom, and after providing the Collateral Agent with reasonable evidence of the rightful ownership of such funds, shall instruct the Collateral Agent to transfer such funds to such rightful owners. No Borrower will, or will permit any such Restricted Subsidiary to, commingle Collections or other funds to which Collateral Agent is entitled hereunder with any other funds. The Borrower shall instruct each Lock-Box Bank to transfer all Collections at the end of each Business Day to the Master Collection Account. No Borrower will, or will permit, any such Restricted Subsidiary to add any Lock-Box Bank, any Lock-Box, or any Lock-Box Account to those listed on EXHIBIT 1.1(b) unless Administrative Agent and Collateral Agent shall have consented thereto (which consent shall not be unreasonably withheld) and received an executed and acknowledged copy of a Lock-Box Letter substantially in the form of
EXHIBIT 1.1(c) (with such changes as are acceptable to Administrative Agent and Collateral Agent) to each new Lock-Box Bank with respect thereto. No Borrower will, or will permit any such Restricted Subsidiary to, terminate any Lock-Box Bank or Lock-Box or close any Lock-Box

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

Account or Lock-Box unless Collateral Agent shall have received at least thirty
(30) days prior notice of such termination or such shorter period as the Collateral Agent may agree to.

          8.20 USE OF PROCEEDS. No Borrower shall, nor shall it permit any of its Subsidiaries, to use the proceeds of Loans made hereunder for any purpose which is not permitted by SECTION 6.24.

          8.21 NO EXCESS CASH. No Borrower shall, nor shall it permit any Domestic Restricted Subsidiary to, directly or indirectly, maintain in the aggregate in all of the accounts described in SCHEDULE 6.21(f) total Cash and Cash Equivalents in excess of $10,000,000 at any time during which any Loans are outstanding.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

          The Borrowers hereby agree that, so long as any of the Revolving Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or in any other amount is owing to any Lender or Administrative Agent hereunder, the Borrowers shall not directly or indirectly:

          9.1 LEVERAGE RATIO. Permit the ratio (the "LEVERAGE RATIO") of (a) Consolidated Debt on the last day of any Fiscal Quarter of the Company (after giving effect to all payments and prepayments made on such date) to (b) EBITDA of the Company for the four Fiscal Quarter periods ending on such day to exceed the ratio set forth below at the end of any Fiscal Quarter occurring during the period opposite such ratio:

DATE                                                         RATIO
----                                                         -----
Closing Date - June 30, 2003                                 8.25 to 1.0

July 1, 2003 - September 30, 2003                            8.00 to 1.0

October 1, 2003 - December 31, 2003                          7.25 to 1.0

January 1, 2004 - March 31, 2004                             6.75 to 1.0

April 1, 2004 - June 30, 2004                                6.00 to 1.0

July 1, 2004 - September 30, 2004                            5.00 to 1.0

October 1, 2004 - December 31, 2004                          4.75 to 1.0

January 1, 2005 - June 30, 2005                              3.75 to 1.0

July 1, 2005 - and thereafter                                3.25 to 1.0

          9.2 INTEREST COVERAGE RATIO. Permit the ratio (the "INTEREST COVERAGE RATIO") of (i) EBITDA for each period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter of the Company to (ii) the sum of Cash Interest Expense of the Company and its Restricted Subsidiaries for such period to be less than the ratio opposite the applicable period set forth below:

DATE                                                         RATIO
----                                                         -----
Closing Date - June 30, 2003                                 1.30 to 1.0

July 1, 2003 - September 30, 2003                            1.40 to 1.0

October 1, 2003 - December 31, 2003                          1.50 to 1.0

January 1, 2004 - March 31, 2004                             1.75 to 1.0

April 1, 2004 - September 30, 2004                           2.00 to 1.0

October 1, 2004 - December 31, 2004                          2.25 to 1.0

January 1, 2005 - June 30, 2005                              2.50 to 1.0

July 1, 2005 - and thereafter                                2.75 to 1.0

          9.3 FIXED CHARGE COVERAGE RATIO. Permit the ratio of (i) EBITDA of the Company for each period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter to (ii) Consolidated Fixed Charges for such period to be less the ratio opposite the applicable period set forth below:

DATE                                                         RATIO
----                                                         -----
Closing Date - June 30, 2003                                 .85 to 1.0

July 1, 2003 - December 31, 2003                             .90 to 1.0

January 1, 2004 - June 30, 2004                              1.00 to 1.0

July 1, 2004 - and thereafter                                1.25 to 1.0

          9.4 CAPITAL EXPENDITURES. Permit, nor permit any of its Restricted Subsidiaries to, make any Consolidated Capital Expenditures, except that the Company and its Restricted Subsidiaries may make such Consolidated Capital Expenditures (i) during 2002, not in excess of an amount equal to $85,000,000;
(ii) during each Fiscal Year thereafter and until payment in full of all Obligations hereunder, not in excess of an amount equal to $100,000,000 plus, in each case, Permitted Turnaround Capital Expenditures; PROVIDED, HOWEVER, that, to the extent that the Company consummates the Minimum Senior Debt Prepayment, the Company and its Restricted Subsidiaries may make Consolidated Capital Expenditures in each Fiscal Year commencing on January 1, 2003 in an amount equal to $135,000,000 plus Permitted Turnaround Capital Expenditures; PROVIDED, FURTHER, HOWEVER, to the extent Consolidated Capital Expenditures referred to in CLAUSE (ii) for any Fiscal Year are less than the amount allowable for such Fiscal Year, the difference thereof may be carried forward to the immediately following fiscal year in an amount not to exceed $10,000,000.

                                    ARTICLE X

                                EVENTS OF DEFAULT

          10.1 EVENTS OF DEFAULT. Any of the following events, acts, occurrences or state of facts shall constitute an "EVENT OF DEFAULT" for purposes of this Agreement:

          (a) FAILURE TO MAKE PAYMENTS WHEN DUE. A Borrower (i) shall default in the payment of principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit; or (ii) shall default in the payment of interest on any of the Loans or default in

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

the payment of any fee or any other amount owing hereunder or under any other Loan Document when due and such default in payment shall continue for five (5) Business Days; or

          (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by or on the part of a Borrower or any Credit Party, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect or misleading in any material respect when made or deemed made; or

          (c) COVENANTS. Any Credit Party shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under ARTICLE VIII, ARTICLE IX hereof or SECTIONS 7.1, 7.2, 7.3(a), 7.4, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.17 and 7.18
or any term of the HSCC Agreement or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to the Borrowers by Administrative Agent or any Lender; or

          (d) DEFAULT UNDER OTHER LOAN DOCUMENTS. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this SECTION 10.1) and such default shall continue unremedied for a period of thirty (30) days (or in the case of any such breach of the Security Agreement, such default shall continue unremedied for a period of ten (10) days) after written or telephonic (immediately confirmed in writing) notice thereof has been given to the Borrowers by Administrative Agent; or

          (e) VOLUNTARY INSOLVENCY, ETC. Holdco I, Holdco II, any Borrower or any of its Material Subsidiaries which are Restricted Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution (except as permitted by SECTION 8.3(c)) or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or

          (f) INVOLUNTARY INSOLVENCY, ETC. Involuntary proceedings or an involuntary petition shall be commenced or filed against Holdco I, Holdco II, any Borrower or any of its Material Subsidiaries which are Restricted Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any similar writ, judgment, warrant of attachment, execution or process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within thirty (30) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

          (g) DEFAULT UNDER OTHER AGREEMENTS. (i) Holdco I, Holdco II, any Borrower or any of its Restricted Subsidiaries shall default in the payment when due, whether at stated maturity or otherwise, of any amount pursuant to any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $5,000,000 (or in the case of such a default under a Hedging Agreement, $2,500,000 measured by reference to the mark to market termination value of obligations under the respective Hedging Agreement(s) at the time) in the aggregate beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) a default shall occur in the performance or observance of any agreement under any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become due or be repaid prior to its stated maturity or (iii) any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $5,000,000 of Holdco I, Holdco II, any Borrower or any of its Restricted Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (other than with proceeds of the event giving rise to such prepayment), prior to the stated maturity thereof; or

          (h) JUDGMENTS. One or more judgments or decrees shall be entered against any Borrower or any of its Restricted Subsidiaries involving, individually or in the aggregate, a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writing) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within thirty
(30) days from the entry thereof; or

          (i) ERISA. Either (i) any Reportable Event which constitutes grounds for the termination of any Plan by the PBGC or of any Multiemployer Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Multiemployer Plan shall have occurred; (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiemployer Plan; (iii) the PBGC shall institute proceedings to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan; (iv) any Borrower or any of its ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan; (v) any Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to make a current payment with respect to any Multiemployer Plan under Section 4201 et seq. of ERISA; or (vi) any Borrower or any Subsidiary of any Borrower, or any ERISA Affiliate fails to make a deficit reduction contribution required under Code Section 412(l) to any Plan by the due date for such contribution; if as of the date thereof or any subsequent date, the sum of all Borrowers and their Subsidiaries' and their ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA) as a result of such events listed in subclauses (i) through (vi) above exceeds $7,500,000; or

          (j)    CHANGE IN CONTROL. A Change of Control shall occur; or

          (k) SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Collateral), in favor of Collateral Agent, subject to no other Liens (except to the extent expressly permitted herein or therein).

          (l) HOLDCO AGREEMENT BREACH. A "Default" (as defined in the Holdco Agreement) shall occur under the Holdco Agreement.

          If any of the foregoing Events of Default shall have occurred and be continuing, Administrative Agent, at the written direction of the Required Lenders (administered as if the Commitments have been terminated in full) shall, take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Funds Administrator declare the Commitments to be terminated whereupon the Commitments shall forthwith terminate, (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Funds Administrator declare all sums then owing by the Borrowers hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, (iii) terminate any Letter of Credit which may be terminated in accordance with its terms, (iv) direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of any Event of Default specified in SECTION 10.1(e) or SECTION 10.1(f) with respect to the Borrowers they will pay) to Administrative Agent at the Payment Office such additional amount of cash, to be held as security by Administrative Agent, as is equal to 105% of the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrowers and its subsidiaries and then outstanding and (v) enforce, as Administrative Agent (to the extent permitted under the applicable Loan Documents), or direct the Collateral Agent to enforce, pursuant to the terms of the Security Agreement, any of the liens and security interests created pursuant to the Security Documents. In cases of any occurrence of any Event of Default described in CLAUSE (e) or (f) of this SECTION 10.1, the Commitments shall terminate and the Loans, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by the Borrowers hereunder shall also become immediately due and payable all without notice of any kind.

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

          Anything in this SECTION 10.1 to the contrary notwithstanding, Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans and termination of the Commitments by written instrument filed with the Funds Administrator; PROVIDED that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal (other than principal due solely as a result of such acceleration), if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provisions of SECTION 13.1 hereof. Upon any such rescission and annulment, Administrative Agent shall return to the Borrowers any cash collateral delivered pursuant to the preceding paragraph.

          10.2 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XI

                            COLLATERAL ADMINISTRATION

          11.1 LOCK-BOX AND MASTER COLLECTION ACCOUNT ARRANGEMENTS. The Borrowers and the Credit Parties shall deliver to Administrative Agent and Collateral Agent a Lock-Box Letter with respect to each of its Lock-Boxes and Lock-Box Accounts. Each such Lock-Box Letter shall direct that all collected and available funds on deposit in such Lock-Box Accounts are to be remitted on a daily basis by electronic wire or ACH transfer to the Master Collection Account. In addition to the above-described Lock-Box Letters, the Borrowers shall deliver to Administrative Agent and Collateral Agent (on or prior to the date hereof or of any relocation of such account to any other financial institution a Master Collection Account Agreement substantially in the form attached hereto as
EXHIBIT 11.1 (a "MASTER COLLECTION ACCOUNT AGREEMENT"), executed by the applicable Borrowers and the applicable bank at which such account is then being maintained (the "MASTER COLLECTION ACCOUNT BANK") and covering the Master Collection Account. Each Borrower and each Credit Party hereby grant to Collateral Agent exclusive dominion and control of all of the Lock-Box Accounts, the Lock-Boxes and the Master Collection Account (and all funds deposited, or to be deposited, therein), with all rights to, among other things, at any time (i) give notices to each Lock-Box Bank or the Master Collection Account Bank, as applicable, (ii) direct the disposition of all Collections that are sent to any of the Lock-Boxes and the Lock-Box Accounts to the Master Collection Account, and all Collections that are on deposit in the Master Collection Account in accordance with the terms hereof, and (iii) take all other actions permitted under the Lock-Box Letters and the Master Collection Account Agreement. Unless directed to do so by Administrative Agent and Collateral Agent, no Borrower shall have authority to, nor shall it terminate any bank as the Master Collection Account Bank, add any other financial institution as a Master Collection Account Bank, or consent to the transfer of any funds from any Lock-Box Bank to any financial institution other than the Master Collection Account Bank. To the extent a Borrower is directed by Collateral Agent to move the Master Collection Account to a different account or to a different financial institution, such Borrower shall deliver to Collateral Agent a new or revised Master Collection Account Agreement, as applicable, executed by such Borrower and the Master Collection Account Bank or new Master Collection Account Bank, as applicable, relating to such new Master Collection Account, in any case, prior to the designation of such account as the Master Collection Account. If notwithstanding the directions in the Lock-Box Letters and this Agreement, any Borrower receives any Collections directly, it hereby agrees to remit such Collections (within one (1) Business Day thereafter) to the Master Collection Account in the identical form as received by it (with any necessary endorsements). Prior to its turnover of such Collections, such Borrower shall hold any such Collections received by it in trust for the Collateral Agent.

          11.2 REPORTS. (a) No later than 12:00 Noon (Chicago time) on each Report Date, the Company shall prepare and forward to Administrative Agent a report (certified therein as true and correct by a Responsible Financial Officer of the Company) reflecting information as of the close of business of the Borrowers for the immediately preceding calendar month (a "MONTHLY REPORT"), substantially in the form of EXHIBIT 11.2(a) including but not limited to monthly aging and concentration of Receivables and monthly listing of Inventory (and containing such additional information in respect of the Inventory, Receivables and the Obligors as is from time to time requested by Administrative Agent).

          (b) No later than 5:00 P.M. (Chicago time) on the second Business Day following the end of each calendar week, the Company shall deliver to Administrative Agent a report (each a "WEEKLY REPORT") substantially in the form of EXHIBIT 11.2(b) reflecting information as of the close of business of the Borrowers for the immediately preceding calendar week (and containing such additional information as from time to time may be requested by Administrative Agent). The Company shall promptly provide more frequent reports upon the request of Administrative Agent at any time after the occurrence and during the continuation of an Event of Default.

          (c) To the extent Administrative Agent disagrees with any of the computations set forth in any such Monthly Report or Weekly Report delivered to it pursuant to this SECTION 11.2, it may recompute such information and, to the extent the result of such recomputation differs from the original computation provided by the Company, Administrative Agent may designate such recomputed result to be the relevant result until such discrepancy is resolved to the reasonable satisfaction of Administrative Agent. Notwithstanding the foregoing, Administrative Agent shall have no obligation to confirm the accuracy of any of the information provided to it by any Borrower in any report (including, without limitation, any Monthly Report, Weekly Report or otherwise) and shall have no liability to any Person in connection therewith.

          (d) Administrative Agent will deliver to any Lender upon its request therefor a copy of any Monthly Report or Weekly Report previously delivered to Administrative Agent.

          11.3 ENFORCEMENT RIGHTS. (a) Collateral Agent may, at any time upon the occurrence and during the continuance of an Event of Default, direct the Obligors and the Lock-Box Banks to make all payments with respect to the Receivables directly to the Master Collection Account. Collateral Agent may, and the Funds Administrator shall at Collateral

Agent's request, withhold the identity of the Lenders from the Obligors and Lock-Box Banks. Upon Collateral Agent's request at any time during an Event of Default, the Funds Administrator (at the Borrower's expense) shall, or shall cause any applicable Credit Party to, (i) give notice to each Obligor of the Collateral Agent's lien on the Receivables and direct that payments be made directly to Collateral Agent or its designee and (ii) assemble all of the Related Security and transfer, or license the use of, all software necessary or desirable to collect the Receivables and the Related Security to Collateral Agent or its designee at a place selected by Collateral Agent and (iii) segregate all cash, checks and other instruments received by it which constitute Collections in a manner acceptable to Collateral Agent.

          (b) Each Borrower hereby irrevocably appoints Collateral Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in the place and stead of such Borrower, to take any and all steps in the name, and on behalf, of such Borrower necessary or desirable, in the determination of Collateral Agent, (i) to collect any amounts due under any Receivables or Related Security, including endorsing the name of such Borrower or any Credit Party on checks and other instruments representing Collections and enforcing such Receivables and Related Security. The Borrowers' conferring of powers upon Collateral Agent under this SECTION 11.3(b) shall not subject Collateral Agent to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall it confer any obligations upon Collateral Agent in any manner whatsoever.

          (c) Neither Administrative Agent nor the Lenders shall have any obligation to take any action or commence any proceedings to realize upon any Receivable or to enforce any of their respective rights, powers, privileges or remedies with respect thereto.

          11.4 RESPONSIBILITIES OF BORROWERS. Notwithstanding anything herein to the contrary, each Borrower shall (a) perform all of its obligations under the Contracts related to the Receivables to the same extent as if such Receivables had not been pledged under the Security Documents (the exercise by Collateral Agent, Administrative Agent or any Lender of its rights hereunder shall not relieve the Borrowers or any Credit Party from such obligations) and
(b) pay when due any Taxes payable in connection with the Receivables or their creation or satisfaction. Collateral Agent, Administrative Agent and the Lenders shall neither have any obligation or liability with respect to any Receivable nor be obligated to perform any of the obligations of the Borrowers or any Credit Party under any of the foregoing (including under any Contract with respect thereto).

                                  ARTICLE XII

                              ADMINISTRATIVE AGENT

          In this ARTICLE XII, the Lenders agree among themselves as follows:

          12.1 APPOINTMENT. Each Lender hereby irrevocably appoints, designates and authorizes Administrative Agent (for purposes of this Agreement, the term Administrative Agent shall include Administrative Agent in its capacity as Collateral Agent pursuant to the Security Documents) to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, Administrative Agent to take such action on its behalf under the provisions of the Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders or all Lenders, as the case may be) and any other instruments, documents and agreements referred to therein and to exercise such powers hereunder and thereunder as are specifically delegated to Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its officers, directors, agents, employees or affiliates.

          12.2 NATURE OF DUTIES. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. The duties of Administrative Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT ADMINISTRATIVE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of the Borrowers, and Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. Administrative Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to
ARTICLE X.

          12.3 RIGHTS, EXCULPATION, ETC. Neither Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to any Lender for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or any other document or the financial condition of the Borrowers. Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other document or the financial condition of the Borrowers, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents Administrative Agent is permitted or required to take or to grant, and if such instructions are requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan

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Documents until it shall have received such instructions from the Required
Lenders or all Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of either Administrative Agent acting or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by SECTION 12.1, all of the Lenders.

          12.4 RELIANCE. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any written notice, statement, certificate, order or other document or any telephone, telex, teletype, telecopier or electronic message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          12.5 INDEMNIFICATION. To the extent that Administrative Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent, acting pursuant hereto in such capacity, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by Administrative Agent under any of the Loan Documents, in proportion to each Lender's Revolving Pro Rata Share; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
SECTION 12.5 shall survive the payment in full of the Notes and the termination of this Agreement.

          12.6 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Loans made by it, the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations. The terms "Lenders", "holder of Obligations" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of Obligations. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as the Administrative Agent hereunder or under any other Loan Document, including the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

          12.7 NOTICE OF DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless Administrative Agent has received written notice from a Lender or any Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to the Lenders.

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          12.8   HOLDERS OF OBLIGATIONS. Administrative Agent may deem and treat the payee of any Obligation as reflected on the books and records of Administrative Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Administrative Agent pursuant to SECTION 13.9(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

          12.9 ACTIONS WITH RESPECT TO DEFAULTS. In addition to the Administrative Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Administrative Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders; provided that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders and the Facing Banks; and, further, provided that the Administrative Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or applicable law or (b) will expose it to any liability or expense against which it has not been indemnified to its satisfaction. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          12.10  RESIGNATION.

          (a) Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days' prior written notice to the Funds Administrator and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clause (b), (c) or (d) below.

          (b) Upon any such notice of resignation by Administrative Agent, Required Lenders shall appoint a successor Administrative Agent who shall be satisfactory to the Funds Administrator and shall be an incorporated bank or trust company.

          (c) If a successor Administrative Agent shall not have been so appointed within said 15 Business Day period, Administrative Agent, with the consent of the Funds Administrator, shall then appoint its successor who shall serve as Administrative Agent, as the case may be, until such time, if any, as the Required Lenders, with the consent of the Funds Administrator, appoint a successor as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c), by the 20th Business Day after the date such notice of resignation was given by Administrative Agent, as the case may be, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Administrative Agent hereunder until

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such time, if any, as the Required Lenders, with the consent of the Funds
Administrator, appoint a successor Administrative Agent as provided above.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          13.1 NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Administrative Agent or any Lender at law or in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Borrower or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders and the Borrowers; PROVIDED, HOWEVER, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, shall (A) reduce the rate of interest or extend the final maturity of the Revolving Commitments (but excluding any change relating to waiver of the applicability of the Default Rate or any mandatory or voluntary repayment of any principal sum payable by any Borrower to any Lender hereunder or any mandatory commitment reduction of the Revolving Commitment related to any mandatory prepayment other than the mandatory commitment reduction at the end of the Commitment Period), or the date for payment of any fees or interest on any Loan, or Letter of Credit or any date for reimbursement of any Letter of Credit Payment or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or Letter of Credit Payment, or amend the definition of "Borrowing Base" to increase the advance rate percentages specified therein to a level higher than that existing on the date hereof, without the prior written consent of each holder of a Note or Lender affected thereby, (B) without the prior written consent of the affected Lender, increase the Commitment of any Lender, extend any Commitment, decrease the principal amount of any Loan or fees owed to any Lender hereunder or change the Revolving Pro Rata Share of any Lender, or, without the prior written consent of all Lenders, increase the amount of the Commitments, (C) change this SECTION 13.1 or the definitions of the terms "Required Lenders" or "Revolving Pro Rata Share," without the prior written consent of each Lender affected thereby, or (D) other than as expressly permitted in SECTION 13.16, effect any release of any material portion of the Collateral during the term of this Agreement or release of any Borrower or Subsidiary Guarantor (other than a Subsidiary Guarantor which is not a Material Subsidiary) from all or substantially all its obligations under the Subsidiary Guarantee Agreement or amend any of the Loan Documents to change the first lien nature of the Collateral without the prior written consent of all Lenders hereunder (other than as a result of a transaction permitted by SECTION 8.3 or an Asset Disposition made in accordance with the terms of this Agreement (including any amendments thereto permitted hereby) or as otherwise permitted pursuant to the Subsidiary Guarantee Agreement); and PROVIDED, FURTHER, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (x) increasing the duties or obligations of Administrative Agent hereunder, (y)

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increasing the standard of care or performance required on the part of
Administrative Agent hereunder, or (z) reducing or eliminating the fees, indemnities or immunities to which Administrative Agent is entitled hereunder (including, without limitation, any amendment or modification of this SECTION 13.1(a)), shall be effective unless the same shall be signed by or on behalf of Administrative Agent; and PROVIDED FURTHER, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, affecting the rights or duties of any Facing Bank under this Agreement or any other Loan Document, shall be effective unless the same shall be signed by such Facing Bank. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Borrowers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by any Loan Document, no notice to or demand on a Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

          13.2 FURTHER ASSURANCES. Each Borrower agrees to do such further acts and things and to execute and deliver to Administrative Agent such additional assignments, agreements, powers and instruments, as Administrative Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto Administrative Agent its rights, powers and remedies hereunder.

          13.3 NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the day that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the other methods provided above, all in accordance with the provisions of this SECTION 13.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this SECTION 13.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on its signature page to this Agreement or, in the case of any Assignee, on its signature page to its Assignment and Assumption Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on its signature page to this Agreement or such Assignment or Assumption Agreement, as the case may be.

          13.4   COSTS, EXPENSES AND TAXES.

          (a) GENERALLY. Each Borrower agrees without duplication to pay promptly upon request by Administrative Agent all reasonable costs and expenses incurred by or on behalf of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and the other Loan Documents and the

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documents and instruments referred to herein and therein and any amendment, waiver, consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing and any and all other documents and instruments furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent, and any local counsel retained by Administrative Agent relative thereto, other Attorney Costs, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Agreement and the other Loan Documents, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and all costs and expenses (including, without limitation, Attorney Costs), if any, in connection with the enforcement of this Agreement, any of the Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, each Borrower shall pay any and all present and future stamp, transfer, excise and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Loan Document, or the making of any Loan, and agrees to save and hold Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by such Borrower in paying, or omission by such Borrower to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following Administrative Agent's or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate.

          (b) INDEMNIFICATION. Borrowers will jointly and severally indemnify and hold harmless Administrative Agent and each Lender and each director, officer, employee, agent, attorney, trustee, advisor and Affiliate of Administrative Agent and each Lender (each such Person an "INDEMNIFIED PERSON" and collectively, the "INDEMNIFIED PERSONS") from and against all losses, claims, damages, obligations (including removal or remedial actions), expenses or liabilities (not including Taxes as to which a Borrower is not required to make any payment of additional amounts pursuant to SECTION 4.7(c) hereof) to which such Indemnified Person may become subject, insofar as such losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof (whether or not Administrative Agent or any Lender is a party thereto)) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents and to reimburse each Indemnified Person upon their demand, for any Attorney Costs or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; PROVIDED, HOWEVER,

                 (i) that no Indemnified Person shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence or willful misconduct or bad faith of such Indemnified Person as finally determined by a court of competent jurisdiction and

                 (ii) that nothing contained herein shall affect the obligations and liabilities of the Lenders to the Borrowers contained herein.

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                 (iii)  If any action, suit or proceeding arising from any of the foregoing is brought against Administrative Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this
     SECTION 13.4, the Borrowers will, if requested by Administrative Agent, any Lender or any such Indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Person shall, unless Administrative Agent, a Lender or other Indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. Excluding any liability to the extent arising out of the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction in a final non-appealable judgment, the Borrowers further agree to indemnify and hold each Indemnified Person harmless from all loss, cost (including Attorney Costs), liability and damage whatsoever incurred by any Indemnified Person by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or Threatened Release of any Contaminants into the environment for which any Borrower or any of its Subsidiaries has any liability or which occurs upon the Mortgaged Property or which is related to any property currently or formerly owned, leased or operated by or on behalf of any Borrower or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, including, without limitation, by reason of any matters disclosed in SCHEDULE 6.17, provided that, with respect to any liabilities arising from acts or failure to act for which any Borrower or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, such Borrower's obligation to each Indemnified Person under this indemnity shall likewise be without regard to fault on the part of any Borrower or any such Subsidiary. If the Borrowers shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of any Borrower or any Subsidiary contained herein or in any other Loan Document shall be breached, Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Funds Administrator that it proposes to take such action. Any and all amounts so expended by Administrative Agent shall be repaid to it by the Borrowers promptly upon Administrative Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by Administrative Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless Administrative Agent or any Lender as set forth in this
     SECTION 13.4 may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The obligations of the Borrowers under this SECTION 13.4 shall survive the termination of this Agreement and the discharge of the Borrowers' other Obligations hereunder.

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          13.5   DEFAULTING LENDER.

          (a) Unless the Administrative Agent shall have received notice from a Lender that such Lender will not make available to the Administrative Agent a Loan required to be made by it pursuant to SECTION 2.2 or its participation pursuant to SECTION 2.5(d)(ii), Administrative Agent may assume that such Lender has made such amounts available to the Administrative Agent in accordance with such Sections and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrowers, pursuant to the directions of the Funds Administrator, or the applicable Facing Bank a corresponding amount on behalf of such Lender.

          (b) If any amount referred to in SECTION 13.5(a) or in SECTION 4.9 is not made available to the Administrative Agent by a Lender (a "DEFAULTING LENDER") and the Administrative Agent has made such amount available to the Borrowers or a Facing Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Defaulting Lender together with interest as hereinafter provided. If such Defaulting Lender does not pay such amount forthwith upon the Administrative Agent's demand therefore, Administrative Agent shall promptly notify the Borrowers and the Borrowers shall immediately (but in no event later than five Business Days after such demand) pay such amount to the Administrative Agent together with interest calculated as hereinafter provided. The Administrative Agent shall also be entitled to recover from such Defaulting Lender and/or the Borrowers, as the case may be, (i) interest on such amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the Federal Funds Rate or (B) if paid by the Borrowers, the then applicable rate of interest, calculated in accordance with
SECTION 3.1, PLUS (ii) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which the Borrowers or the Facing Bank, may have against any Lender as a result of any default by such Lender hereunder, including the right of the Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrowers under clause
(ii) above on account of such Defaulting Lender's default.

          (c)    (i)    Notwithstanding anything contained herein to the
     contrary, so long as any Lender is a Defaulting Lender or has rejected its Commitment, the Administrative Agent shall not be obligated to transfer to such Lender any payments made by the Borrowers to the Administrative Agent for the benefit of such Lender; and such Lender shall not be entitled to the sharing of any payments pursuant to SECTION 4.10. Amounts otherwise payable to such Lender under SECTION 4.10 shall instead be paid to the Administrative Agent. For so long as any Lender shall be in default for a period of at least 2 Business Days of its obligation to fund its Revolving Pro Rata Share of any Loan, no fees shall be accrued by or paid to such Lender.

                 (ii) For purposes of voting or consenting to matters with respect to the Loan Documents and determining Revolving Pro Rata Share, such Defaulting Lender

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     shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0).

                 (iii) This SECTION 13.5(c) shall remain effective with respect to a Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the Required Lenders, the Administrative Agent and the Funds Administrator shall have waived such Lender's default in writing.

                 (iv) No Lender's Commitment shall be increased or otherwise affected, and performance by the respective Borrower shall not be excused, by the operation of this SECTION 13.5(c). Any payments of principal or interest which would, but for this SECTION 13.5(c), be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Commitments and who shall not have rejected any Commitment, for application to the Loans then due and payable or to the other Obligations then due and payable or to provide cash collateral to secure Obligations not then due and payable in such manner and order as shall be determined by the Administrative Agent.

          13.6 CONFIRMATIONS. Each Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

          13.7   SETOFF; RECOUPMENT.

          (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Funds Administrator, any such notice being expressly waived by the Funds Administrator, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Obligations, whether matured or unmatured, of the Borrowers to such Lender, any amount owing from such Lender to the Borrowers, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of the Borrowers, or against anyone else claiming through or against, the Borrowers or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Funds Administrator and Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

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          (b)    Borrowers expressly agree that to the extent the Borrowers make a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

          13.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          13.9   BINDING EFFECT; ASSIGNMENT; ADDITION AND SUBSTITUTION OF
LENDERS.

          (a) This Agreement shall be binding upon, and inure to the benefit of, the Borrowers, Collateral Agent, Administrative Agent, the Lenders, all future holders of the Notes and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrowers may not assign their rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of Administrative Agent and all of the Lenders.

          (b) Each Lender may at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in all or any portion of its Commitment and Loans or participation in Letters of Credit or any other interest of such Lender hereunder (in respect of any Lender, its "CREDIT EXPOSURE"). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Funds Administrator and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. At the time of each sale of a participating interest, pursuant to this SECTION 13.8(b), the Lender shall provide to the Funds Administrator or Administrative Agent revised IRS Forms, and if applicable, a Section 4.8(d)(ii) Certificate described in SECTION 4.8(d), reflecting that portion of its Commitment and Loan retained by it on an amended IRS Form W-8BEN and that portion of its Commitment and Loan which had been sold to a Participant on a IRS Form W-8IMY (together with any required attachments). The Borrowers agree that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document, PROVIDED, HOWEVER, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in SECTION 4.10. The Borrowers also agree that each Participant shall be entitled to the benefits of SECTION 3.5 and
4.8 with respect to its participation in the Loans outstanding from time to time, provided that such Participant's benefits under SECTIONS 3.5 and 4.8

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shall be limited to the benefits that the primary Lender would be entitled to thereunder. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Loan Documents except to the extent that any of the forgoing would
(i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating or extend the stated maturity of any Letter of Credit in which such Participant is participating beyond the Commitment Termination Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter of Credit (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans and/or Letters of Credit hereunder in which such Participant is participating.

          (c) Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate thereof (treating any Related Fund as a single Eligible Assignee) (each an "ASSIGNEE"), all or any part of its Credit Exposure pursuant to an Assignment and Assumption Agreement, PROVIDED that (i) it assigns its Credit Exposure in an amount not less than $1,000,000 with respect to Revolving Loans, and (ii) any assignment of all or any portion of any Lender's Credit Exposure to an Assignee other than an Affiliate of such Lender or another Lender, or in the case of a Lender that is a fund that invests in senior loans, any Related Fund, shall require the prior written consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Funds Administrator (the consent of the Funds Administrator and the Administrative Agent not to be unreasonably withheld or delayed, PROVIDED, HOWEVER, that for the first fifteen Business Days following the Closing Date, assignments by Administrative Agent shall not require the consent of the Funds Administrator) and PROVIDED FURTHER, that notwithstanding the foregoing limitations, any Lender may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a fund, any Related Fund). Upon execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any Lender which is a fund that invests in bank loans to any Related Fund in immediately available funds to the Administrative Agent at its Payment Office in connection with each such assignment, written notice thereof by such transferor Lender to the Administrative Agent and the recording by the Administrative Agent in the Register of such assignment and the resulting effect upon the Revolving Commitment of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations (provided that the Funds Administrator and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the

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interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Funds Administrator and the Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrowers, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by any Borrower, the Funds Administrator, the Lenders or the Administrative Agent shall be required. At the time of each assignment pursuant to this SECTION 13.9(c) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes, the respective Assignee shall provide to the Funds Administrator and the Administrative Agent the appropriate IRS Forms (and, if applicable a Section 4.8(d)(ii) Certificate) described in SECTION 4.8(d) AND (e). Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and the Funds Administrator of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and SCHEDULE 1.1(a) hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Commitments, the determination of its Revolving Pro Rata Share (rounded to twelve decimal places), the Loans, any outstanding Letters of Credit and any new Notes to be issued, at the Borrowers' expense, to such Assignee, and no further consent or action by the Borrowers, the Funds Administrator or Lenders shall be required to effect such amendments.

          (d) The Borrowers authorize each Lender to disclose to any Participant or Assignee or its investment advisor (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning any Borrower and any Subsidiary of any Borrower which has been delivered to such Lender by any Borrower pursuant to this Agreement or which has been delivered to such Lender by such Borrower in connection with such Lender's credit evaluation of such Borrower prior to entering into this Agreement; PROVIDED that such Transferee or prospective Transferee agrees to treat any such information which is not public as confidential in accordance with SECTION 13.17.

          (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, any Borrower or the Funds Administrator; PROVIDED that no such pledge or assignment of a security interest under this SECTION 13.9(f) shall release a Lender from any obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee (or other similar representative) in support of its obligations to its trustee. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

          13.10  CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.

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          (A)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT
OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH CREDIT PARTY IN ANY OTHER JURISDICTION.

          (B) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.11 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          13.12 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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          13.13  TRANSFERS OF NOTES. In the event that the holder of any Note
(including any Lender) shall transfer such Note, it shall immediately advise Administrative Agent and the Funds Administrator of such transfer, and Administrative Agent and the Borrowers shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Lender) unless and until Administrative Agent and the Funds Administrator shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Lender shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and the Funds Administrator of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer, Administrative Agent, any Borrower and the Funds Administrator shall be entitled conclusively to assume that the transferee named in such notice shall hereafter be vested with all rights and powers under this Agreement with respect to the Revolving Pro Rata Share of the Loans of the Lender named as the payee of the Note which is the subject of such transfer.

          13.14 REGISTRY. The Borrowers hereby designate Administrative Agent to serve as the Borrowers' agent, solely for purposes of this SECTION 13.14 to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect any Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by Administrative Agent on the Register only upon the acceptance by Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to SECTION 13.9(c). Coincident with the delivery of such an Assignment and Assumption Agreement to Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrowers agree to indemnify Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Administrative Agent (other than those arising from the gross negligence or willful negligence of the Administrative Agent) in performing its duties under this SECTION 13.14.

          13.15 HEADINGS. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          13.16 TERMINATION OF AGREEMENT. This Agreement shall terminate when the Revolving Commitment of each Lender has terminated and all outstanding Obligations and

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Loans have been paid in full and all Letters of Credit have expired or been terminated or otherwise handled in a manner satisfactory to the issuer thereof; PROVIDED, HOWEVER, that the rights and remedies of Collateral Agent, Administrative Agent and each Lender with respect to any representation and warranty made by the Borrowers pursuant to this Agreement or any other Loan Document, and the indemnification provisions contained in this Agreement and any other Loan Document, including, without limitation, SECTIONS 3.4, 3.5, and 4.8, shall be continuing and shall survive any termination of this Agreement or any other Loan Document. The Mortgaged Property, the Collateral and any other collateral security for the Obligations shall be released from any security interest or Lien created by the Loan Documents in accordance with the terms of the applicable Security Documents.

          13.17 CONFIDENTIALITY. Each of the Lenders severally agrees to keep confidential all non-public information pertaining to any Borrower and any Subsidiaries or Affiliates which is provided to it by any such parties in accordance with such Lender's customary procedures for handling confidential information of this nature and in a prudent fashion, and shall not disclose such information to any Person except:

          (a) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than a Lender,

          (b) to the extent such information is independently obtained from a source other than a Borrower or its Subsidiaries and such information from such source is not, to such Lender's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted,

          (c) to an Affiliate of such Lender, counsel, auditors, examiners of any regulatory authority having or reasonably asserting jurisdiction over such Lender, accountants and other consultants retained by Administrative Agent or any Lender or to any Affiliate of a Lender which is a direct or indirect contractual counterparty in swap agreements with any Borrower or a Subsidiary of any Borrower or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this SECTION 13.17) or to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with rating issued with respect to such Lender,

          (d) in connection with any litigation or the enforcement of the rights of any Lender or Administrative Agent under this Agreement or any other Loan Document,

          (e) to the extent (x) required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any Governmental Authority having or reasonably asserting jurisdiction over any Lender or Administrative Agent; provided, however, that in such event, if the Lender(s) are able to do so, the Lender shall provide the Funds Administrator with prompt notice of such requested disclosure so that the Borrowers may seek a protective order or other appropriate remedy, and, in any event, the Lenders will endeavor in good faith to provide only that portion of such

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information which, in the reasonable judgment of the Lender(s), is relevant and legally required to be provided, (y) requested by any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with rating issued with respect to such Lender or (z) requested by an Affiliate of a Lender which is a direct or indirect contractual counterparty in swap agreements with a Borrower or a Subsidiary of the Borrower or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this SECTION 13.17) or to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with rating issued with respect to such Lender,

          (f) to the extent disclosure to other entities is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in this Agreement and/or any of the other Loan Documents to such other entities (who will in turn be required to maintain confidentiality as if they were Lenders parties to this Agreement). In no event shall Administrative Agent or any Lender be obligated or required to return any such information or other materials furnished by the Borrowers.

          13.18  CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

          (a) AUTHORITY. Each Lender and each Facing Bank authorizes and directs Administrative Agent to act as Collateral Agent and to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Facing Banks and the other Secured Parties. Each Lender and each Facing Bank agree that any action taken by Administrative Agent, the Collateral Agent or the Required Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by Administrative Agent, the Collateral Agent or the Required Lenders (or, where so required, such different proportion of the Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Facing Banks. Without limiting the generality of the foregoing, Administrative Agent or the Collateral Agent as the case may be, shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Facing Banks with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by any Borrower or any of its Subsidiaries; (iii) act as Collateral Agent for the Lenders and the Facing Banks for purposes of the perfection of security interests and Liens created by such agreements and all other purposes stated therein to the extent such perfection is required under the Loan Documents, PROVIDED, HOWEVER, the Collateral Agent hereby appoints, authorizes and directs each Lender and each Facing Bank to act as collateral sub-agent for Administrative Agent, the Lenders and the Facing Banks for purposes of the perfection of all security interests and Liens with respect to a Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Facing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise

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specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to Administrative Agent, the Lenders or the Facing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b) RELEASE OF COLLATERAL. (i) Each of the Administrative Agent, the Lenders and the Facing Banks hereby direct the Administrative Agent or the Collateral Agent, as the case may be, to release, in accordance with the terms hereof, any Lien held by the Administrative Agent or the Collateral Agent, as the case may be, under the Security Documents (and, in the case of clause (B) below, release the affected Subsidiary from its guaranty),

          (A) against all of the Collateral, upon final and indefeasible payment in full in cash of the Loans and Obligations and termination hereof;

          (B) against any part of the Collateral sold or disposed of by any Borrower or any of its Restricted Subsidiaries (other than sales permitted under SECTION 8.6(e) but including, without limitation, in the case of a sale or disposition of all of the Capital Stock of a Subsidiary owned by a Borrower and its Subsidiaries, all assets of such Subsidiary and its Subsidiaries and all Pledged Intercompany Notes issued by such Subsidiary and its Subsidiaries), if such sale or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by such Section);

          (C) against any Collateral acquired by any Borrower or any of its Subsidiaries after the Closing Date and at least 80% of the purchase price therefor is within 120 days of the acquisition thereof financed with Indebtedness secured by a Lien permitted by SECTION 8.1(b)(i); and

          (D) against a part of the Collateral which release does not require the consent of all of the Lenders as set forth in SECTION 13.1(a)(D), if such release is consented to by the Required Lenders;

PROVIDED, HOWEVER, that (i) the Administrative Agent or the Collateral Agent, as the case may be, shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Borrower or any of its Subsidiaries in respect of) all interests retained by any Borrower and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (ii) Each of the Lenders and the Facing Banks hereby direct the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this SECTION 13.18 promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

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          (c)    NO OBLIGATION. Neither Administrative Agent nor the Collateral
Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent or the Collateral Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent or the Collateral Agent in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent and the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interests in the Collateral as one of the Lenders and that neither Administrative Agent nor the Collateral Agent shall have any duty or liability whatsoever to any Lender; PROVIDED, that, notwithstanding the foregoing, Administrative Agent shall be responsible for their grossly negligent actions or actions constituting intentional misconduct.

          (d) SENIOR LIENS. Each Lender hereby instructs the Administrative Agent and the Collateral Agent to enter into the Security Agreement and the Intercreditor Agreement and such amendments or modifications thereto and to the other Security Documents consistent herewith as the Administrative Agent or the Collateral Agent reasonably determines to be necessary to cause the Liens granted by the Borrowers and the Restricted Subsidiaries in favor of the Administrative Agent and Lenders to secure the Obligations to be senior to the Liens granted to secure the Term Loan Obligations. Each Lender agrees that it shall be bound by the terms of the Intercreditor Agreement.

          13.19  JOINT AND SEVERAL LIABILITY OF BORROWERS.

          (a) Each of the Borrowers shall be jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which of the Borrowers actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder, or the manner in which the Funds Administrator, the Borrowers, the Administrative Agent, the Lenders or any of the Facing Banks account therefore in their respective books and records. In furtherance and not in limitation of the foregoing, (i) each Borrower's obligations and liabilities with respect to proceeds of Loans which it receives or Letters of Credit issued for its account, and related fees, costs and expenses, and (ii) each Borrower's obligations and liabilities arising as a result of the joint and several liability of the Borrowers hereunder with respect to proceeds of Loans received by, or Letters of Credit issued for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to the Collateral Agent under the Security Documents by, any of the Borrowers shall be impaired or released by (A) the failure of the Administrative Agent, any Lender or any Facing Bank, any successors or assigns thereof, or any holder of any Note or any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against the Funds Administrator, any Borrower, any Subsidiary of any Borrower, any other Person, the Collateral or otherwise; (B) any extension

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or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of the Administrative Agent, any Lender or any Facing Bank, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Borrower, or a guarantor or surety of or for any or all of the Obligations; and (E) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such Borrower or any other Borrower.

          (b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law) then the Obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

          (c)    To the extent that any Borrower shall make a payment under this
SECTION 13.19(c) of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "GUARANTOR PAYMENT") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this SECTION 13.19(c) without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. This SECTION 13.19(c) is intended only to define the relative rights of the Borrowers and nothing set forth in this SECTION 13.19(c) is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including SECTION 13.19(a). Nothing contained in this SECTION 13.19(c) shall

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limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing. The rights of each Borrower against each other Borrower under this
SECTION 13.19(c) shall not be exercisable until the full and indefeasible payment of the Obligations and the termination of the Commitments.

          (d) The liability of the Borrowers under this SECTION 13.19 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party, without any limitation as to amount.

          13.20  APPOINTMENT AND AUTHORIZATION OF FUNDS ADMINISTRATOR.

          (a) Each Borrower hereby designates, appoints, authorizes and empowers the Company as its agent to act as specified in the capacity of Funds Administrator under this Agreement and each of the other Loan Documents and the Company hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs the Funds Administrator to take such action on its behalf under the respective provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Funds Administrator by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower's behalf:

                 (i) to submit on behalf of each Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation to Administrative Agent in accordance with the provisions of this Agreement, each such notice to be submitted by the Funds Administrator to Administrative Agent as soon as practicable after its receipt of a request to do so from a Borrower; and

                 (ii) to submit on behalf of each Borrower requests for the issuance of Letters of Credit in accordance with the provisions of this Agreement, each such request for the issuance of a Letter of Credit to be submitted by the Funds Administrator as soon as practicable after its receipt of a request to do so from any Borrower.

     The Funds Administrator is further authorized and directed by each of the Borrowers to take all such actions on behalf of such Borrower necessary to exercise the specific powers granted in clauses (i) and (ii) above and to perform such other duties hereunder and under the other Loan Documents, and deliver such documents as delegated to or required of the Funds Administrator by the terms hereof or thereof. Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Documents from the Funds Administrator as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or

     Borrowers hereunder to the Funds Administrator on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Funds Administrator shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

          (b) The Funds Administrator may perform any of its duties hereunder or under any of the other Loan Documents by or through its agents or employees.


                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.


                                         HUNTSMAN COMPANY LLC

                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:

                                         Huntsman Company LLC
                                         500 Huntsman Way
                                         Salt Lake City, Utah 84108
                                         Attn: General Counsel
                                         Tel. No.: (801) 532-5200
                                         Telecopier No.: (801) 584-5781


                                         HUNTSMAN PETROCHEMICAL
                                         CORPORATION

                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:

                                         Huntsman Company LLC
                                         500 Huntsman Way
                                         Salt Lake City, Utah 84108
                                         Attn: General Counsel
                                         Tel. No.: (801) 532-5200
                                         Telecopier No.: (801) 584-5781

                                         HUNTSMAN EXPANDABLE POLYMERS
                                         COMPANY, LC

                                         By: Huntsman Chemical Company LLC, its
                                         Manager

                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:

                                         Huntsman Company LLC
                                         500 Huntsman Way
                                         Salt Lake City, Utah 84108
                                         Attn: General Counsel
                                         Tel. No.: (801) 532-5200
                                         Telecopier No.: (801) 584-5781


                                         HUNTSMAN INTERNATIONAL TRADING
                                         CORPORATION

                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:

                                         Huntsman Company LLC
                                         500 Huntsman Way
                                         Salt Lake City, Utah 84108
                                         Attn: General Counsel
                                         Tel. No.: (801) 532-5200
                                         Telecopier No.: (801) 584-5781

                                         HUNTSMAN FUELS, L.P.

                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:

                                         Huntsman Company LLC
                                         500 Huntsman Way
                                         Salt Lake City, Utah 84108
                                         Attn: General Counsel
                                         Tel. No.: (801) 532-5200
                                         Telecopier No.: (801) 584-5781


                                         HUNTSMAN POLYMERS CORPORATION

                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:

                                         Huntsman Company LLC
                                         500 Huntsman Way
                                         Salt Lake City, Utah 84108
                                         Attn: General Counsel
                                         Tel. No.: (801) 532-5200
                                         Telecopier No.: (801) 584-5781

                                         DEUTSCHE BANK TRUST COMPANY
                                         AMERICAS, in its individual capacity
                                         as a Lender and as Administrative Agent


                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:

                                         Deutsche Bank Trust Company Americas
                                         233 South Wacker Drive
                                         Suite 8400
                                         Chicago, Illinois 60606
                                         Attention: Frank Fazio
                                         Tel. No.: (312) 993-8000
                                         Telecopier No.: (312) 993-8139

                                         Winston & Strawn
                                         35 West Wacker Drive
                                         Chicago, Illinois 60601
                                         Attention: Charles B. Boehrer, Esq.
                                         Tel. No.: (312) 558-5600
                                         Telecopier No.: (312) 558-5700

                                         DEUTSCHE BANK TRUST COMPANY
                                         AMERICAS, as Collateral Agent

                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:

                                         Deutsche Bank Trust Company Americas
                                         233 South Wacker Drive
                                         Suite 8400
                                         Chicago, Illinois 60606
                                         Attention: Frank Fazio
                                         Tel. No.: (312) 993-8000
                                         Telecopier No.: (312) 993-8139

                                         Winston & Strawn
                                         35 West Wacker Drive
                                         Chicago, Illinois 60601
                                         Attention: Charles B. Boehrer, Esq.
                                         Tel. No.: (312) 558-5600
                                         Telecopier No.: (312) 558-5700

Solely for purposes of SECTION 8.15 of this Agreement:


HUNTSMAN SPECIALTY CHEMICALS
CORPORATION

By:
    -----------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------


Solely for purposes of SECTION 8.15 of this Agreement:


HUNTSMAN SPECIALTY CHEMICALS
HOLDINGS CORPORATION

By:
    -----------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------